As filed with the Securities and Exchange Commission on August 23, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	74-2966572
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(972) 367-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Jeff D. Morris
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(972) 367-3600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With a copy to:
Mark T. Goglia
Jones Day
2727 North Harwood Street
Dallas, Texas 75201-1515
Telephone: (214) 220-3939
Facsimile: (214) 969-5100

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share	Offering Price	Fee
Subscription rights to purchase 8.75% Series A Convertible Preferred Stock(2)	4,000,000	—	—	—(3)
8.75% Series A Convertible Preferred Stock, par value $0.01 per share, issuable upon exercise of subscription rights	4,000,000	$10.00	$40,000,000	$2,852
Common Stock, par value $0.01 per share, issuable upon conversion of 8.75% Series A Convertible Preferred Stock	5,376,400(4)	—	—	—(5)
Common Stock, par value $0.01 per share, issuable as dividends on shares of 8.75% Series A Convertible Preferred Stock	1,700,000(6)	—	—	—(5)

(1)	This registration statement relates to (a) the subscription rights to purchase 8.75% Series A Convertible Preferred Stock, (b) the shares of 8.75% Series A Convertible Preferred Stock issuable upon the exercise of the subscription rights, (c) the shares of common stock issuable upon conversion of the 8.75% Series A Convertible Preferred Stock, and (d) the shares of common stock issuable as dividends on shares of the 8.75% Series A Convertible Preferred Stock.

(2)	The transferable subscription rights are being issued without consideration to the holders of the Registrant’s common stock as of the record date.

(3)	Pursuant to Rule 457(g), there is no separate registration fee for the subscription rights since both the subscription rights and the 8.75% Series A Convertible Preferred Stock issuable upon exercise thereof are being registered under this Registration Statement.

(4)	Pursuant to Rule 416, this registration statement also covers such indeterminate number of additional shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions. In the event that the registrant is required, as a result of antidilution adjustments pursuant to the terms of the 8.75% Series A Convertible Preferred Stock that are not contemplated by Rule 416, to issue more shares of common stock than are registered hereunder, the registrant will file a new registration statement in respect of such additional shares of common stock.

(5)	Pursuant to Rule 457(i), there is no separate registration fee for the common stock since both the 8.75% Series A Convertible Preferred Stock and the common stock issuable upon conversion thereof, or as dividends on shares thereof, are being registered under this Registration Statement.

(6)	Represents an estimate of the maximum amount of dividends that potentially could be payable on outstanding shares of 8.75% Series A Convertible Preferred Stock in the form of common stock from the date of initial issuance through December 31, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 23, 2010

PROSPECTUS

Alon USA Energy, Inc.
4,000,000 Subscription Rights to Subscribe for up to 4,000,000 Shares of
8.75% Series A Convertible Preferred Stock at $10.00 per Share

5,376,400 Shares of Common Stock Issuable Upon Conversion of 8.75% Series A Convertible Preferred Stock
1,700,000 Shares of Common Stock Issuable as Dividends on Shares of 8.75% Series A
Convertible Preferred Stock

We are distributing to you, at no charge, one transferable subscription right for every 13.55 shares of common stock you owned on          , 2010, the record date, subject to adjustments to eliminate fractional subscription rights. Each subscription right will entitle you to purchase one share of our 8.75% Series A Convertible Preferred Stock, or convertible preferred stock, at an exercise price of $10.00 per share. If you exercise your subscription rights in full, you may also concurrently exercise an over-subscription right to purchase additional shares of convertible preferred stock, at an exercise price of $10.00 per share, that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of shares among persons exercising this over-subscription right. The shares of convertible preferred stock will be convertible into shares of common stock at a conversion rate of 1.344 shares of common stock per share of convertible preferred stock, which is equivalent to a conversion price of $7.44 per share, subject to adjustment upon the occurrence of certain events. As of the record date, there are          shares of common stock outstanding. There is no minimum subscription amount required for consummation of the rights offering. If all the shares of convertible preferred stock are fully subscribed, the proceeds to us are estimated to be $40,000,000 before deducting offering expenses estimated to be approximately $    . We intend to apply to list the convertible preferred stock on the New York Stock Exchange. If approved for listing, we expect trading of the convertible preferred stock to begin within   days after the expiration of the rights offering; however, we cannot give you any assurance that a market for the convertible preferred stock will develop or, if a market does develop, as to how long it will continue or at what prices the convertible preferred stock will trade.

Dividends on the convertible preferred stock will be fully cumulative, will accumulate without interest from the date of original issuance of the convertible preferred stock and will be payable quarterly in arrears in, at our election, cash, shares of common stock or a combination of cash and shares of common stock, commencing on the last calendar day of the first full fiscal quarter following the date of original issuance of the convertible preferred stock. In the event of a liquidation, dissolution or winding up of our company, we will pay to the holder of convertible preferred stock, prior to the payment to any holder of common stock, an amount equal to $10.00 per share of convertible preferred stock (as adjusted from time to time to reflect any stock dividends, splits, combinations or other similar recapitalization with respect to the shares of convertible preferred stock) plus all accrued and unpaid dividends on such share, if any, up to and including the date of final distribution to the holders of shares of convertible preferred stock.

The subscription rights will expire at 6:00 p.m., New York City time, on          , 2010, unless the exercise period is extended by us. Any subscription rights not exercised at or before that time will expire void and worthless without any payment to the holders of those unexercised subscription rights. You should carefully consider whether to exercise or sell your subscription rights prior to the expiration of the rights offering. The manner in which subscription rights may be exercised is described in detail under the heading “The Rights Offering — Method of Purchase — Exercise of Subscription Rights.” If you intend to exercise your subscription rights, you should be careful to comply with these procedures. Additional information regarding the rights offering may be found under the heading “The Rights Offering” beginning on page 27.

We may cancel or terminate the rights offering at any time prior to its expiration upon determination of our board of directors. If we cancel or terminate this offering after you have exercised your subscription rights, we will return your exercise price to you, without interest or deduction.

We are offering the subscription rights, the shares of convertible preferred stock underlying the subscription rights and the common stock underlying the convertible preferred stock directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in the rights offering and, except as disclosed under the heading “Plan of Distribution,” no commissions, fees or discounts will be paid in connection with the rights offering. Therefore, while certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation. The Bank of New York Mellon is acting as subscription agent and information agent for the rights offering.

The subscription rights are transferable, and we expect them to trade on the New York Stock Exchange under the symbol “ALJ [RT];” however, we cannot give you any assurance that a market for the subscription rights will develop or, if a market does develop, as to how long it will continue or at what prices the subscription rights will trade. Our common stock is quoted on the New York Stock Exchange under the symbol “ALJ.” The last reported sale price of our common stock on          , 2010 was $      per share.

Exercising the subscription rights and investing in our shares of convertible preferred stock and our common stock involves risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page 8 of this prospectus and all information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise or sell your subscription rights. Our board of directors is making no recommendation regarding your exercise or sale of the subscription rights.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	8
FORWARD LOOKING STATEMENTS	22
USE OF PROCEEDS	23
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS	24
DETERMINATION OF EXERCISE PRICE AND CONVERSION PRICE	24
DESCRIPTION OF CAPITAL STOCK	24
THE RIGHTS OFFERING	27
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	41
PLAN OF DISTRIBUTION	45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY	53
LEGAL MATTERS	54
EXPERTS	54
WHERE YOU CAN FIND MORE INFORMATION	54
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	55
EX-4.3
EX-4.4
EX-4.5
EX-12.1
EX-21.1
EX-23.1
EX-24.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have subsequently changed. You should also read this prospectus together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

The conversion price for the convertible preferred stock and related information are based on a common stock price per share of Alon of $6.33, the closing price per share on July 8, 2010, and the number of shares of common stock for which one subscription right will be issued is based on 54,181,329 shares of Alon common stock outstanding, the total number of shares of Alon common stock outstanding on June 30, 2010, each of which is shown for illustrative purposes. The actual conversion price of the convertible preferred stock and related information, and the actual number of shares of common stock for which one subscription right will be issued, will be based on the closing price per share of Alon common stock and the number of shares of common stock outstanding, respectively, as of a date proximate to the date of this prospectus.

In this prospectus, unless otherwise specified or the context otherwise requires, “Alon,” “we,” “us” and “our” refer to Alon USA Energy, Inc. and its subsidiaries. However, in the descriptions of the subscription rights and related matters, these terms refer solely to Alon USA Energy, Inc. and not to any of our subsidiaries.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus and the documents incorporated by reference in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference in this prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to our business, the rights offering, the shares of 8.75% Series A Convertible Preferred Stock, or convertible preferred stock, and the shares of common stock issuable upon conversion of the convertible preferred stock.

Q:	What is the rights offering?

A:	We are distributing to you, at no charge, one transferable subscription right for every 13.55 shares of common stock that you owned on the record date, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees, on your behalf, as a beneficial owner of these shares, subject to adjustments to eliminate fractional subscription rights. The subscription rights will be evidenced by rights certificates.

Q:	What is the basic subscription right?

A:	Each subscription right entitles you to purchase one share of our convertible preferred stock at an exercise price of $10.00 per share. Each share of convertible preferred stock will initially be convertible into 1.344 shares of our common stock.

Q:	What is an over-subscription right?

A:	The over-subscription right associated with each subscription right entitles you, if you fully exercise your basic subscription right, to subscribe to purchase, at the same price per share, any shares of convertible preferred stock that are not purchased by other holders of subscription rights under their basic subscription rights as of the expiration time. If sufficient shares of convertible preferred stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of convertible preferred stock available for sale in the rights offering, we will allocate the available shares of convertible preferred stock pro rata among each stockholder exercising the over-subscription right in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares of common stock owned on the record date by all stockholders exercising the over-subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of convertible preferred stock than the stockholder subscribed for pursuant to the exercise of the over-subscription right, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares of convertible preferred stock will be allocated among all other stockholders exercising the over-subscription right on the same pro rata basis described above. The proration process will be repeated until all shares of convertible preferred stock have been allocated or all over-subscription requests have been satisfied. The over-subscription right must be exercised, if at all, concurrently with the basic subscription right prior to the expiration time.

In order to properly exercise your over-subscription right, you must deliver the subscription payment related to your over-subscription right prior to the expiration time. Because we will not know the total number of unsubscribed shares of convertible preferred stock prior to three days after the expiration time, if you wish to maximize the number of shares of convertible preferred stock you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our convertible preferred stock that may be available to you (i.e., for the maximum number of shares of our convertible preferred stock available to you, assuming you exercise all of your basic subscription right and are allotted the full amount of your over-subscription as elected by you). See “The Rights Offering — Over-Subscription Rights.”

Fractional convertible preferred shares resulting from the exercise of the over-subscription right will be eliminated by rounding to the nearest whole share, subject to adjustment to ensure that we offer no more than 4,000,000 shares of convertible preferred stock in the rights offering, with the total subscription payment being adjusted accordingly.

Q:	What was the record date for the rights offering?

A:	The record date for the rights offering, which was the date used to determine the stockholders entitled to receive subscription rights, was , 2010.

Q:	How many subscription rights am I receiving?

A:	You are receiving one subscription right for every 13.55 shares of our common stock that you hold on the record date, subject to adjustment to eliminate fractional rights. If all the shares of convertible preferred stock are fully subscribed, we will issue a total of 4,000,000 shares of convertible preferred stock in the rights offering.

Q:	How many shares of common stock will I receive if I convert my shares of convertible preferred stock?

A:	Each share of convertible preferred stock will initially be convertible into 1.344 shares of common stock, which is equivalent to a conversion price of $7.44 per share, subject to adjustment upon the occurrence of certain events. If, upon conversion of the convertible preferred stock, you would be entitled to receive a fractional interest in a share of our common stock, we will, upon conversion, pay in lieu of such fractional interest, cash in an amount determined under the terms of the convertible preferred stock.

Q:	How much does a right cost?

A:	We are distributing at no charge subscription rights to holders of our common stock as of the close of business, New York City time, on the record date.

Q:	How was the $10.00 per share exercise price determined?

A:	Our board of directors established the exercise price of the convertible preferred stock based on the estimated value of the convertible preferred stock at the date of issuance. Factors considered in setting the exercise price included general conditions in the securities market, alternatives available to us for raising equity capital, the current trading price of our common stock and the amount of proceeds desired. See “Determination of Exercise Price and Conversion Price.”

Q:	What are the terms of the convertible preferred stock?

A:	The terms of the convertible preferred stock are as follows:

Rank:	The convertible preferred stock will rank senior to all of our common stock, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of our company, whether voluntary or involuntary.

Maturity:	The convertible preferred stock is perpetual, and therefore does not have a maturity date.

Dividends:	The convertible preferred stock will rank senior to our common stock with respect to the payment of dividends. Holders of shares of convertible preferred stock will be entitled to receive, when, as and if declared by the board of directors out of funds legally available for such purpose, dividends at an annual rate of 8.75% of the per share stated value of the convertible preferred stock. The initial per share stated value of the convertible preferred stock is $10.00, and is subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the convertible preferred stock. Dividends on the convertible preferred stock will be payable quarterly in arrears in, at our election, cash, shares of common stock or a combination of cash and shares of common stock, commencing on the last calendar day of the first full fiscal quarter following the date of original issuance of the convertible preferred stock. If we elect to pay any dividends in shares of common stock, the amount of those dividends will be computed based on a 3.0% discount from the average of the Volume Weighted Closing Price (as defined below under the heading “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock — Dividends”) of the common stock over the 20 consecutive trading days immediately preceding the fifth trading day immediately preceding the record date for the payment of dividends.

No dividends or other distributions, other than dividends payable solely in shares of common stock, may be paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by us, of any shares of our capital stock ranking junior as to the payment of dividends to the convertible preferred stock unless and until all accumulated and unpaid dividends on the convertible preferred stock, including the full dividend for the then-current quarterly dividend period, has been paid or declared and set apart for payment.

Dividends on the convertible preferred stock will be fully cumulative and will accumulate without interest from the date of original issuance of the convertible preferred stock.

If at any time dividends on the convertible preferred stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), all the holders of shares of the convertible preferred stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable during a period of default on the payment of dividends, shall be entitled at the next annual or special meeting of our stockholders to elect two additional directors to our board of directors. Such voting right and the term of the directors so elected will expire at such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of the convertible preferred stock then outstanding shall have been declared and paid or set apart for payment. See “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock — Voting.”

Liquidation:	The convertible preferred stock will rank senior to the common stock with respect to the distributions of assets upon the liquidation, dissolution or winding up of our company, whether voluntary or involuntary. In the event of a liquidation, dissolution or winding up of our company, we will pay to the holders of convertible preferred stock, prior to the payment to any holder of common stock, an amount equal to $10.00 per share of convertible preferred stock (as adjusted from time to time to reflect any stock dividends, splits, combinations or other similar recapitalization with respect to the shares of convertible preferred stock) plus all accumulated, accrued and unpaid dividends on such share, if any, whether or not declared, to the date of final distribution.

Conversion:	At any time, holders of convertible preferred stock may elect to convert their convertible preferred stock into common stock. Each share of convertible preferred stock will initially be convertible into 1.344 shares of common stock, which is equivalent to a conversion price of $7.44 per share, subject to adjustment upon the occurrence of certain events. The conversion rate will be adjusted from time to time upon the occurrence of certain events, including dividends, splits, combinations or other similar recapitalization with respect to the shares of common stock or convertible preferred stock, and the issuance of rights, warrants, options or other securities to all stockholders. Cash will be paid in lieu of any fractional share of common stock to which a holder would otherwise be entitled upon conversion. In connection with any conversion, you would receive a payment in an amount equal to all declared and unpaid dividends on your shares of convertible preferred stock to the date of conversion (which may, at our election, be in the form of cash, shares of common stock or a combination of cash and shares of common stock), but after conversion you would no longer be entitled to the dividends, liquidation preference or other rights attributable to holders of the convertible preferred stock.

From and after the third anniversary of the date on which the convertible preferred stock is first issued, if over a period of 30 consecutive trading days the average Volume Weighted Closing Price (as defined below under the heading “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock — Dividends”) of our common stock for any 20 days during such 30-day period equals or exceeds 130% of the then-prevailing conversion price per share, we may, at our option, require that some or all then outstanding shares of convertible preferred stock be automatically converted into a number of shares of our common stock equal to $10.00 (as adjusted from time to time to reflect any stock dividends, splits, combinations or other similar recapitalization with respect to the shares of common stock) divided by the then-prevailing conversion price. In addition to issuing the necessary number of whole shares of common stock in connection with the automatic conversion, we will pay cash in lieu of any fractional share to which a holder would otherwise be entitled. In addition, in connection with such automatic conversion you would receive a payment in an amount equal to all declared and unpaid dividends on your shares of convertible preferred stock to the date of conversion (which may, at our election, be in the form of cash, shares of common stock or a combination of cash and shares of common stock), but after conversion you would no longer be entitled to the dividends, liquidation preference or other rights attributable to holders of the convertible preferred stock.

Voting:	Holders of the convertible preferred stock will generally have limited voting rights. In accordance with the terms of the convertible preferred stock, we may not, without the consent or affirmative vote of the holders of at least 66 2/3% of the outstanding shares of

v

convertible preferred stock, voting separately as a class, (a) authorize, create or issue any shares of any other class or series of capital stock ranking senior to the convertible preferred stock as to dividends or upon liquidation, or (b) amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the convertible preferred stock. See “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock — Voting.”

Redemption:	The holders of the convertible preferred stock may not redeem the convertible preferred stock. From and after the third anniversary of the date on which the convertible preferred stock is first issued, if over a period of 30 consecutive trading days the average Volume Weighted Closing Price (as defined below under the heading “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock — Dividends”) of our common stock for any 20 days during such 30-day period equals or exceeds 130% of the then-prevailing conversion price per share, we may, at our option, redeem some or all of the outstanding shares of convertible preferred stock for cash at a price of $10.00 per share of convertible preferred stock (as adjusted to reflect any stock dividends, splits, combinations or other similar recapitalization with respect to the shares of convertible preferred stock) plus all accumulated, accrued and unpaid dividends, if any, whether or not declared, to the date of redemption, on the shares of convertible preferred stock being redeemed (which may, at our election, be in the form of cash, shares of common stock or a combination of cash and shares of common stock). We are not required to set aside funds to redeem the convertible preferred stock.

For a more complete description of the rights, preferences and privileges of the convertible preferred stock, see “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock.”

Q:	How were the terms of the convertible preferred stock, including the conversion price, determined?

A:	Our board of directors established the conversion price of the convertible preferred stock based on the estimated value of the convertible preferred stock at the date of issuance. Factors considered in setting the terms of the convertible preferred stock, including the conversion price, included general conditions in the securities market, alternatives available to us for raising equity capital, the current trading price of our common stock and the amount of proceeds desired.

Q:	If I convert my shares of convertible preferred stock, will I receive any payment for any declared and unpaid dividends on the shares of convertible preferred stock?

A:	Yes. Upon conversion of convertible preferred stock, we will pay to the holder of the convertible preferred stock being converted an amount equal to all declared and unpaid dividends on the shares of convertible preferred stock being converted. At our election, we may make those payments in cash, shares of common stock or a combination of cash and shares of common stock.

Q:	Will you issue fractional subscription rights?

A:	We will not issue fractional subscription rights or cash in lieu of fractional subscription rights. Fractional subscription rights will be eliminated by rounding to the nearest whole share, with such adjustments as may be necessary to ensure that we offer 4,000,000 shares of convertible preferred stock in the rights offering. In the event that, because of the rounding of fractional subscription rights, the rights offering would have been subscribed in an amount in excess of 4,000,000 shares of convertible preferred stock, all holders’ subscription rights will be reduced in an equitable manner. Any excess subscription funds will be returned promptly, without interest or deduction.

Q:	How will you use the proceeds from the rights offering?

A:	Our proceeds from the rights offering will be approximately $40,000,000 before deducting offering expenses estimated to be approximately $ . We expect to use the net proceeds from the rights offering, together with other available funds, including cash on hand, for payment of amounts owing under the Hapoalim Facility (as defined below under the heading “Use of Proceeds”), and, if any proceeds of the rights offering remain, for general corporate purposes. See “Use of Proceeds.”

Q:	When will I receive my rights certificate?

A:	Promptly after the date of this prospectus, the subscription agent will send a rights certificate to each holder of our common stock that is entitled to receive a rights certificate and that is registered on our stockholder registry maintained at The Bank of New York Mellon, the transfer agent for our common stock. If you own your shares of common stock through a broker, bank or other nominee, you will not receive an actual rights certificate. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank or other nominee and request a separate certificate. See “Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, bank or other nominee?” It is not necessary to have a physical rights certificate in order to exercise or sell your subscription rights.

Q:	May I transfer my subscription rights if I do not want to purchase any shares of convertible preferred stock?

A:	Yes. The subscription rights are transferable from the commencement of the rights offering until 4:00 p.m., New York City time, on the last business day prior to the scheduled expiration date of the rights offering, which may be extended by us in our sole discretion. See “The Rights Offering — Method of Transferring Subscription Rights.”

Q:	How may I sell or transfer my subscription rights?

A:	You may seek to sell your subscription rights through normal investment channels. See “The Rights Offering — Method of Selling Subscription Rights.” In addition, if you hold your subscription rights in your own name, you may seek to sell or transfer your subscription rights through the subscription agent. See “The Rights Offering — Selling Subscription Rights through the Subscription Agent.” We anticipate that the subscription rights will be eligible to trade on the New York Stock Exchange, or the NYSE, from the commencement of the rights offering until 4:00 p.m., New York City time, on the last trading day before the expiration date of the rights offering. The subscription rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the subscription rights will develop or, if a market does develop, as to how long it will continue or at what prices the subscription rights will trade. Therefore, we cannot assure you that you will be able to sell any of your subscription rights or as to the value you may receive in a sale. See “The Rights Offering — Transferability of Subscription Rights” and “The Rights Offering — Method of Transferring Subscription Rights.”

Q:	How do I exercise my subscription rights?

A:	You may exercise your subscription rights by properly completing and signing your rights certificate. You must deliver your rights certificate to The Bank of New York Mellon, which is acting as the subscription agent for the rights offering. The subscription agent will not accept a facsimile transmission of your completed rights certificate. If you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate must be accompanied by full payment of the exercise price for each share of convertible preferred stock you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of convertible preferred stock you are purchasing pursuant to the exercise of subscription rights by (a) certified check drawn upon a U.S. bank payable to the subscription agent, (b) cashier’s check drawn upon a U.S. bank or express money order payable to the subscription agent, or (c) wire transfer of funds to the account maintained by the subscription agent for the purpose of the rights offering. See “The Rights Offering — Method of Purchase — Exercise of Subscription Rights” and “The Rights Offering — Method of Payment of Exercise Price.” If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

Q:	If I want to exercise or sell my subscription rights, will it be easier for me to do so if I hold my subscription rights in my own name or through my broker, bank or other nominee?

A:	We believe that it will be easier to exercise or sell subscription rights held through a broker, bank or other nominee rather than in your own name. Your broker, bank or other nominee should be experienced in effecting transfers of securities and in completing the documentation necessary to exercise your subscription rights. Your broker, bank or other nominee will provide you with the means to exercise your subscription rights. Once you have indicated to your broker, bank or other nominee your decision to exercise your subscription rights, your broker, bank or other nominee will take care of all the necessary documentation. Your broker, bank or other nominee may also use the facilities of The Depository Trust Company, or DTC, to effect the sale or exercise of your subscription rights in a timely manner. See “The Rights Offering — Beneficial Owners.” In addition, any holder who holds its subscription rights in its own name and wishes to sell its subscription rights may also seek to sell its subscription rights through the subscription agent. See “The Rights Offering — Selling Subscription Rights through the Subscription Agent.” Each holder will be responsible for all fees associated with the sale of its subscription rights, whether the subscription rights are sold through its own broker, bank or other nominee or the subscription agent. We cannot assure you that any person, including the subscription agent, will be able to sell any subscription rights on your behalf.

Q:	When will I receive the shares I am purchasing by exercising my subscription rights?

A:	If you properly exercise your subscription rights, you will be deemed to own the shares immediately after the expiration of the rights offering. We will issue a Direct Registration System book-entry statement representing the shares of convertible preferred stock to you or DTC on your behalf, as the case may be, promptly after the completion of the rights offering and after all pro rata allocations and adjustments have been completed. We have the discretion to delay distribution of any shares you may elect to purchase by exercise of subscription rights if necessary to comply with state securities laws. No interest will be paid to you on the funds you deposit with the subscription agent.

Q:	When do the subscription rights expire?

A:	The subscription rights expire, if not previously exercised, at 6:00 p.m., New York City time, on , 2010, unless the exercise period is extended by us. We currently do not intend to extend the exercise period. See “The Rights Offering — Expiration of the Rights Offering” and “The Rights Offering — Extension, Amendments and Termination.”

Q:	Am I required to exercise or sell my subscription rights?

A:	No. If you do not exercise or sell your subscription rights prior to the expiration of the rights offering, your subscription rights will expire and you will lose any value represented by your subscription rights. See “Q: What happens if I do not exercise my subscription rights?”

Q:	What happens if I do not exercise my subscription rights?

A:	You will retain your current number of shares of our capital stock held directly by you; however, the percentage of our capital stock held by you will decrease. The magnitude of the reduction will depend upon the extent to which rights holders subscribe in the rights offering.

Q:	Are we requiring a minimum subscription to complete the rights offering?

A:	No. See “Q: What happens to the shares of convertible preferred stock if the rights offering is not fully subscribed?”

Q:	What happens to the shares of convertible preferred stock if the rights offering is not fully subscribed?

A:	In the event that any portion of the subscription rights are not exercised by the holders thereof prior to the expiration of the rights offering, including through the exercise of over-subscription rights, we have the option, but not the obligation, to offer the shares of convertible preferred stock that were subject to such unexercised rights, at the same price per share, to persons and entities that did not hold shares of our common stock as of the record date.

Q:	If I exercise my subscription rights in the rights offering, may I withdraw the exercise?

A:	No. Unless our board of directors cancels or terminates the rights offering, all exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of convertible preferred stock at an exercise price of $10.00 per share.

Q:	May you terminate the rights offering?

A:	Yes. We have no intention of terminating the rights offering, but we have reserved the right, in our sole discretion, to terminate the rights offering in the event that unforeseen circumstances occur between the date of this prospectus and the scheduled expiration of the rights offering. See “The Rights Offering — Extensions, Amendments and Termination.”

Q:	May you amend the rights offering?

A:	Yes. We have reserved the right, in our sole discretion, to amend or modify the terms of the rights offering.

Q:	If the rights offering is terminated, will my payment be refunded to me?

A:	Yes. The subscription agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed, the subscription agent will return promptly, without interest or deduction, all subscription payments. If you hold your shares in “street name,” it may take longer for you to receive payment because the subscription agent will send payment through the record holder of your shares. See “The Rights Offering — Extensions, Amendments and Termination.”

Q:	What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, bank or other nominee?

A:	If you hold shares of our common stock through a broker, bank or other nominee, you will need to have your broker, bank or other nominee act for you if you wish to exercise or sell your subscription rights. If you wish to exercise or sell your subscription rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials. You should contact your broker, bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form. See “The Rights Offering — Beneficial Owners.”

Q:	If I am a foreign stockholder, how do I exercise my subscription rights?

A:	If you are a rights holder whose address is outside the United States, and if it is not, in our sole judgment, unlawful to do so, the subscription agent will mail rights certificates to you. To exercise your subscription rights, you must notify the subscription agent on or prior to 6:00 pm, New York City time, on , 2010, the expiration date of the rights offering (unless the exercise period is extended by us), and take all other steps which are necessary to exercise your subscription rights, on or prior to that time. If you do not follow these procedures prior to the expiration date of the rights offering, your subscription rights will expire.

The rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, shares of convertible preferred stock if you are a resident of any such state or other jurisdiction. If necessary, we may delay commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of those states or other jurisdictions. In addition, in certain circumstances, in order to comply with applicable state securities laws, we may not be able to honor all oversubscription privileges even if we have shares of convertible preferred stock available. We do not anticipate that there will be any changes in the rights offering, and we may, in our sole discretion, decline to make modifications to the terms of the rights offering requested by regulators in states or other jurisdictions, in which case stockholders who live in those states or other jurisdictions will not be eligible to participate in the rights offering.

Q:	Will I be charged a sales commission or a fee if I exercise or sell my subscription rights?

A:	We will not charge a brokerage commission or a fee to rights holders for exercising or selling their subscription rights. If you exercise your subscription rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee. If you sell your subscription rights, you will be responsible for any fees or commissions relating to that sale.

Q:	Have you or your board of directors made a recommendation as to whether I should exercise or sell my subscription rights?

A:	No. Neither we nor our board of directors has made any recommendation as to whether you should exercise or sell your subscription rights. You should make those decisions based upon your own assessment of your best interests. However, if you do not exercise or sell your subscription rights prior to the expiration of the rights offering, you will lose any value inherent in the subscription rights, and if you do not exercise your subscription rights prior to the expiration of the rights offering, your percentage ownership interest in us will be diluted.

Q:	Have any stockholders indicated they will exercise their subscription rights?

A:	Alon Israel Oil Company, Ltd., which owns approximately 76% of our outstanding common stock, has indicated its intention to exercise its basic subscription rights to purchase approximately $30 million of convertible preferred stock. If Alon Israel Oil Company, Ltd. exercises its basic subscription rights in full and no other subscription rights are exercised, Alon Israel would own approximately 77.69% of our common stock assuming Alon Israel Oil Company, Ltd. fully converts the convertible preferred stock held by it to common stock immediately following completion of the rights offering.

Q:	Are there risks in exercising my subscription rights?

A:	Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights means buying shares of our convertible preferred stock and should be considered as carefully as you would consider any other investment. We urge you to carefully read the section entitled “Risk Factors” beginning on page 8 of this prospectus and all information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your subscription rights.

Q:	Is there an active market for the convertible preferred stock?

A:	No. The convertible preferred stock is a new issue of securities with no established trading market. We have applied to list the convertible preferred stock on the New York Stock Exchange. If approved for listing, we expect trading of the convertible preferred stock to begin within days after the expiration of the rights offering. Listing of the convertible preferred stock does not guarantee that a trading market for the convertible preferred stock will develop. If there is no active trading market, or the trading market is not sustained, you may not be able to sell your convertible preferred stock or be able to sell your convertible preferred stock at a price that is satisfactory to you. In the event there is not an active trading market in the convertible preferred stock, because there is no maturity date for the convertible preferred stock, conversion of the convertible preferred stock into shares of our common stock and the sale of those shares of common stock or redemption by us of your shares of convertible preferred stock may be the only way for you to liquidate your investment in any shares of convertible preferred stock you purchase in the rights offering.

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Q:	What are the U.S. federal income tax consequences of the rights offering to me?

A:	We believe that the receipt of the subscription rights in the rights offering should not be a taxable event. A holder of common stock will not recognize income or loss for federal income tax purposes in connection with the exercise of subscription rights in the rights offering. See “Material United States Federal Income Tax Consequences.” You should consult your tax advisor as to the particular tax consequences to you, including the applicability of any federal estate or gift tax laws and any state, local or non-U.S. tax laws.

Q:	How many shares of common stock are currently outstanding?

A:	On the record date for the rights offering, there were shares of our common stock outstanding.

Q:	How many shares of convertible preferred stock and common stock will be outstanding immediately after the rights offering?

A:	Assuming that the rights offering is fully subscribed, 4,000,000 shares of convertible preferred stock will be outstanding immediately after the rights offering. Based upon the initial conversion rate and assuming 54,181,329 shares of our common stock were outstanding immediately prior to the expiration of the rights offering, 5,376,400 shares of common stock would be issuable upon conversion of the convertible preferred stock, and we would have 59,557,729 shares of common stock outstanding immediately after the closing of the rights offering assuming the full conversion of the convertible preferred stock.

Q:	What should I do if I have other questions?

A:	If you have any questions about or require assistance regarding the procedure for exercising your subscription rights, including the procedure if you have lost your rights certificate or would like additional copies of this prospectus, please contact The Bank of New York Mellon, which is acting as our information agent, at [ • ].

If you have questions about whether your completed rights certificate or payment has been received, please contact The Bank of New York Mellon, which is acting as our subscription agent, at [ • ].

For a more complete description of the rights offering, see “The Rights Offering.”

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Our Company

We are a Delaware corporation formed in 2000 to acquire a crude oil refinery in Big Spring, Texas, and related pipeline, terminal and marketing assets from Atofina Petrochemicals, Inc., or FINA. In 2006, we acquired refineries in Paramount and Long Beach, California and Willbridge, Oregon, together with the related pipeline, terminal and marketing assets, through the acquisitions of Paramount Petroleum Corporation and Edgington Oil Company. In 2008, we acquired a refinery in Krotz Springs, Louisiana through the acquisition of Valero Refining Company-Louisiana. In June 2010, we acquired a refinery in Bakersfield, California, through the purchase of substantially all of the assets of Big West of California, LLC (together with the Paramount and Long Beach refineries, the “California Refineries”). As of June 30, 2010, we operated 306 convenience stores in Central and West Texas and New Mexico, primarily under the 7-Eleven and FINA brand names. Our convenience stores typically offer merchandise, food products and motor fuels. Our principal executive offices are located at 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, and our telephone number is (972) 367-3600. Our website can be found at www.alonusa.com. Information on our website should not be construed to be part of this prospectus.

On July 28, 2005, our stock began trading on the New York Stock Exchange under the trading symbol “ALJ.” We are a controlled company under the rules and regulations of the New York Stock Exchange because Alon Israel Oil Company, Ltd. (“Alon Israel”) holds more than 50% of the voting power for the election of our directors through its ownership of approximately 76% of our outstanding common stock. Alon Israel, an Israeli limited liability company, is the largest services and trade company in Israel. Alon Israel entered the gasoline marketing and convenience store business in Israel in 1989 and has grown to become a leading marketer of petroleum products and one of the largest operators of retail gasoline and convenience stores in Israel. Alon Israel is a controlling shareholder of Alon Holdings Blue Square-Israel Ltd. (“Blue Square”), a leading retailer in Israel, which is listed on the New York Stock Exchange and the Tel Aviv Stock Exchange, and Dor-Alon Energy in Israel (1988) Ltd. (“Dor-Alon”), a leading Israeli marketer, developer and operator of gas stations and shopping centers, which is listed on the Tel Aviv Stock Exchange.

The Rights Offering

The Rights Offering	We are distributing to you, at no charge, one transferable subscription right for every 13.55 shares of common stock that you owned on the record date, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees, on your behalf, as a beneficial owner of these shares, subject to adjustments to eliminate fractional subscription rights.

Basic Subscription Rights	Each right entitles you to purchase one share of our 8.75% Series A Convertible Preferred Stock, or convertible preferred stock, par value $0.01 per share, at an exercise price of $10.00 per share. If all the shares of convertible preferred stock are fully subscribed, we will issue a total of 4,000,000 shares of convertible preferred stock in the rights offering. Each share of convertible preferred stock will initially be convertible into 1.344 shares of our common stock, which is equivalent to a conversion price of $7.44 per share, subject to adjustment upon the occurrence of certain events.

Over-Subscription Rights	If you fully exercise your basic subscription right, you may also subscribe to purchase, at the same price per share, any shares of convertible preferred stock that are not purchased by other holders of subscription rights under their basic subscription rights as of the expiration time. If sufficient shares of convertible preferred stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of convertible preferred stock available for sale in the rights offering, we will allocate the available shares of convertible preferred stock pro rata among each stockholder exercising the over-subscription right in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares of common stock owned on the record date by all stockholders exercising the over-subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of convertible preferred stock than the stockholder subscribed for pursuant to the exercise of the over-subscription right, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares of convertible preferred stock will be allocated among all other stockholders exercising the over-subscription right on the same pro rata basis described above. The proration process will be repeated until all shares of convertible preferred stock have been allocated or all over-subscription requests have been satisfied. The over-subscription right must be exercised, if at all, concurrently with the basic subscription right prior to the expiration time.

The subscription agent will return any excess payments by mail, without interest or deduction, promptly after the expiration of the rights offering.

Record Date	, 2010, which was the date used to determine the stockholders entitled to receive subscription rights.

Exercise Price	$10.00 per share of convertible preferred stock, payable in cash.

Fractional Subscription Rights and Common Stock	No fractional subscription rights or cash in lieu of fractional subscription rights will be issued. Fractional subscription rights will be eliminated by rounding to the nearest whole share, with such adjustments as may be necessary to ensure that we offer 4,000,000 shares of convertible preferred stock in the rights offering. In the event that, because of the rounding of fractional subscription rights, the rights offering would have been subscribed in an amount in excess of 4,000,000 shares of convertible preferred stock, all holders’ subscription rights will be reduced in an equitable manner. Any excess subscription funds will be promptly returned, without interest or deduction.

If, upon conversion of the convertible preferred stock, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon conversion, pay in lieu of such fractional interest, cash in an amount determined under the terms of the convertible preferred stock.

Transfer and Sale of Subscription Rights	The subscription rights are transferable from the commencement of the rights offering until 4:00 p.m., New York City time, on , 2010, the last business day prior to the scheduled expiration date of the rights offering, which may be extended by us in our sole discretion. You may seek to sell or otherwise transfer your subscription rights through normal investment channels. See “The Rights Offering — Method of Selling Subscription Rights.” In addition, if you hold your subscription rights in your own name, you may seek to sell or transfer your subscription rights through the subscription agent. See “The Rights Offering — Selling Subscription Rights through the Subscription Agent.” We anticipate that the subscription rights will be eligible to trade on the NYSE from the commencement of the rights offering until 4:00 p.m., New York City time, on , 2010, the last business day prior to the scheduled expiration date of the rights offering, which may be extended by us in our sole discretion. The subscription rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the subscription rights will develop or, if a market does develop, as to how long it will continue or at what prices the subscription rights will trade. Therefore, we cannot assure you that you will be able to sell any of your subscription rights or as to the value you may receive in a sale. Commissions and applicable taxes or broker fees may apply if you sell your subscription rights. See “The Rights Offering — Transferability of Subscription Rights” and “The Rights Offering — Method of Transferring Subscription Rights.”

Use of Proceeds	Assuming full participation, the proceeds from the rights offering will be approximately $40,000,000 before deducting offering expenses estimated to be approximately $ . We expect to use the net proceeds from the rights offering, together with other available funds, including cash on hand for payment of amounts owing under the Hapoalim Facility (as defined below under the heading “Use of Proceeds”), and, if any proceeds of the rights offering remain, for general corporate purposes. See “Use of Proceeds.”

Procedures for Exercise	You may exercise your subscription rights by properly completing and signing your rights certificate. You must deliver your rights certificate to The Bank of New York Mellon, which is acting as the subscription agent for the rights offering. The subscription agent will not accept a facsimile transmission of your completed rights certificate. This delivery must be accompanied by full payment of the exercise price for each share of convertible preferred stock you wish to purchase. If you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. See “The Rights Offering — Method of Purchase — Exercise of Subscription Rights” and “The Rights Offering — Method of Payment of Exercise Price.”

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

Rights Certificates	Promptly after the date of this prospectus, the subscription agent will send a rights certificate to each holder of our common stock that is entitled to receive a rights certificate and that is registered on our stockholder registry maintained at The Bank of New York Mellon, the transfer agent for our common stock. If you own your shares of common stock through a broker, bank or other nominee, you will not receive an actual rights certificate. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank or other nominee and request a separate certificate. It is not necessary to have a physical rights certificate in order to exercise or sell your subscription rights.

Receipt of Shares of Convertible Preferred Stock	If you properly exercise your subscription rights, you will be deemed to own the shares immediately after the expiration of the rights offering. We will issue a Direct Registration System book-entry statement representing the shares of convertible preferred stock to you or DTC on your behalf, as the case may be, promptly after the completion of the rights offering and after all pro rata allocations and adjustments have been completed. We have the discretion to delay distribution of any shares you may elect to purchase by exercise of subscription rights if necessary to comply with state securities laws. No interest will be paid to you on the funds you deposit with the subscription agent.

Expiration of Subscription Rights	The subscription rights expire, if not previously exercised, at 6:00 p.m., New York City time, on , 2010, unless the exercise period is extended by us. We currently do not intend to extend the exercise period.

Unexercised Rights	You are not required to exercise or sell your subscription rights. If you do not exercise or sell your subscription rights prior to the expiration of the rights offering, your subscription rights will expire and you will lose any value represented by your subscription rights. If you do not exercise your subscription rights prior to the expiration of the rights offering, you will retain your current number of shares of our capital stock held directly by you; however, the percentage of our capital stock held by you will decrease. The magnitude of the reduction will depend upon the extent to which rights holders subscribe in the rights offering.

In the event that any portion of the subscription rights are not exercised by the holders thereof prior to the expiration of the rights offering, including through the exercise of over-subscription rights, we have the option, but not the obligation, to offer the shares of convertible preferred stock that were subject to such unexercised rights, at the same price per share, to persons and entities that did not hold shares of our common stock as of the record date.

No Revocation of Exercise of Subscription Rights	You may not withdraw your exercise of your subscription rights. Unless our board of directors cancels or terminates the rights offering, all exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of convertible preferred stock at an exercise price of $10.00 per share.

Termination of Rights Offering	We have no intention of terminating the rights offering, but we have reserved the right, in our sole discretion, to terminate the rights offering in the event that unforeseen circumstances occur between the date of this prospectus and the scheduled expiration of the rights offering. If the rights offering is terminated, the subscription agent will return as soon as practicable all exercise payments, without interest or deduction. If you hold your shares in “street name,” it may take longer for you to receive payment because the subscription agent will send payment through the record holder of your shares. See “The Rights Offering — Extensions, Amendments and Termination.”

Amendment to Rights Offering	We have reserved the right, in our sole discretion, to amend or modify the terms of the rights offering.

Exercise by Beneficial Holders	If you hold shares of our common stock through a broker, bank or other nominee, you will need to have your broker, bank or other nominee act for you if you wish to exercise or sell your subscription rights. If you wish to exercise or sell your subscription rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials. You should contact your broker, bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form. See “The Rights Offering — Beneficial Owners.”

Foreign Stockholders	If you are a rights holder whose address is outside the United States, and if it is not, in our sole judgment, unlawful to do so, the subscription agent will mail rights certificates to you. To exercise your subscription rights, you must notify the subscription agent on or prior to 6:00 pm, New York City time, on , 2010, the expiration date of the rights offering (unless the exercise period is extended by us), and take all other steps which are necessary to exercise your subscription rights, on or prior to that time. If you do not follow these procedures prior to the expiration date of the rights offering, your subscription rights will expire.

The rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, shares of convertible preferred stock if you are a resident of any such state or other jurisdiction. If necessary, we may delay commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of those states or other jurisdictions. In addition, in certain circumstances, in order to comply with applicable state securities laws, we may not be able to honor all oversubscription privileges even if we have shares of convertible preferred stock available. We do not anticipate that there will be any changes in the rights offering, and we may, in our sole discretion, decline to make modifications to the terms of the rights offering requested by regulators in states or other jurisdictions, in which case stockholders who live in those states or other jurisdictions will not be eligible to participate in the rights offering.

Sales Commissions and Fees	No brokerage commission or fees will be charged by us to rights holders for exercising or selling their subscription rights. If you exercise your subscription rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or other nominee. If you sell your subscription rights, you will be responsible for any fees or commissions relating to that sale.

No Recommendation	Neither we nor our board of directors has made any recommendation as to whether you should exercise or sell your subscription rights. You should make those decisions based upon your own assessment of your best interests. However, if you do not exercise or sell your subscription rights prior to the expiration of the rights offering, you will lose any value inherent in the rights, and if you do not exercise your subscription rights prior to the expiration of the rights offering, your percentage ownership in us will be diluted.

NYSE Listing of Our Common Stock	Our common stock is listed on the NYSE under the symbol “ALJ.” On , 2010, the closing price for our common stock on the NYSE was $ per share.

NYSE Trading of Our Subscription Rights	We expect the subscription rights to be traded on the NYSE under the symbol “ALJ [RT].” We anticipate that the subscription rights will be eligible to trade on the NYSE from the commencement of the rights offering until 4:00 p.m. on the last trading day before the expiration date of the rights offering, which may be extended by us in our sole discretion. See “The Rights Offering — Transferability of Subscription Rights.”

NYSE Listing of Our Convertible Preferred Stock	We intend to apply to list the convertible preferred stock on the NYSE. If approved for listing, we expect trading of the convertible preferred stock to begin within days after the expiration of the rights offering. Listing of the convertible preferred stock does not guarantee that a trading market for the convertible preferred stock will develop. If there is no active trading market, or the trading market is not sustained, you may not be able to sell your convertible preferred stock or be able to sell your convertible preferred stock at a price that is satisfactory to you. Conversion of the convertible preferred stock into shares of our common stock and the sale of those shares of common stock may be the only way for you to liquidate your investment in any shares of convertible preferred stock you purchase in the rights offering.

Tax Consequences of Rights Offering	We believe that the receipt of the subscription rights in the rights offering should not be a taxable event. A holder of common stock will not recognize income or loss for federal income tax purposes in connection with the exercise of subscription rights in the rights offering. See “Material United States Federal Income Tax Consequences.”

Subscription Agent and Information Agent	We have appointed The Bank of New York Mellon to act as the subscription agent and the information agent for the rights offering.

Risk Factors	The exercise of your subscription rights involves risks. Exercising your subscription rights means buying shares of our convertible preferred stock and should be considered as carefully as you would consider any other investment. We urge you to carefully read the section entitled “Risk Factors” beginning on page 8 of this prospectus and all information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise or sell your subscription rights.

Common Stock and Convertible Preferred Stock	On the record date for the rights offering, there were shares of our common stock outstanding. Assuming that the rights offering is fully subscribed, 4,000,000 shares of convertible preferred stock will be outstanding immediately after the rights offering. Based upon the initial conversion rate and assuming 54,181,329 shares of our common stock were outstanding immediately prior to the expiration of the rights offering, 5,376,400 shares of common stock would be issuable upon conversion of the convertible preferred stock, and we would have 59,557,729 shares of common stock outstanding, assuming the full conversion of the convertible preferred shares, immediately after the closing of the rights offering.

For a more complete description of the rights offering, see “The Rights Offering.”

Key Dates to Keep in Mind

Record Date	, 2010, which was the date used to determine the stockholders entitled to receive subscription rights.

Commencement Date	, 2010.

Rights Trading Period	, 2010 through , 2010. The subscription rights are transferable until 4:00 p.m., New York City time, on the last trading day prior to the scheduled expiration date of the rights offering, unless the exercise period is extended by us.

Expiration Date	The subscription rights expire, if not previously exercised, at 6:00 p.m., New York City time, on , 2010, unless the exercise period is extended by us. Any subscription rights unexercised at the end of the exercise period will expire without any payment to the holders of those unexercised subscription rights.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risk factors related to our business

The price volatility of crude oil, other feedstocks, refined products and fuel and utility services may have a material adverse effect on our earnings, profitability and cash flows.

Our refining and marketing earnings, profitability and cash flows from operations depend primarily on the margin above fixed and variable expenses (including the cost of refinery feedstocks, such as crude oil) at which we are able to sell refined products. When the margin between refined product prices and crude oil and other feedstock prices contracts, our earnings, profitability and cash flows are negatively affected. Refining margins historically have been volatile, and are likely to continue to be volatile, as a result of a variety of factors, including fluctuations in the prices of crude oil, other feedstocks, refined products and fuel and utility services. For example, from January 2005 to June 2010, the price for West Texas Intermediate (“WTI”) crude oil fluctuated between $31.27 and $145.31 per barrel, while the price for Gulf Coast unleaded gasoline fluctuated between 76.8 cents per gallon, or cpg, and 474.6 cpg. Prices of crude oil, other feedstocks and refined products depend on numerous factors beyond our control, including the supply of and demand for crude oil, other feedstocks, gasoline, diesel, asphalt and other refined products. Such supply and demand are affected by, among other things:

•	changes in global and local economic conditions;

•	domestic and foreign demand for fuel products;

•	worldwide political conditions, particularly in significant oil producing regions such as the Middle East, West Africa and Venezuela;

•	the level of foreign and domestic production of crude oil and refined products and the level of crude oil, feedstock and refined products imported into the United States;

•	utilization rates of U.S. refineries;

•	development and marketing of alternative and competing fuels;

•	commodities speculation;

•	accidents, interruptions in transportation, inclement weather or other events that can cause unscheduled shutdowns or otherwise adversely affect our refineries;

•	federal and state government regulations; and

•	local factors, including market conditions, weather conditions and the level of operations of other refineries and pipelines in our markets.

When the margin between refined product prices and crude oil and other feedstock prices contracts our earnings, profitability and cash flows are negatively affected.

The nature of our business requires us to maintain substantial quantities of crude oil and refined product inventories. Because crude oil and refined products are essentially commodities, we have no control over the changing market value of these inventories. Our inventory is valued at the lower of cost or market value under the last-in, first-out (“LIFO”) inventory valuation methodology. As a result, if the market value of our inventory were to decline to an amount less than our LIFO cost, we would record a write-down of inventory and a non-cash charge to cost of sales. Our investment in inventory is affected by the general level of crude oil prices, and significant increases in crude oil prices could result in substantial working capital requirements to maintain inventory volumes.

In addition, the volatility in costs of fuel, principally natural gas, and other utility services, principally electricity, used by our refineries and other operations affect our operating costs. Fuel and utility prices have been, and will continue to be, affected by factors outside our control, such as supply and demand for fuel and utility services in both local and regional markets. Future increases in fuel and utility prices may have a negative effect on our earnings, profitability and cash flows.

Our profitability depends, in part, on the sweet/sour crude oil price spread. A decrease in this spread could negatively affect our profitability.

Because our Big Spring and California refineries are configured to process substantial volumes of sour crude oils, our profitability depends, in part, on the price spread between sweet crude oil and sour crude oil, which we refer to as the sweet/sour spread. In recent years, the sweet/sour spread has significantly narrowed and any further tightening of the sweet/sour spreads could negatively affect our profitability.

The profitability of our California refineries depends, in part, on the light/heavy crude oil price spread. A decrease in this spread could negatively affect our profitability.

Our California refineries process significant volumes of heavy crude oils and, as a result, our profitability depends in part on the price spread between light crude oil and heavy crude oil, which we refer to as the light/heavy spread. Because processing light crude oils produces higher percentages of light products, light crude oils typically are priced higher than heavy crude oils. In 2009, the light/heavy spread was less than in 2008 and the light/heavy spread has fluctuated in 2010. Any further tightening of the light/heavy spread would negatively affect profitability.

Our indebtedness could adversely affect our financial condition or make us more vulnerable to adverse economic conditions.

As of June 30, 2010, our consolidated outstanding indebtedness was $932.0 million. Our level of indebtedness could have important consequences to you, such as:

•	we may be limited in our ability to obtain additional financing to fund our working capital needs, capital expenditures and debt service requirements or our other operational needs;

•	we may be limited in our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal and interest payments on our debt;

•	we may be at a competitive disadvantage compared to competitors with less leverage since we may be less capable of responding to adverse economic and industry conditions; and

•	we may not have sufficient flexibility to react to adverse changes in the economy, our business or the industries in which we operate.

In addition, our ability to make payments on our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. Any inability to pay our debts would require us to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity. However, we cannot assure you that any such alternatives would be feasible or prove adequate. Failure to pay our debts could cause us to default on our obligations in respect of our indebtedness and impair our liquidity. Also, some alternatives would require the prior consent of the lenders under our credit facilities, which we may not be able to obtain.

The dangers inherent in our operations could cause disruptions and could expose us to potentially significant losses, costs or liabilities.

Our operations are subject to significant hazards and risks inherent in refining operations and in transporting and storing crude oil, intermediate products and refined products. These hazards and risks include, but are not limited to, natural disasters, fires, explosions, pipeline ruptures and spills, third party interference and mechanical failure of equipment at our or third-party facilities, any of which could result in production and distribution difficulties and disruptions, environmental pollution, personal injury or wrongful death claims and other damage to our properties and the properties of others. We experienced such an event on February 18, 2008 when a fire at the Big Spring refinery destroyed the propylene recovery unit and damaged equipment in the alkylation and gas concentration units. As a result the Big Spring refinery’s crude unit did not operate until April 5, 2008 and the Fluid Catalytic Cracking Unit (“FCCU”) did not resume operations until September 26, 2008.

The occurrence of such events at our Big Spring refinery, Krotz Springs refinery or our California refineries could significantly disrupt our production and distribution of refined products, and any sustained disruption could have a material adverse effect on our business, financial condition and results of operations.

We are subject to interruptions of supply as a result of our reliance on pipelines for transportation of crude oil and refined products.

Our refineries receive a substantial percentage of their crude oil and deliver a substantial percentage of their refined products through pipelines. We could experience an interruption of supply or delivery, or an increased cost of receiving crude oil and delivering refined products to market, if the ability of these pipelines to transport crude oil or refined products is disrupted because of accidents, earthquakes, hurricanes, governmental regulation, terrorism, other third-party action or any of the types of events described in the preceding risk factor. Our prolonged inability to use any of the pipelines that we use to transport crude oil or refined products could have a material adverse effect on our business, results of operations and cash flows.

If the price of crude oil increases significantly, it could reduce our profit on our fixed-price asphalt supply contracts.

We enter into fixed-price asphalt supply contracts pursuant to which we agree to deliver asphalt to customers at future dates. We set the pricing terms in these agreements based, in part, upon the price of crude oil at the time we enter into each contract. If the price of crude oil increases from the time we enter into the contract to the time we produce the asphalt, our profits from these sales could be adversely affected. For example, in the first half of 2008, WTI crude prices increased from $87.15 per barrel to $140.22 per barrel over a period of six months. Primarily as a result of these increases in the cost of crude, we experienced reduced margins from our asphalt sales in the first half of 2008.

Our operating results are seasonal and generally lower in the first and fourth quarters of the year.

Demand for gasoline and asphalt products is generally higher during the summer months than during the winter months due to seasonal increases in highway traffic and road construction work. Seasonal fluctuations in highway traffic also affect motor fuels and merchandise sales in our retail stores. As a result, our operating results for the first and fourth calendar quarters are generally lower than those for the second and third calendar quarters of each year. This seasonality is more pronounced in our asphalt business.

If the price of crude oil increases significantly, it could limit our ability to purchase enough crude oil to operate our refineries at full capacity.

We rely in part on borrowings and letters of credit under our revolving credit facilities to purchase crude oil for our refineries. If the price of crude oil increases significantly, we may not have sufficient capacity under our revolving credit facilities to purchase enough crude oil to operate our refineries at full capacity. A failure to operate our refineries at full capacity could adversely affect our profitability and cash flows.

Changes in our credit profile could affect our relationships with our suppliers, which could have a material adverse effect on our liquidity and our ability to operate our refineries at full capacity.

Changes in our credit profile could affect the way crude oil suppliers view our ability to make payments and induce them to shorten the payment terms for our purchases or require us to post security prior to payment. Due to the large dollar amounts and volume of our crude oil and other feedstock purchases, any imposition by our suppliers of more burdensome payment terms on us may have a material adverse effect on our liquidity and our ability to make payments to our suppliers. This, in turn, could cause us to be unable to operate our refineries at full capacity. A failure to operate our refineries at full capacity could adversely affect our profitability and cash flows.

Competition in the refining and marketing industry is intense, and an increase in competition in the markets in which we sell our products could adversely affect our earnings and profitability.

We compete with a broad range of companies in our refining and marketing operations. Many of these competitors are integrated, multinational oil companies that are substantially larger than we are. Because of their diversity, integration of operations, larger capitalization, larger and more complex refineries and greater resources, these companies may be better able to withstand disruptions in operations, volatile market conditions, to offer more competitive pricing and to obtain crude oil in times of shortage.

We are not engaged in the petroleum exploration and production business and therefore do not produce any of our crude oil feedstocks. Certain of our competitors, however, obtain a portion of their feedstocks from company-owned production. Competitors that have their own crude production are at times able to offset losses from refining operations with profits from producing operations, and may be better positioned to withstand periods of depressed refining margins or feedstock shortages. In addition, we compete with other industries, such as wind, solar and hydropower, that provide alternative means to satisfy the energy and fuel requirements of our industrial, commercial and individual customers. If we are unable to compete effectively with these competitors, both within and outside our industry, there could be a material adverse effect on our business, financial condition, results of operations and cash flows.

Competition in the asphalt industry is intense, and an increase in competition in the markets in which we sell our asphalt products could adversely affect our earnings and profitability.

Our asphalt business competes with other refiners and with regional and national asphalt marketing companies. Many of these competitors are larger, more diverse companies with greater resources, providing them advantages in obtaining crude oil and other blendstocks and in competing through bidding processes for asphalt supply contracts.

We compete in large part on our ability to deliver specialized asphalt products which we produce under proprietary technology licenses. Recently, demand for these specialized products has increased due to new specification requirements by state and federal governments. If we were to lose our rights under our technology licenses, or if competing technologies for specialized products are developed by our competitors, our profitability could be adversely affected.

Competition in the retail industry is intense, and an increase in competition in the markets in which our retail businesses operate could adversely affect our earnings and profitability.

Our retail operations compete with numerous convenience stores, gasoline service stations, supermarket chains, drug stores, fast food operations and other retail outlets. Increasingly, national high-volume grocery and dry-goods retailers, such as Albertson’s and Wal-Mart are entering the gasoline retailing business. Many of these competitors are substantially larger than we are. Because of their diversity, integration of operations and greater resources, these companies may be better able to withstand volatile market conditions or levels of low or no profitability. In addition, these retailers may use promotional pricing or discounts, both at the pump and in the store, to encourage in-store merchandise sales. These activities by our competitors could adversely affect our profit margins. Additionally, our convenience stores could lose market share, relating to both gasoline and merchandise, to these and other retailers, which could adversely affect our business, results of operations and cash flows.

Our convenience stores compete in large part based on their ability to offer convenience to customers. Consequently, changes in traffic patterns and the type, number and location of competing stores could result in the loss of customers and reduced sales and profitability at affected stores.

We may incur significant costs to comply with new or changing environmental laws and regulations.

Our operations are subject to extensive regulatory controls on air emissions, water discharges, waste management and the clean-up of contamination that can require costly compliance measures. If we fail to meet environmental requirements, we may be subject to administrative, civil and criminal proceedings by state and federal authorities, as well as civil proceedings by environmental groups and other individuals, which could result in substantial fines and penalties against us as well as governmental or court orders that could alter, limit or stop our operations.

On February 2, 2007, we committed in writing to enter into discussions with the United States Environmental Protection Agency, or EPA, under the National Petroleum Refinery Initiative. To date, the EPA has not made any specific findings against us or any of our refineries and we have not determined whether we will ultimately enter into a settlement agreement with the EPA. Based on prior settlements that the EPA has reached with other petroleum refiners under the Petroleum Refinery Initiative, we anticipate that the EPA will seek relief in the form of the payment of civil penalties, the installation of air pollution controls and the implementation of environmentally beneficial projects. At this time, we cannot estimate the amount of any such civil penalties or the costs of any required controls or environmentally beneficial projects.

Our Big Spring refinery is one of more than 100 facilities in Texas to receive a Clean Air Act request for information from the EPA relating to the EPA’s disapproval of Texas’ “flexible permit rule.” According to the EPA, the Texas “flexible permit rule” was never approved by the EPA for inclusion in the Texas state clean-air implementation plan and, therefore, emission limitations in Texas flexible permits are not federally enforceable. The EPA indicated that it would consider enforcement against holders of flexible permits that failed to comply with applicable federal requirements on a case-by-case basis. At this time, it is unclear whether we will become the target of EPA enforcement, whether we will have any obligation to install new controls or whether or how we will be required to revise our current permit for the Big Spring refinery or obtain new permit limits to address any alleged permitting deficiencies.

In addition, new laws and regulations, new interpretations of existing laws and regulations, increased governmental enforcement or other developments could require us to make additional unforeseen expenditures. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time. We are not able to predict the impact of new or changed laws or regulations or changes in the ways that such laws or regulations are administered, interpreted or enforced. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. To the extent that the costs associated with meeting any of these requirements are substantial and not adequately provided for, our results of operations and cash flows could suffer.

The adoption of climate change legislation by Congress or the regulation of greenhouse gas emissions by the EPA could result in increased operating costs, lower profitability and reduced demand for our refined products.

On June 26, 2009, the U.S. House of Representatives passed the “American Clean Energy and Security Act of 2009,” also known as the “Waxman-Markey cap-and-trade legislation” or ACESA. The purpose of ACESA is to control and reduce emissions of “greenhouse gases,” or “GHGs,” in the United States. GHGs are certain gases, including carbon dioxide and methane, that may be contributing to warming of the Earth’s atmosphere and other climatic changes. ACESA would establish an economy-wide cap on emissions of GHGs in the United States and would require an overall reduction in GHG emissions of 17% (from 2005 levels) by 2020, and by over 80% by 2050. Under ACESA, most sources of GHG emissions would be required to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. The number of emission allowances issued each year would decline as necessary to meet ACESA’s overall emission reduction goals. As the number of GHG emission allowances declines each year, the cost or value of allowances is expected to escalate significantly. The net effect of ACESA will be to impose increasing costs on the combustion of carbon-based fuels such as oil and refined petroleum products.

The U.S. Senate has begun work on its own legislation for controlling and reducing emissions of GHGs in the United States. On September 30, 2009, Senators Barbara Boxer and John Kerry introduced climate change legislation, S. 1733, entitled the “Clean Energy Jobs & American Power Act.” The 2020 GHG reduction target in the Senate proposed legislation is 20% below 2005 levels, versus 17% below 2005 levels in ACESA. Although the Senate Environment and Public Works Committee approved the bill on November 5, 2009, the legislation’s co-sponsor, Sen. John Kerry, has introduced new legislation with Sen. Joseph Lieberman on May 12, 2010. Entitled the “American Power Act,” the draft legislation calls for a 17% economy-wide reduction in GHG emissions from 2005 levels by 2020; 42% by 2030 and 83% by 2050. Like ACESA, GHG emission allowances would phase out over a period of about 20 years. However, additional alternatives are being considered, including a proposal that is limited to GHGs emitted by the utility sector. It remains unclear at this time which legislative proposal or combination of proposals would be brought to a vote by the Senate Democratic leadership.

Any Senate-passed legislation would need to be reconciled with ACESA, and both chambers would be required to approve identical legislation before it could become law. President Obama has indicated that he is in support of the adoption of legislation to control and reduce emissions of GHGs through a mechanism that prices emissions of GHGs. Although it is not possible at this time to predict when the Senate may act on climate change legislation or how any bill approved by the Senate would be reconciled with ACESA, any laws or regulations that may be adopted to restrict or reduce emissions of GHGs would likely require us to incur increased costs. If we are unable to sell our refined products at a price that reflects such increased costs, there could be a material adverse effect on our business, financial condition and results of operations. In addition, any increase in prices of refined products resulting from such increased costs could have an adverse effect on our financial condition, results of operations and cash flows.

In addition to the climate change legislation under consideration by Congress, on December 7, 2009, the EPA issued an endangerment finding that GHGs endanger both public health and welfare, and that GHG emissions from motor vehicles contribute to the threat of climate change. Although the finding itself does not impose requirements on regulated entities, it allowed the EPA and the Department of Transportation to finalize a jointly proposed rule regulating greenhouse gas emissions from vehicles and establishing Corporate Average Fuel Economy standards for light-duty vehicles. National GHG tailpipe standards for passenger cars and light trucks were finalized on April 1, 2010.

Once GHGs became regulated by the EPA for vehicles, they also became regulated pollutants under the Clean Air Act potentially triggering other Clean Air Act requirements. On May 13, 2010, EPA announced a final rule to raise the threshold amount of GHG emissions that a source would have to emit to trigger certain Clean Air Act permitting requirements and the need to install controls to reduce emissions of greenhouse gases. Beginning in January 2011, facilities already subject to the Prevention of Significant Deterioration and Title V operating permit programs that increase their emissions of GHGs by 75,000 tons per year will be required to install control technology, known as “Best Available Control Technology,” to address the GHG emissions.

Both the endangerment finding and stationary source rule are being challenged, however. Industry organizations have filed petitions in the United States Court of Appeals for the D.C. Circuit. Administrative petitions challenging the endangerment finding are also pending. If EPA’s actions withstand legal challenge, the new obligations finalized in the stationary source rule could require us to incur increased costs. If we are unable to sell our refined products at a price that captures such increased costs, there could be a material adverse effect on our business, financial condition and results of operations. In addition, any increase in prices of refined products resulting from such increased costs could have an adverse effect on our financial condition, results of operations and cash flows.

We may incur significant costs and liabilities with respect to environmental lawsuits and proceedings and any investigation and remediation of existing and future environmental conditions.

We are currently investigating and remediating, in some cases pursuant to government orders, soil and groundwater contamination at our Big Spring refinery, terminals and convenience stores. Since August 2000, we have spent approximately $20.0 million with respect to the investigation and remediation of our Big Spring refinery and related terminals. We anticipate spending approximately $7.5 million in investigation and remediation expenses in connection with our Big Spring refinery and terminals over the next 15 years. Since their acquisition, we have spent approximately $9.1 million with respect to the investigation and remediation of our California refineries and related terminals. We anticipate spending an additional $40.5 million in investigation and remediation expenses in connection with our California refineries and terminals over the next 15 years. There can be no assurances, however, that we will not have to spend more than these anticipated amounts. Our handling and storage of petroleum and hazardous substances may lead to additional contamination at our facilities and facilities to which we send or sent wastes or by-products for treatment or disposal, in which case we may be subject to additional cleanup costs, governmental penalties, and third-party suits alleging personal injury and property damage. Although we have sold three of our pipelines and three of our terminals pursuant to a transaction with Holly Energy Partners, L.P. (“HEP”) and two of our pipelines pursuant to a transaction with an affiliate of Sunoco, Inc. (“Sunoco”), we have agreed, subject to certain limitations, to indemnify HEP and Sunoco for costs and liabilities that may be incurred by them as a result of environmental conditions existing at the time of the sale. See Items 1 and 2 “Business and Properties — Government Regulation and Legislation — Environmental Indemnity to HEP” and “— Environmental Indemnity to Sunoco” of our 2009 Annual Report on Form 10-K, which is incorporated by reference in this prospectus. If we are forced to incur costs or pay liabilities in connection with such proceedings and investigations, such costs and payments could be significant and could adversely affect our business, results of operations and cash flows.

We could incur substantial costs or disruptions in our business if we cannot obtain or maintain necessary permits and authorizations or otherwise comply with health, safety, environmental and other laws and regulations.

From time to time, we have been sued or investigated for alleged violations of health, safety, environmental and other laws. If a lawsuit or enforcement proceeding were commenced or resolved against us, we could incur significant costs and liabilities. In addition, our operations require numerous permits and authorizations under various laws and regulations. These authorizations and permits are subject to revocation, renewal or modification and can require operational changes to limit impacts or potential impacts on the environment and/or health and safety. A violation of authorization or permit conditions or other legal or regulatory requirements could result in substantial fines, criminal sanctions, permit revocations, injunctions, and/or facility shutdowns. In addition, major modifications of our operations could require modifications to our existing permits or upgrades to our existing pollution control equipment. Any or all of these matters could have a negative effect on our business, results of operations, cash flows or prospects.

We could encounter significant opposition to operations at our California refineries.

Our Paramount refinery is located in a residential area. The refinery is located near schools, apartment complexes, private homes and shopping establishments. In addition, our Long Beach refinery is also located in close proximity to other commercial facilities. Any loss of community support for our California refining operations could result in higher than expected expenses in connection with opposing any community action to restrict or terminate the operation of the refinery. Any community action in opposition to our current and planned use of the California refineries could have a material adverse effect on our business, results of operations and cash flows.

The occurrence of a release of hazardous materials or a catastrophic event affecting our California refineries could endanger persons living nearby.

Because our Paramount refinery is located in a residential area, any release of hazardous material or catastrophic event could cause injuries to persons outside the confines of the Paramount refinery. Similarly, any such release or event at our Long Beach refinery could cause injury to persons outside of the Long Beach refinery. In the event that non-employees were injured as a result of such an event, we would be likely to incur substantial legal costs as well as any costs resulting from settlements or adjudication of claims from such injured persons. The extent of these expenses and costs could be in excess of the limits provided by our insurance policies. As a result, any such event could have a material adverse effect on our business, results of operations and cash flows.

Certain of our facilities are located in areas that have a history of earthquakes or hurricanes, the occurrence of which could materially impact our operations.

Our refineries located in California and the related pipeline and asphalt terminals, and to a lesser extent our refinery and operations in Oregon, are located in areas with a history of earthquakes, some of which have been quite severe. Our Krotz Springs refinery is located less than 100 miles from the Gulf Coast. In August 2008, the Krotz Springs refinery sustained minor physical damage from Hurricane Gustav; however, the regional utilities were affected and, as a result, the Krotz Springs refinery was without electric power for one week. Offshore crude oil production and gathering facilities were impacted by Gustav and a subsequent storm, which temporarily limited the availability of crude oil to the Krotz Springs refinery. In the event of an earthquake or hurricane that causes damage to our refining, pipeline or asphalt terminal assets, or the infrastructure necessary for the operation of these assets, such as the availability of usable roads, electricity, water, or natural gas, we may experience a significant interruption in our refining and/or marketing operations. Such an interruption could have a material adverse effect on our business, results of operations and cash flows.

Terrorist attacks, threats of war or actual war may negatively affect our operations, financial condition, results of operations and prospects.

Terrorist attacks, threats of war or actual war, as well as events occurring in response to or in connection with them, may adversely affect our operations, financial condition, results of operations and prospects. Energy-related assets (which could include refineries, terminals and pipelines such as ours) may be at greater risk of future terrorist attacks than other possible targets in the United States. A direct attack on our assets or assets used by us could have a material adverse effect on our operations, financial condition, results of operations and prospects. In addition, any terrorist attack, threats of war or actual war could have an adverse impact on energy prices, including prices for our crude oil and refined products, and an adverse impact on the margins from our refining and marketing operations. In addition, disruption or significant increases in energy prices could result in government-imposed price controls.

Covenants in our credit agreements could limit our ability to undertake certain types of transactions and adversely affect our liquidity.

Our credit agreements contain negative and financial covenants and events of default that may limit our financial flexibility and ability to undertake certain types of transactions. For example, we are subject to negative covenants that restrict our activities, including changes in control of Alon or certain of our subsidiaries, restrictions on creating liens, engaging in mergers, consolidations and sales of assets, incurring additional indebtedness, entering into certain lease obligations, making certain capital expenditures, and making certain dividend, debt and other restricted payments. Should we desire to undertake a transaction that is limited by the negative covenants in our credit agreements, we will need to obtain the consent of our lenders or refinance our credit facilities. Such refinancings may not be possible or may not be available on commercially acceptable terms, or at all.

Our insurance policies do not cover all losses, costs or liabilities that we may experience.

We maintain significant insurance coverage, but it does not cover all potential losses, costs or liabilities, and our business interruption insurance coverage does not apply unless a business interruption exceeds a period of 45 to 75 days, depending upon the specific policy. We could suffer losses for uninsurable or uninsured risks or in amounts in excess of our existing insurance coverage. Our ability to obtain and maintain adequate insurance may be affected by conditions in the insurance market over which we have no control. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to risks associated with the credit-worthiness of the insurer of our environmental policies.

The insurer under two of our environmental policies is The Kemper Insurance Companies, which has experienced significant downgrades of its credit ratings in recent years and is currently in run-off. These two policies are 20-year policies that were purchased to protect us against expenditures not covered by our indemnification agreement with FINA. Our insurance brokers have advised us that environmental insurance policies with terms in excess of ten years are not currently available and that policies with shorter terms are available only at premiums equal to or in excess of the premiums paid for our policies with Kemper. Accordingly, we are currently subject to the risk that Kemper will be unable to comply with its obligations under these policies and that comparable insurance may not be available or, if available, at premiums equal to or in excess of our current premiums with Kemper. However, we have no reason at this time to believe that Kemper will not be able to comply with its obligations under these policies.

If we lose any of our key personnel, our ability to manage our business and continue our growth could be negatively affected.

Our future performance depends to a significant degree upon the continued contributions of our senior management team and key technical personnel. We do not currently maintain key man life insurance with respect to any member of our senior management team. The loss or unavailability to us of any member of our senior management team or a key technical employee could significantly harm us. We face competition for these professionals from our competitors, our customers and other companies operating in our industry. To the extent that the services of members of our senior management team and key technical personnel would be unavailable to us for any reason, we would be required to hire other personnel to manage and operate our company and to develop our products and technology. We cannot assure you that we would be able to locate or employ such qualified personnel on acceptable terms or at all.

A substantial portion of our Big Spring refinery’s workforce is unionized, and we may face labor disruptions that would interfere with our operations.

As of June 30, 2010, we employed approximately 175 people at our Big Spring refinery, approximately 124 of whom were covered by a collective bargaining agreement. The collective bargaining agreement expires April 1, 2012. Our current labor agreement may not prevent a strike or work stoppage in the future, and any such work stoppage could have a material adverse effect on our results of operation and financial condition.

We conduct our convenience store business under a license agreement with 7-Eleven, and the loss of this license could adversely affect the results of operations of our retail and branded marketing segment.

Our convenience store operations are primarily conducted under the 7-Eleven name pursuant to a license agreement between 7-Eleven, Inc. and Alon. 7-Eleven may terminate the agreement if we default on our obligations under the agreement. This termination would result in our convenience stores losing the use of the 7-Eleven brand name, the accompanying 7-Eleven advertising and certain other brand names and products used exclusively by 7-Eleven. Termination of the license agreement could have a material adverse effect on our retail operations.

We may not be able to successfully execute our strategy of growth through acquisitions.

A component of our growth strategy is to selectively acquire refining and marketing assets and retail assets in order to increase cash flow and earnings. Our ability to do so will be dependent upon a number of factors, including our ability to identify acceptable acquisition candidates, consummate acquisitions on favorable terms, successfully integrate acquired assets and obtain financing to fund acquisitions and to support our growth and many other factors beyond our control. Risks associated with acquisitions include those relating to:

•	diversion of management time and attention from our existing business;

•	challenges in managing the increased scope, geographic diversity and complexity of operations;

•	difficulties in integrating the financial, technological and management standards, processes, procedures and controls of an acquired business with those of our existing operations;

•	liability for known or unknown environmental conditions or other contingent liabilities not covered by indemnification or insurance;

•	greater than anticipated expenditures required for compliance with environmental or other regulatory standards or for investments to improve operating results;

•	difficulties in achieving anticipated operational improvements;

•	incurrence of additional indebtedness to finance acquisitions or capital expenditures relating to acquired assets; and

•	issuance of additional equity, which could result in further dilution of the ownership interest of existing stockholders.

We may not be successful in acquiring additional assets, and any acquisitions that we do consummate may not produce the anticipated benefits or may have adverse effects on our business and operating results.

We depend upon our subsidiaries for cash to meet our obligations and pay any dividends, and we do not own 100% of the stock of our operating subsidiaries.

We are a holding company. Our subsidiaries conduct all of our operations and own substantially all of our assets. Consequently, our cash flow and our ability to meet our obligations or pay dividends to our stockholders depend upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of dividends, tax sharing payments or otherwise. Our subsidiaries’ ability to make any payments will depend on their earnings, cash flows, the terms of their indebtedness, tax considerations and legal restrictions.

Three of our executive officers, Messrs. Morris, Hart and Concienne, own shares of non-voting stock of two of our subsidiaries, Alon Assets, Inc., or Alon Assets, and Alon USA Operating, Inc., or Alon Operating. As of June 30, 2010, the shares owned by these executive officers represent 6.17% of the aggregate equity interest in these subsidiaries. In addition, these executive officers hold options vesting through 2010 which, if exercised, could increase their aggregate ownership to 7.25% of Alon Assets and Alon Operating. To the extent these two subsidiaries pay dividends to us, Messrs. Morris, Hart and Concienne will be entitled to receive pro rata dividends based on their equity ownership. For additional information, see “Security Ownership of Certain Beneficial Owners and Management.”

Messrs. Morris, Hart and Concienne are parties to stockholders’ agreements with Alon Assets and Alon Operating, pursuant to which we may elect or be required to purchase their shares in connection with put/call rights or rights of first refusal contained in those agreements. The purchase price for the shares is generally determined pursuant to certain formulas set forth in the stockholders’ agreements, but after July 31, 2010, the purchase price, under certain circumstances involving a termination of, or resignation from, employment would be the fair market value of the shares. For additional information, see “Security Ownership of Certain Beneficial Holders and Management.”

It may be difficult to serve process on or enforce a United States judgment against certain of our directors.

All of our directors, other than Messrs. Ron Haddock and Jeff Morris, reside in Israel. In addition, a substantial portion of the assets of these directors are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the State of Israel would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

Risk factors related to the rights offering

If the rights offering is consummated, your relative ownership interest may experience significant dilution.

To the extent that you do not exercise your subscription rights, and other stockholders exercise their subscription rights, the percentage that your original shares of common stock represent of our expanded equity will be diluted.

To the extent that you exercise your subscription rights but do not convert the convertible preferred stock that you purchase into common stock, and other stockholders exercise their subscription rights and convert the convertible preferred stock that they purchase into common stock, your proportionate voting interest in us will be reduced.

Similarly, to the extent that you do not exercise your subscription rights, or that you convert your shares of convertible preferred stock into shares of common stock, your percentage ownership interest in us will be diluted to the extent that we elect to pay dividends on the convertible preferred stock in shares of common stock.

Completion of the rights offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.

Completion of this offering is not subject to us raising a minimum offering amount. As such, proceeds from the rights offering may not be sufficient to meet the objectives we state in this prospectus. Investors should not rely on the success of this offering to address our need for funding.

There is no prior market for the subscription rights.

We anticipate that the subscription rights will be eligible to trade on the NYSE from the commencement of the rights offering until 4:00 p.m., New York City time, on          , 2010, the last business day prior to the scheduled expiration date of the rights offering, which may be extended by us in our sole discretion. The subscription rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the subscription rights will develop or, if a market does develop, as to how long it will continue or at what prices the subscription rights will trade. Therefore, we cannot assure you that you will be able to sell any of your subscription rights or as to the value you may receive in a sale. Commissions and applicable taxes or broker fees may apply if you sell your subscription rights. Subject to certain earlier deadlines described in the section entitled “The Rights Offering — Selling Subscription Rights through the Subscription Agent,” the subscription rights are transferable until 4:00 p.m., New York City time, on          , 2010, the last business day prior to the expiration date of the rights offering, which may be extended by us in our sole discretion, at which time they will no longer be transferable. The subscription agent will only facilitate sales or transfers of the physical subscription rights certificates until 4:00 p.m., New York City time, on          , 2010, three business days prior to the expiration date of the rights offering, which may be extended by us in our sole discretion. If you wish to sell or otherwise transfer your subscription rights or the subscription agent tries to sell or otherwise transfer subscription rights on your behalf, but such subscription rights cannot be sold or otherwise transferred, or if you provide the subscription agent with instructions to exercise the subscription rights and your instructions are not timely received by the subscription agent or if you do not provide any instructions to exercise your subscription rights, then the subscription rights will expire and will be void and no longer exercisable.

There is currently no market for the convertible preferred stock.

The convertible preferred stock is a new issue of securities with no established trading market. We have applied to list the convertible preferred stock on the NYSE. If approved for listing, we expect trading of the convertible preferred stock to begin within  days after the expiration of the rights offering. Listing of the convertible preferred stock does not guarantee that a trading market for the convertible preferred stock will develop. If there is no active trading market, or the trading market is not sustained, you may not be able to sell your convertible preferred stock or be able to sell your convertible preferred stock at a price that is satisfactory to you. In the event there is not an active trading market in the convertible preferred stock, because there is no maturity date for the convertible preferred stock, conversion of the convertible preferred stock into shares of our common stock and the sale of those shares of common stock or redemption by us of your shares of convertible preferred stock may be the only way for you to liquidate your investment in any shares of convertible preferred stock you purchase in the rights offering. If you convert your convertible preferred stock into common stock, you may be unable to sell the shares of common stock issuable upon such conversion at a price equal to or greater than the conversion price. Our board of directors established the exercise price of the convertible preferred stock based on the estimated value of the convertible preferred stock at the date of issuance. Factors considered in setting the exercise price and terms of the convertible preferred stock included general conditions in the securities market, alternatives available to us for raising equity capital, the current trading price of our common stock and the amount of proceeds desired. The exercise price for shares of convertible preferred stock is $10.00 per share and the initial conversion price is $7.44 per share. The exercise price and the conversion price do not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the exercise price for the shares of convertible preferred stock or the conversion price. You should not consider the exercise price or the conversion price to be an indication of the fair value of the convertible preferred stock to be offered in the rights offering or the common stock issuable upon conversion of the convertible preferred stock.

We may terminate the rights offering and return your subscription payments without interest.

We may in our sole discretion decide not to continue with the rights offering or to terminate the rights offering at any time. This decision could be based on many factors, including market conditions. We currently have no intention to terminate the rights offering, but are reserving the right to do so. If we elect to cancel or terminate the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest or deduction, any subscription payments the subscription agent received from you.

This offering may cause the price of our common stock to decrease.

The number of shares of common stock that will be issuable if this offering is completed and all shares of convertible preferred stock are converted to common stock, together with any shares of common stock that we may elect to issue as dividends to holders of the convertible preferred stock, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of this offering. If that occurs, you may be unable to profitably convert your convertible preferred stock. Further, if a substantial number of subscription rights are exercised and shares of convertible preferred stock are converted, and if the holders of the common stock received upon conversion of the convertible preferred stock choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. There is no assurance that following the conversion of the convertible preferred stock received pursuant to the rights offering you will be able to sell your common stock at a price equal to or greater than the conversion price.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted by the terms of the convertible preferred stock from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of shares of common stock or similar securities in the market made after this offering or the perception that such sales could occur.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Stockholders who desire to purchase shares of convertible preferred stock in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent before 6:00 p.m., New York City time, on          , 2010, the expiration date of the rights offering, unless the exercise period is extended by us. If you are a beneficial owner of shares of common stock, you must act promptly to ensure that your broker, bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. We will not be responsible if your broker, bank or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise is valid and effective.

Dividends on convertible preferred stock may be paid in shares of our common stock.

Dividends on the convertible preferred stock may be paid, at the election of our board of directors, in shares of our common stock. Dividends paid in shares of common stock will be issued on the basis of a 3.0% discount from the average of the Volume Weighted Closing Price (as defined under “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock — Dividends”) of the common stock over the 20 consecutive trading days immediately preceding the fifth trading day immediately preceding the record date for the payment of dividends. The value of the shares received in payment of those dividends and payments could decline if the market price for shares of our common stock declines. In addition, if our common stock is not listed or quoted on a national stock exchange or other market at the time you wish to sell shares received in payment of dividends, or if the there is not a liquid market for our common stock, you may be unable to sell the shares of common stock received in payment of the dividends payable on the convertible preferred stock.

The receipt of subscription rights may be treated as a taxable distribution to you.

The distribution of the subscription rights in this offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Material United States Federal Income Tax Considerations” below. This position is not binding on the Internal Revenue Service, or the courts, however. If this offering is part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this offering.

We might be permitted to require you to convert your shares of convertible preferred stock.

From and after the third anniversary of the date on which the convertible preferred stock is first issued, if over a period of 30 consecutive trading days the average Volume Weighted Closing Price (as defined below under the heading “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock — Dividends”) of our common stock for any 20 days during such 30-day period equals or exceeds 130% of the then-prevailing conversion price per share, we may, at our option, require that some or all then outstanding shares of convertible preferred stock be automatically converted into a number of shares of our common stock equal to $10.00 (as adjusted from time to time to reflect any stock dividends, splits, combinations or other similar recapitalization with respect to the shares of common stock) divided by the then-prevailing conversion price. In connection with such automatic conversion you would receive a payment in an amount equal to all declared and unpaid dividends on your shares of convertible preferred stock to the date of conversion (which may, at our election, be in the form of cash, shares of common stock or a combination of cash and shares of common stock), but after conversion you would no longer be entitled to the dividends, liquidation preference or other rights attributable to holders of the convertible preferred stock.

Our controlling stockholder will be able to control the outcome of all matters submitted to a vote of holders of convertible preferred stock unless and until our controlling stockholder converts its shares of convertible preferred stock to shares of common stock.

The holders of convertible preferred stock generally have limited voting rights. In accordance with the terms of the convertible preferred stock, we may not, without the consent or affirmative vote of the holders of at least 66 2/3% of the outstanding shares of convertible preferred stock, voting separately as a class, (a) authorize, create or issue any shares of any other class or series of capital stock ranking senior to the convertible preferred stock as to dividends or upon liquidation, or (b) amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the convertible preferred stock. In addition, if at any time dividends on the convertible preferred stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), all the holders of shares of the convertible preferred stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable during a period of default on the payment of dividends, shall be entitled at the next annual or special meeting of our stockholders to elect two additional directors to our board of directors by a majority vote. Alon Israel currently owns, directly or indirectly, approximately 76% of our common stock. If all the shares of convertible preferred stock are fully subscribed, Alon Israel will own approximately 76% of our convertible preferred stock. As a result, Alon Israel will be able to control the outcome of all matters submitted to a vote of the holders of convertible preferred stock unless and until such time as Alon Israel converts its shares of convertible preferred stock into shares of common stock. We cannot assure you that the interests of Alon Israel will coincide with the interests of other holders of our convertible preferred stock.

Risks related to our common stock

Our controlling stockholder may have conflicts of interest with other stockholders in the future.

Alon Israel currently owns, directly or indirectly, approximately 76% of our common stock. As a result, Alon Israel is able to control the election of our directors, determine our corporate and management policies and determine, without the consent of our other stockholders, the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including potential mergers or acquisitions, asset sales and other significant corporate transactions. So long as Alon Israel continues to own a significant amount of the outstanding shares of our common stock, Alon Israel will continue to be able to strongly influence or effectively control our decisions, including whether to pursue or consummate potential mergers or acquisitions, asset sales and other significant corporate transactions. We cannot assure you that the interests of Alon Israel will coincide with the interests of other holders of our common stock.

Delaware law and our organizational documents may impede or discourage a takeover, which could adversely affect the value of our common stock.

Provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of discouraging a change of control of our company or deterring tender offers for our common stock. The anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. We are currently subject to Delaware anti-takeover provisions. Additionally, provisions of our certificate of incorporation and bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect some corporate actions. For example, our certificate of incorporation authorizes our board to determine the rights, preferences and privileges and restrictions of unissued shares of preferred stock without any vote or action by our stockholders. Thus our board is able to authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. Our bylaws require advance notice for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Moreover, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting or to take action by written consent. These rights and provisions may have the effect of delaying or deterring a change of control of our company and may limit the price that investors might be willing to pay in the future for shares of our common stock. See the description of our common stock included under the heading “Description of Capital Stock.”

FORWARD LOOKING STATEMENTS

Certain statements contained in this prospectus and the information incorporated by reference herein, or in other written or oral statements made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•	changes in general economic conditions and capital markets;

•	changes in the underlying demand for our products;

•	the availability, costs and price volatility of crude oil, other refinery feedstocks and refined products;

•	changes in the sweet/sour spread;

•	changes in the light/heavy spread;

•	the effects of transactions involving forward contracts and derivative instruments;

•	actions of customers and competitors;

•	changes in fuel and utility costs incurred by our facilities;

•	disruptions due to equipment interruption, pipeline disruptions or failure at our or third-party facilities;

•	the execution of planned capital projects;

•	adverse changes in the credit ratings assigned to our trade credit and debt instruments;

•	the effects of and cost of compliance with current and future state and federal environmental, economic, safety and other laws, policies and regulations;

•	operating hazards, natural disasters, casualty losses and other matters beyond our control;

•	the global financial crisis’ impact on our business and financial condition in ways that we currently cannot predict. We may face significant challenges if conditions in the financial markets do not improve or continue to worsen, such as adversely impacting our ability to refinance existing credit facilities or extend their terms; and

•	the other factors discussed in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K.

Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

USE OF PROCEEDS

The proceeds to us from the sale of all of the shares of the convertible preferred stock in the rights offering is estimated to be $40,000,000 before deducting offering expenses estimated to be approximately $     . We will use the proceeds of the rights offering for payment of amounts owing under the Credit Agreement, dated as of March 15, 2010, by and between Alon Refining Krotz Springs, Inc., a Delaware corporation and a subsidiary of Alon (“ARKS”), the financial institutions party thereto from time to time as lenders (collectively, the “Lenders”), and Bank Hapoalim B.M., a bank organized under the laws of Israel, acting through its New York Branch, as administrative agent and collateral agent for the Lenders (as amended, the “Hapoalim Facility”), and, if any proceeds of the rights offering remain, for general corporate purposes. The obligations owed under the Hapoalim Facility bear interest at either LIBOR plus 3.00% or Bank Hapoalim B.M.’s prime rate plus 1.75%, and are payable currently on November 15, 2010. The proceeds of the Hapoalim Facility were used to repay the outstanding amounts under ARKS’s existing revolving credit facility. As of June 30, 2010, the principal amount outstanding under the Hapoalim Facility was $30,000,000 and bore interest at an effective annual rate of 4%.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The table below sets forth the ratio of combined fixed charges and preference dividends to earnings on a historical basis for the periods indicated:

Six Months
Ended
June 30, 2010	2009	2008	2007	2006	2005

*	*	2.7x	3.9x	8.2x	8.3x

*	For the six months ended June 30, 2010 and the year ended December 31, 2009, our ratio of earnings to fixed charges was less than one-to-one, and our coverage deficiency was approximately $141.4 million for the six months ended June 30, 2010 and $173.7 million for the year ended December 31, 2009.

For purposes of calculating the ratio of combined fixed charges and preference dividends to earnings, earnings is the sum of income before income taxes and before adjustment for minority interests in consolidated subsidiaries, accumulated dividends on preferred stock of subsidiaries and income from equity investees, plus fixed charges, amortization of capitalized interest and distributions from equity investees. Fixed charges consist of interest expense and that portion of rental expense that is representative of an interest factor.

DETERMINATION OF EXERCISE PRICE AND CONVERSION PRICE

Our board of directors established the exercise price for the shares of convertible preferred stock and the conversion price of the convertible preferred stock based on the estimated value of the convertible preferred stock at the date of issuance. Factors considered in setting the exercise price, the conversion price and the terms of the convertible preferred stock included general conditions in the securities markets, alternatives available to us for raising equity capital, the current trading price of our common stock and the amount of proceeds desired. The exercise price for shares of convertible preferred stock is $10.00 per share and the initial conversion price is $7.44 per share. The exercise price and the conversion price do not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the exercise price or the conversion price. You should not consider the exercise price or the conversion price to be an indication of the fair value of the convertible preferred stock to be offered in the rights offering or the common stock issuable upon conversion of the convertible preferred stock.

DESCRIPTION OF CAPITAL STOCK

Alon is authorized to issue two classes of capital stock, designated common stock and preferred stock. The total number of shares of capital stock that Alon is authorized to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, there were outstanding 54,181,329 shares of common stock and no shares of preferred stock. The following description of our capital stock is only a summary, does not purport to be complete and is subject to and qualified by our certificate of incorporation and bylaws and by the provisions of applicable Delaware law.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock do not have preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of the convertible preferred stock and any other preferred stock we may issue in the future.

Blank Check Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

Our certificate of incorporation permits us to issue up to 10,000,000 shares of preferred stock from time to time. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

8.75% Series A Convertible Preferred Stock

There are currently no shares of convertible preferred stock outstanding. For a description of the rights, preferences and privileges of the convertible preferred stock, see the discussion under the heading “The Rights Offering — Terms of the 8.75% Series A Convertible Preferred Stock.”

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

General

Our certificate of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests.

Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

No Stockholder Action by Written Consent

Our certificate of incorporation provides that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be effected by any written consent of stockholders in lieu of a meeting of stockholders. This prevents stockholders from initiating or effecting any action by written consent, thereby limiting the ability of stockholders to take actions opposed by our board of directors.

Advance Notice Procedure

Our bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Only persons nominated by, or at the direction of, our board of directors or by a stockholder who has given proper and timely notice to our secretary prior to the meeting, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. For notice to be timely, it must be received by our secretary not less than 60 nor more than 90 calendar days prior to the first anniversary of the previous year’s annual meeting (or if the date of the annual meeting is advanced more than 30 calendar days or delayed by more than 30 calendar days from such anniversary date, not earlier than the 90th calendar day prior to such meeting or the 10th calendar day after public disclosure of the date of such meeting is first made). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by our chairman of the board, president or secretary after written request of a majority of our board of directors.

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of the specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203.

Limitation of Liability of Officers and Directors

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the rights of our company and our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply if the directors acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as directors. In addition, our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We have entered into Indemnification Agreements with each of our directors and certain of our officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. We also maintain directors and officers insurance.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon. The transfer agent and registrar for our convertible preferred stock will be The Bank of New York Mellon.

THE RIGHTS OFFERING

Background of the Rights Offering

Prior to approving the rights offering, our board of directors, after careful consideration of various factors, including the current market conditions and opportunities and the pro rata nature of a rights offering, which would allow all of our existing stockholders to participate in the rights offering, and after extensive evaluation of several alternatives, believed that the rights offering presented the most viable and cost-effective method for raising the capital necessary to pay amounts owing under the Hapoalim Facility. Taking into consideration the factors discussed above and the effect of the $40,000,000 in additional capital that may be generated in the rights offering before deducting offering expenses, our board of directors believes that the rights offering is in the best interests of Alon and its stockholders.

As described under the heading “Use of Proceeds,” on March 15, 2010, ARKS entered into the Hapoalim Facility. The Hapoalim Facility provided for a single borrowing on March 15, 2010 in the amount of $65 million. As of June 30, 2010, the principal amount outstanding under the Hapoalim Facility was $30 million. The purpose of the rights offering is to raise capital for payment of amounts owing under the Hapoalim Facility and, if any proceeds of the rights offering remain, for general corporate purposes.

Basic Subscription Rights

We are distributing to stockholders of record of our common stock as of the close of business, New York City time, on          , 2010, at no charge, one transferable subscription right for every 13.55 shares of our common stock they hold on the record date, subject to adjustment to eliminate fractional rights. Each right entitles its holder to purchase one share of our convertible preferred stock at an exercise price of $10.00 per share. If all the shares of convertible preferred stock are fully subscribed, we will issue a total of 4,000,000 shares of convertible preferred stock in the rights offering.

Each share of convertible preferred stock will be convertible into shares of our common stock.

Over-Subscription Rights

The over-subscription right associated with each subscription right entitles you, if you fully exercise your basic subscription right, to subscribe to purchase, at the same price per share, any shares of convertible preferred stock that are not purchased by other holders of subscription rights under their basic subscription rights as of the expiration time. If sufficient shares of convertible preferred stock are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of shares of convertible preferred stock available, we will allocate the available shares of convertible preferred stock pro rata among each stockholder exercising the over-subscription right in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares of common stock owned on the record date by all stockholders exercising the over-subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of convertible preferred stock than the stockholder subscribed for pursuant to the exercise of the over-subscription right, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares of convertible preferred stock will be allocated among all other stockholders exercising the over-subscription right on the same pro rata basis described above. The proration process will be repeated until all shares of convertible preferred stock have been allocated or all over-subscription requests have been satisfied. The over-subscription right must be exercised, if at all, concurrently with the basic subscription right prior to the expiration time.

In order to properly exercise your over-subscription right, you must deliver the subscription payment related to your over-subscription right prior to the expiration time. Because we will not know the total number of unsubscribed shares until three days after the expiration date, which is the latest date for our stockholders to deliver the rights certificate according to the guaranteed delivery procedures, if you wish to maximize the number of shares you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our convertible preferred stock that may be available to you (i.e., for the maximum number of shares of convertible preferred stock available to you, assuming you exercise all of your basic subscription right and are allotted the full amount of your over-subscription as elected by you).

Fractional convertible preferred shares resulting from the exercise of the over-subscription right will be eliminated by rounding to the nearest whole share, subject to adjustment as may be necessary to ensure that we offer no more than 4,000,000 shares of convertible preferred stock in the rights offering, with the total subscription payment being adjusted accordingly.

We can provide no assurance that you will actually be entitled to purchase the number of shares of convertible preferred stock issuable upon the exercise of your over-subscription right in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription right if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription right to the extent a sufficient amount of shares of our convertible preferred stock are available following the exercise of subscription rights under the basic subscription rights.

To the extent the aggregate subscription price of the maximum number of unsubscribed shares of convertible preferred stock available to you pursuant to the over-subscription right is less than the amount you actually paid in connection with the exercise of the over-subscription right, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering. To the extent the amount you actually paid in connection with the exercise of the over-subscription right is less than the aggregate subscription price of the maximum number of unsubscribed shares of convertible preferred stock available to you pursuant to the over-subscription right, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription right.

Conversion of the Convertible Preferred Stock to Common Stock

Each share of convertible preferred stock will initially be convertible into 1.344 shares of common stock, which is equivalent to a conversion price of $7.44 per share, subject to adjustment upon the occurrence of certain events.

Record Date

The record date for the rights offering, which was the date used to determine the stockholders entitled to receive subscription rights, was          , 2010.

Exercise Price

The exercise price for each subscription right is $10.00 per share.

Conditions to the Rights Offering

The rights offering is not conditioned upon stockholder approval of the rights offering or to us raising a minimum amount in the rights offering (see “Risk Factors — Completion of the rights offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.”). We may cancel or terminate the rights offering at any time in our sole discretion. If we cancel or terminate the offering, the subscription rights will expire without value, and all exercise payments received by the subscription agent will be returned promptly, without interest or deduction. See “— Extensions, Amendments and Termination.”

Expiration of the Rights Offering

The subscription rights expire, if not previously exercised, at 6:00 p.m., New York City time, on          , 2010, unless the exercise period is extended by us. We currently do not intend to extend the exercise period. If you choose not to fully exercise your subscription rights, your relative ownership in us will be diluted. The subscription rights holders who do not exercise or sell their subscription rights prior to the expiration of the rights offering will lose any value represented by their subscription rights, and the shares of convertible preferred stock into which your subscription rights are exercisable will be available to the rights holders who exercise their over-subscription rights. We will not be required to satisfy your attempt to exercise subscription rights if the subscription agent receives your rights certificate and payment of the exercise price relating to your exercise after your subscription rights expire, regardless of when you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery procedures described below.

Terms of the 8.75% Series A Convertible Preferred Stock

The shares of convertible preferred stock to be issued in the rights offering will be 8.75% Series A Convertible Preferred Stock, $0.01 par value per share. We are offering up to an aggregate of 4,000,000 shares of convertible preferred stock. The terms of the convertible preferred stock are as follows:

Rank.  The convertible preferred stock will rank senior to all of our common stock, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of our company, whether voluntary or involuntary.

Maturity.  The convertible preferred stock is perpetual, and therefore does not have a maturity date.

Dividends.  The convertible preferred stock will rank senior to our common stock with respect to the payment of dividends. Holders of shares of convertible preferred stock will be entitled to receive, when, as and if declared by the board of directors out of funds legally available for such purpose, dividends at an annual rate of 8.75% of the per share stated value of the convertible preferred stock. The initial per share stated value of the convertible preferred stock is $10.00, and is subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the convertible preferred stock. Dividends on the convertible preferred stock will be payable quarterly in arrears in, at our election, cash, shares of common stock or a combination of cash and shares of common stock, commencing on the last calendar day of the first full fiscal quarter following the date of original issuance of the convertible preferred stock. If we elect to pay any dividends in shares of common stock, the amount of those dividends will be computed based on a 3.0% discount from the average of the Volume Weighted Closing Price (as defined below) of the common stock over the 20 consecutive trading days immediately preceding the fifth trading day immediately preceding the record date for the payment of dividends. If we elect to pay all or any portion of a dividend in shares of common stock, we will pay cash in lieu of any fractional share to which a holder would otherwise be entitled. The amount of dividends payable per share of convertible preferred stock for each full quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any other period shorter than a full quarterly dividend period will be prorated on the basis of a 360-day year of twelve 30-day months.

The “Volume Weighted Closing Price” for each trading day will be the product of (a) the total number of shares of our common stock traded on that day on the New York Stock Exchange or, if our common stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which our common stock is listed or admitted to trading, or, if our common stock is not listed or admitted to trading on any national securities exchange, on the principal inter-dealer quotation system on which our common stock is quoted; and (b) the last reported sale price regular way or, in case no sale takes place on such day, the average of the closing bid and ask prices regular way on such trading day, in either case as reported by the New York Stock Exchange, or, if our common stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which our common stock is listed or admitted to trading, or, if our common stock is not listed or admitted to trading on any national securities exchange, the average of the bid and ask prices for such day on the principal inter-dealer quotation system on which our common stock is quoted, or, if our common stock is not quoted on any such inter-dealer quotation system, the average of the bid and ask prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by us for that purpose, or, if no such bid and ask prices can be obtained from any such firm, the fair market value of one share of our common stock on such day as determined in good faith by our board of directors.

Dividends on the convertible preferred stock will be fully cumulative and will accumulate without interest from the date of original issuance of the convertible preferred stock. Dividends on the convertible preferred stock will accrue regardless of whether: (a) our agreements, including our credit facilities, at any time prohibit the current payment of dividends, (b) there are funds legally available for the payment of such dividends, or (c) such dividends are authorized by our board of directors.

No dividends or other distributions, other than dividends payable solely in shares of common stock, may be paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by us, of any shares of our capital stock ranking junior as to the payment of dividends to the convertible preferred stock unless and until all accumulated and unpaid dividends on the convertible preferred stock, including the full dividend for the then-current quarterly dividend period, has been paid or declared and set apart for payment.

If at any time any dividend on any of our capital stock ranking senior as to payment of dividends to the convertible preferred stock is in default, in whole or in part, no dividend may be paid or declared and set apart for payment on the convertible preferred stock unless and until all accumulated and unpaid dividends with respect to that senior ranking dividend stock, including the full dividend for the then-current dividend period, has been paid or declared and set apart for payment, without interest. No full dividends may be paid or declared and set apart for payment on any of our capital stock ranking, as to payment of dividends, equally with the convertible preferred stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the convertible preferred stock for all dividend periods terminating on or prior to the date of payment of those full cumulative dividends. No full dividends may be paid or declared and set apart for payment on the convertible preferred stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on any such equally ranking dividend stock for all dividend periods terminating on or prior to the date of payment of those full cumulative dividends. When dividends are not paid in full upon the convertible preferred stock and any equally ranking dividend stock, all dividends paid or declared and set apart for payment upon shares of convertible preferred stock and the equally ranking dividend stock will be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the convertible preferred stock and the equally ranking dividend stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of convertible preferred stock and equally ranking dividend stock bear to each other.

Liquidation.  The convertible preferred stock will rank senior to the common stock with respect to the distributions of assets upon the liquidation, dissolution or winding up of our company, whether voluntary or involuntary. In the event of a liquidation, dissolution or winding up of our company, we will pay to the holder of convertible preferred stock, prior to the payment to any holder of common stock, an amount equal to $10.00 per share of convertible preferred stock (as adjusted from time to time to reflect any stock dividends, splits, combinations or other similar recapitalization with respect to the shares of convertible preferred stock) and all accumulated, accrued and unpaid dividends on such share, if any, whether or not declared, to the date of final distribution to the holders of shares of convertible preferred stock.

Conversion.  At any time, holders of convertible preferred stock may elect to convert their convertible preferred stock into common stock. Each share of convertible preferred stock will initially be convertible into 1.344 shares of common stock, which is equivalent to a conversion price of $7.44 per share, subject to adjustment upon the occurrence of certain events. The conversion rate will be adjusted from time to time upon the occurrence of certain events, including dividends, splits, combinations or other similar recapitalization with respect to the shares of common stock or convertible preferred stock, and the issuance of rights, warrants, options or other securities to all stockholders. Cash will be paid in lieu of any fractional share of common stock to which a holder would otherwise be entitled upon conversion. In connection with any conversion, you would receive a payment in an amount equal to all declared and unpaid dividends on your shares of convertible preferred stock to the date of conversion (which may, at our election, be in the form of cash, shares of common stock or a combination of cash and shares of common stock), but after conversion you would no longer be entitled to the dividends, liquidation preference or other rights attributable to holders of the convertible preferred stock.

From and after the third anniversary of the date on which the convertible preferred stock is first issued, if over a period of 30 consecutive trading days the average Volume Weighted Closing Price of our common stock for any 20 days during such 30-day period equals or exceeds 130% of the then-prevailing conversion price per share, we may, at our option, require that some or all then outstanding shares of convertible preferred stock be automatically converted into a number of shares of our common stock equal to $10.00 (as adjusted from time to time to reflect any stock dividends, splits, combinations or other similar recapitalization with respect to the shares of common stock) divided by the then-prevailing conversion price. In addition to issuing the necessary number of whole shares of common stock in connection with the automatic conversion, we will pay cash in lieu of any fractional share to which a holder would otherwise be entitled. In addition, in connection with such automatic conversion you would receive a payment in an amount equal to all declared and unpaid dividends on your shares of convertible preferred stock to the date of conversion (which may, at our election, be in the form of cash, shares of common stock or a combination of cash and shares of common stock), but after conversion you would no longer be entitled to the dividends, liquidation preference or other rights attributable to holders of the convertible preferred stock.

Voting.  Holders of the convertible preferred stock will generally have limited voting rights. We may not, without the consent or affirmative vote of the holders of at least 66 2/3% of the outstanding shares of convertible preferred stock, voting separately as a class, (a) authorize, create or issue any shares of any other class or series of capital stock ranking senior to the convertible preferred stock as to dividends or upon liquidation, or

(b) amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the convertible preferred stock.

In addition, if at any time dividends on the convertible preferred stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), all the holders of shares of the convertible preferred stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable during a period of default on the payment of dividends, shall be entitled at the next annual or special meeting of our stockholders to elect two additional directors to our board of directors. Such voting right and the term of the directors so elected will expire at such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of the convertible preferred stock then outstanding shall have been declared and paid or set apart for payment. At any meeting held for the purpose of electing directors at which the holders of the convertible preferred stock and any other preferred stock or preference securities having similar voting rights that are exercisable during a period of default on the payment of dividends shall have the right to elect directors, the presence in person or by proxy of the holders of shares representing a majority in voting power of the then outstanding shares of the convertible preferred stock and any other preferred stock or preference securities having similar voting rights that are exercisable during a period of default on the payment of dividends shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares constituting a majority of the shares of convertible preferred stock and any other preferred stock or preference securities having similar voting rights present at such meeting, in person or by proxy, voting as a class, shall be sufficient to elect any such director.

Redemption.  The holders of the convertible preferred stock may not redeem the convertible preferred stock. From and after the third anniversary of the date on which the convertible preferred stock is first issued, if over a period of 30 consecutive trading days the average Volume Weighted Closing Price of our common stock for any 20 days during such 30-day period equals or exceeds 130% of the then-prevailing conversion price per share, we may, at our option, redeem some or all of the outstanding shares of convertible preferred stock for cash at a price of $10.00 per share of convertible preferred stock (as adjusted to reflect any stock dividends, splits, combinations or other similar recapitalization with respect to the shares of convertible preferred stock) plus all accumulated, accrued and unpaid dividends, if any, whether or not declared, to the date of redemption, on the shares of convertible preferred stock being redeemed (which may, at our election, be in the form of cash, shares of common stock or a combination of cash and shares of common stock). We are not required to set aside funds to redeem the convertible preferred stock.

Other Terms.  We will not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of common stock upon conversion of convertible preferred stock in a name other than that of the holder of the shares of convertible preferred stock being converted, nor will we be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance has paid to us the amount of any tax owing or has established to our satisfaction that the tax has been paid.

The terms of the convertible preferred stock will be set forth in the Certificate of Designations of the 8.75% Series A Convertible Preferred Stock to be filed prior to the consummation of the rights offering. The summary of the terms of the convertible preferred stock above is not intended to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and the Certificate of Designations.

Rights Certificates

Promptly after the date of this prospectus, the subscription agent will send a rights certificate to each holder of our common stock that is entitled to receive a rights certificate and that is registered on our stockholder registry maintained at The Bank of New York Mellon, the transfer agent for our common stock. If you own your shares of common stock through a broker, bank or other nominee, you will not receive an actual rights certificate. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank or other nominee and request a separate certificate. It is not necessary to have a physical rights certificate in order to exercise or sell your subscription rights.

Issuance of Our Convertible Preferred Stock

If you properly exercise your subscription rights, you will be deemed to own shares of the convertible preferred stock immediately after the expiration of the rights offering. We will issue a Direct Registration System book-entry statement representing the shares of convertible preferred stock to you or DTC on your behalf, as the case may be, promptly after the completion of the rights offering and after all pro rata allocations and adjustments have been completed. We have the discretion to delay distribution of any shares you may elect to purchase by exercise of subscription rights if necessary to comply with state securities laws. No interest will be paid to you on the funds you deposit with the subscription agent.

Fractional Subscription Rights and Common Stock

We will not issue fractional subscription rights or cash in lieu of fractional subscription rights. Fractional subscription rights will be eliminated by rounding to the nearest whole share, with such adjustments as may be necessary to ensure that we offer 4,000,000 shares of convertible preferred stock in the rights offering. In the event that, because of the rounding of fractional subscription rights, the rights offering would have been subscribed in an amount in excess of 4,000,000 shares of convertible preferred stock, all holders’ subscription rights will be reduced in an equitable manner. Any excess subscription funds will be promptly returned, without interest or deduction.

If, upon conversion of the convertible preferred stock, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon conversion, pay in lieu of such fractional interest, cash in an amount equal to the product of (a) the Closing Price (as defined in the next sentence) of a share of common stock on the fifth trading day immediately preceding the date on which shares of common stock are issued upon conversion of a share of convertible preferred stock, and (b) such fraction of a share. The “Closing Price” for each trading day will be the last reported sale price regular way or, in case no sale takes place on such day, the average of the closing bid and ask prices regular way on such trading day, in either case as reported by the New York Stock Exchange, or, if our common stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which our common stock is listed or admitted to trading, or, if our common stock is not listed or admitted to trading on any national securities exchange, the average of the bid and ask prices for such day on the principal inter-dealer quotation system on which our common stock is quoted, or, if our common stock is not quoted on any such inter-dealer quotation system, the average of the bid and ask prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by us for that purpose, or, if no such bid and ask prices can be obtained from any such firm, the fair market value of one share of our common stock on such day as determined in good faith by our board of directors.

Method of Purchase — Exercise of Subscription Rights

You may exercise your subscription rights by properly completing and signing your rights certificate. You must deliver your rights certificate, together with any required signature guarantees or other supplemental documentation, to The Bank of New York Mellon, which is acting as the subscription agent for the rights offering. The subscription agent will not accept a facsimile transmission of your completed rights certificate. This delivery must be accompanied by full payment of the exercise price for each share of convertible preferred stock you wish to purchase. If you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described below under “— Guaranteed Delivery Procedures.”

Method of Payment of Exercise Price

Your payment of the exercise price must be made in U.S. dollars for the full number of shares of convertible preferred stock you are purchasing pursuant to the exercise of subscription rights by:

•	certified check drawn upon a U.S. bank payable to the subscription agent;

•	cashier’s check drawn upon a U.S. bank or express money order payable to the subscription agent; or

•	wire transfer of funds to the account maintained by the subscription agent for the purpose of the rights offering at: [ • ].

To confirm receipt of your wire transfer, you may call the subscription agent at [ • ]. You may also wish to send to the subscription agent by facsimile transmission at [ • ] a confirmation of your wiring instructions to alert the subscription agent to your incoming wire transfer.

The subscription agent will not accept non-certified checks drawn on personal or business accounts. The subscription agent will accept payment only by certified check, cashier’s check, express money order or wire transfer of funds.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon receipt of payment in the manner set forth above.

We will retain any interest earned on the payments held by the subscription agent before your shares have been issued to you or your payment is returned to you because your exercise has not been satisfied for any reason.

Delivery of Rights Certificate and Payment

You should deliver your rights certificate, payment of the exercise price (unless you decide to wire your payment) and any notices of guaranteed delivery to the subscription agent by mail, hand delivery or overnight courier to:

Mail: The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor P.O. Box [ • ] South Hackensack, NJ 07606	Hand Delivery or Overnight Courier: The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Payment of the exercise price by wire transfer may be made as provided above under ‘‘— Method of Payment of Exercise Price.”

If you have questions about whether your completed rights certificate or payment has been received, you may call the subscription agent at [ • ].

Your delivery to an address other than the address set forth above or by any method other than as set forth above will not constitute valid delivery.

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the exercise price for each share of convertible preferred stock you wish to purchase, then you will be deemed to have exercised your subscription rights with respect to the maximum number of convertible preferred stock that may be purchased using the total amount that you delivered to the subscription agent.

Unexercised Subscription Rights

In the event that any portion of the subscription rights are not exercised by the holders thereof prior to the expiration of the rights offering, including through the exercise of over-subscription rights, we have the option, but not the obligation, to offer the shares of convertible preferred stock that were subject to such unexercised subscription rights, at the same price per share, to persons and entities that did not hold shares of our common stock as of the record date.

Your Funds Will Be Held by the Subscription Agent Until Shares of Convertible Preferred Stock Are Issued

The subscription agent will hold your payment of the exercise price in a segregated account with other payments received from other rights holders until we issue your shares to you upon consummation of the rights offering.

Signature Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution if you are exercising your subscription rights, unless:

•	your rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

An “eligible institution” is a “financial institution,” which term includes most commercial banks, savings and loan associations and brokerage houses, that is a participant in any of the following:

•	the Securities Transfer Agents Medallion Program;

•	the New York Stock Exchange, Inc. Medallion Signature Program; or

•	the Stock Exchanges Medallion Program.

Notice to Nominees

If you are a broker, bank or other nominee who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee and of the rights offering as soon as possible to learn their intentions with respect to exercising or selling their subscription rights pursuant to their “Beneficial Owner Election Form.” You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” which is provided with your rights offering materials.

Beneficial Owners

If you hold shares of our common stock through a broker, bank or other nominee, you will need to have your broker, bank or other nominee act for you if you wish to exercise or sell your subscription rights. If you wish to exercise or sell your subscription rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials. You should contact your broker, bank or other nominee if you believe you are entitled to participate in the rights offering but have not received this form. If you wish to obtain a separate rights certificate, you should promptly contact the broker, bank or other nominee and request that a separate rights certificate be issued to you.

If you hold certificates of our common stock directly and would prefer to have your broker, bank or other nominee act for you, you should promptly contact your broker, bank or other nominee and request it to effect the transactions for you. If you wish to exercise or sell your subscription rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials.

If you wish to exercise or not exercise your subscription rights, the “Beneficial Owner Election Form” must be completed and returned to your broker, bank or other nominee such that it will actually be received by your broker, bank or other nominee by 6:00 p.m., New York City time, on          , 2010, the last business day prior to the scheduled expiration date of the rights offering of          , 2010, which may be extended by us in our sole discretion. If you wish to sell some or all of your subscription rights, the “Beneficial Owner Election Form” must be completed and returned to your broker, bank or other nominee such that it will actually be received by your broker, bank or other nominee by 6:00 p.m., New York City time, on          , 2010, the fifth business day prior to the scheduled expiration date of the rights offering of          , 2010, which may be extended by us in our sole discretion.

We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. If you exercise your subscription rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee. If you sell your subscription rights, you will be responsible for any fees or commissions relating to that sale.

Instructions for Completing Your Rights Certificate

You should read and follow the instructions accompanying the rights certificate carefully.

If you want to exercise your subscription rights, you should send your rights certificate with the payment of the exercise price to the subscription agent. Payment can also be made by wire transfer, but you still need to send your rights certificate to the subscription agent. Do not send your rights certificate and exercise price payment to us or the information agent.

You are responsible for the method of delivery of your rights certificate. If you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate to the subscription agent prior to the expiration of the rights offering.

No Revocation of Exercise of Subscription Rights

Once you have exercised your subscription rights, you may not revoke or withdraw your exercise. Unless our board of directors cancels or terminates the rights offering, all exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of convertible preferred stock at an exercise price of $10.00 per share.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your subscription rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time period as we may determine. We may reject the exercise of any of your subscription rights because of any defect or irregularity in the exercise, and we may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not receive or accept any exercise of subscription rights until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion.

Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your rights certificate, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if it is not in accordance with the terms of the rights offering or in proper form. We and the subscription agent will also not accept your exercise of subscription rights if we and the subscription agent believe, in our sole discretion, that our issuance of shares of our convertible preferred stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

Guaranteed Delivery Procedures

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the subscription agent prior to the expiration of the rights offering the exercise price payment for each share of convertible preferred stock you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “— Method of Payment of Exercise Price”;

•	deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery”; and

•	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions for Completion of Rights Certificates, which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

•	your name;

•	the number of subscription rights represented by your rights certificate and the number of shares of our convertible preferred stock you are purchasing under your subscription rights; and

•	your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “— Delivery of Rights Certificate and Payment.” You may alternatively transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission at [ • ]. To confirm facsimile deliveries, you may call [ • ].

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Banks and brokerage firms should call the information agent at [ • ] to request additional copies of the form of Notice of Guaranteed Delivery. All other persons should call toll-free at [ • ].

Subscription Agent and Information Agent

We have appointed The Bank of New York Mellon to act as subscription agent and information agent for the rights offering. We will pay all customary fees and expenses of the subscription agent and the information agent related to the rights offering, except for fees, applicable brokerage commissions, taxes and other expenses relating to the sale of subscription rights by the subscription agent, all of which will be for the account of the transferor of the subscription rights. We also have agreed to indemnify the subscription agent and the information agent from liabilities that they may incur in connection with the rights offering.

Transferability of Subscription Rights

The subscription rights will be transferable commencing on          , 2010 and will continue to be transferable until 4:00 p.m., New York City time, on          , 2010, the last business day prior to the expiration date of the rights offering, which may be extended by us in our sole discretion.

Method of Selling Subscription Rights

You may seek to sell your subscription rights through normal investment channels. We anticipate that the subscription rights will be eligible to trade on the NYSE from the commencement of the rights offering until 4:00 p.m., New York City time, on          , 2010, the last business day prior to the scheduled expiration date of the rights offering, which may be extended by us in our sole discretion. The subscription rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the subscription rights will develop or, if a market does develop, as to how long it will continue or at what prices the subscription rights will trade. Therefore, we cannot assure you that you will be able to sell any of your subscription rights or as to the value you may receive in a sale. Commissions and applicable taxes or broker fees may apply if you sell your subscription rights.

Method of Transferring Subscription Rights

You may transfer the subscription rights evidenced by a single rights certificate by completing Box 4 and Box 5, Section II of your rights certificate in accordance with the instructions on your rights certificate. A portion of the subscription rights evidenced by a single rights certificate representing full and not any fractional subscription rights may be transferred by delivering to the subscription agent a rights certificate properly endorsed for transfer, with instructions to register that portion of the subscription rights indicated in the name of the transferee and to issue a new rights certificate to the transferee evidencing the transferred subscription rights.

If you wish to transfer all or a portion of your subscription rights, you should allow a sufficient amount of time prior to the expiration of the rights offering for the transfer instructions to be received and processed by the subscription agent and the subscription rights evidenced by the new rights certificates to be exercised or sold by the recipients of the rights certificates. The required time will depend upon the method by which delivery of the rights certificates and payment is made and the number of transactions you instruct the subscription agent to effect. Please bear in mind that the rights offering period is limited. Neither we nor the subscription agent shall have any liability to a transferee or you if rights certificates or any other required documents are not received in time for exercise or sale prior to the expiration of the rights offering.

A new rights certificate will be issued to you upon the partial sale of subscription rights. However, unless you make other arrangements with the subscription agent, you must pick up your new rights certificate representing your unused subscription rights at the subscription agent’s address set forth above under “— Delivery of Rights Certificate and Payment.”

Selling Subscription Rights through the Subscription Agent

If you hold your subscription rights in your own name, you may seek to sell or transfer your subscription rights through the subscription agent. If you wish to have the subscription agent seek to sell your subscription rights, you must check the applicable box in Box 4 and Box 5, Section II of your rights certificate and deliver your rights certificate to the subscription agent. If you want the subscription agent to seek to sell only a portion of your subscription rights, you must include instructions setting forth what you would like done.

If the subscription agent sells subscription rights for you, it will send you a check for the net proceeds from the sale of any of your subscription rights as soon as practicable after the expiration of the rights offering. If your subscription rights can be sold, the sale will be deemed to have been made at the weighted average net sale price of all subscription rights sold by the subscription agent regardless of the price actually received by the subscription agent for the sale of your subscription rights. The subscription agent will charge a transaction fee of $[ • ] per sale transaction for each holder of subscription rights whose subscription rights are sold in that transaction and any applicable taxes, regardless of the number of subscription rights sold in that transaction. The aggregate fees charged by the subscription agent for selling subscription rights will be deducted from the aggregate sale price for all such subscription rights in determining the weighted average net sale price of all such subscription rights. Neither we nor the subscription agent can give you any assurance that the subscription agent will be able to sell your subscription rights.

The subscription agent must have received your properly executed rights certificate and appropriate instructions before 6:00 p.m., New York City time, on          , 2010, the fifth business days before the expiration date of the rights offering. If less than all sales orders received by the subscription agent are filled, it will prorate the sales proceeds among you and the other holders of subscription rights based on the number of subscription rights that each holder has instructed the subscription agent to sell, regardless of when the instructions are received by it. The subscription agent is required to sell your subscription rights only if it is able to find buyers. If the subscription agent cannot sell your subscription rights by 4:00 p.m., New York City time, on          , 2010, the third business day prior to the expiration date of the rights offering, the subscription agent will return your rights certificate to you by overnight delivery.

Foreign Stockholders

If you are a rights holder whose address is outside the United States, and if it is not, in our sole judgment, unlawful to do so, the subscription agent will mail rights certificates to you. To exercise your subscription rights, you must notify the subscription agent on or prior to 6:00 pm, New York City time, on          , 2010, the expiration date of the rights offering (unless the exercise period is extended by us), and take all other steps which are necessary to exercise your subscription rights, on or prior to that time. If you do not follow these procedures prior to the expiration date of the rights offering, your subscription rights will expire.

The rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, shares of convertible preferred stock if you are a resident of any such state or other jurisdiction. If necessary, we may delay commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of those states or other jurisdictions. In addition, in certain circumstances, in order to comply with applicable state securities laws, we may not be able to honor all over-subscription rights even if we have shares of convertible preferred stock available. We do not anticipate that there will be any changes in the rights offering, and we may, in our sole discretion, decline to make modifications to the terms of the rights offering requested by regulators in states or other jurisdictions, in which case stockholders who live in those states or other jurisdictions will not be eligible to participate in the rights offering.

Procedures for DTC Participants

We expect that subscription rights may be exercised through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the exercise price for each share you are purchasing pursuant to your exercise of your subscription rights.

Extensions, Amendments and Termination

The period for exercising the subscription rights will be extended as required by applicable law and may be extended if we decide that changes in the market price of our common stock warrant an extension or if we decide to give rights holders more time to exercise their subscription rights. We may extend the expiration date by giving oral or written notice to the subscription agent and information agent prior to the scheduled expiration of the rights offering. If we elect to extend the exercise period, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day prior to the most recently announced expiration date.

We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering.

In addition, while we have no intention of terminating the rights offering, we have reserved the right to terminate the rights offering in the event that unforeseen circumstances occur, including a change in the market price of our common stock, between the date of this prospectus and the scheduled expiration of the rights offering. If the rights offering is terminated, we will issue a press release announcing the termination, and the subscription agent will return as soon as practicable all exercise payments, without interest and deduction. If you hold your shares in “street name,” it may take longer for you to receive payment because the subscription agent will send payment through the record holder of your shares.

No Board Recommendation

Neither we nor our board of directors has made any recommendation as to whether you should exercise or sell your subscription rights. You should make those decisions based upon your own assessment of your best interests. However, if you do not exercise or sell your subscription rights, you will lose any value inherent in the subscription rights, and if you do not exercise your subscription rights, your percentage ownership interest in us will be diluted.

Stockholder Indications

Alon Israel, which owns approximately 76% of our outstanding common stock, has indicated its intention to exercise its basic subscription rights to purchase approximately $30 million of convertible preferred stock. If Alon Israel exercises its basic subscription rights in full and no other subscription rights are exercised, Alon Israel would own approximately 77.69% of our common stock assuming Alon Israel fully converts the convertible preferred stock held by it to common stock immediately following completion of the rights offering.

Listing of Convertible Preferred Stock

The convertible preferred stock is a new issue of securities with no established trading market. We intend to apply to list the convertible preferred stock on the New York Stock Exchange. If approved for listing, we expect trading of the convertible preferred stock to begin within  days after the expiration of the rights offering. Listing of the convertible preferred stock does not guarantee that a trading market for the convertible preferred stock will develop. If there is no active trading market, or the trading market is not sustained, you may not be able to sell your convertible preferred stock or be able to sell your convertible preferred stock at a price that is satisfactory to you. In the event there is not an active trading market in the convertible preferred stock, because there is no maturity date for the convertible preferred stock, conversion of the convertible preferred stock into shares of our common stock and the sale of those shares of common stock or redemption by us of your shares of convertible preferred stock may be the only way for you to liquidate your investment in any shares of convertible preferred stock you purchase in the rights offering.

Common Stock and Convertible Preferred Stock

On the record date for the rights offering, there were           shares of our common stock outstanding. Assuming that the rights offering is fully subscribed, 4,000,000 shares of convertible preferred stock will be outstanding immediately after the rights offering. Based upon the initial conversion rate and assuming 54,181,329 shares of our common stock were outstanding immediately prior to the expiration of the rights offering, 5,376,400 shares of common stock would be issuable upon the conversion of the convertible preferred stock, and we would have 59,557,729 shares of common stock outstanding, assuming the full conversion of the convertible preferred shares, immediately after the closing of the rights offering.

Questions About Exercising Subscription Rights

If you have any questions about or require assistance regarding the procedure for exercising your subscription rights, including the procedure if you have lost your rights certificate or would like additional copies of this prospectus, the Instructions for Completion of the Rights Certificates or the Notice of Guaranteed Delivery, please contact the information agent at [ • ].

If you have any questions about whether your completed rights certificate or payment has been received, please contact the subscription agent at [ • ].

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material federal income tax consequences of the rights offering to holders of common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date of this prospectus, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons, meaning (a) a citizen or resident of the United States, (b) a domestic corporation, (c) any estate (other than a foreign estate), and (d) any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that elects to be so treated. Generally, for federal income tax purposes an estate is classified as a “foreign estate” based on the location of the estate assets, the country of the estate’s domiciliary administration, and the nationality and residency of the domiciliary personal representative.

This discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, but not limited to, holders who are subject to the alternative minimum tax, holders who are dealers in securities or foreign currency, foreign persons (defined as all persons other than U.S. persons), insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.

We have not sought, and will not seek, a ruling from the Internal Revenue Service regarding the federal income tax consequences of the rights offering or the related share issuances. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws. Accordingly, each recipient of subscription rights should consult its tax advisor with respect to the particular tax consequences of the rights offering or the related share issuances.

The material federal income tax consequences for a U.S. person holding common stock on receipt of subscription rights under the rights offering will be as follows:

Subscription Rights

Receipt.  The distribution by a corporation to the holders of its common stock of subscription rights to acquire its convertible preferred stock will be treated for tax purposes as a distribution of the convertible preferred stock itself. The distribution by a corporation of convertible preferred stock to holders of its common stock will not be taxable unless the distribution of such stock would result in a “disproportionate” distribution. In general, a distribution of convertible preferred stock will be treated as disproportionate when considering all relevant facts and circumstances such as the time within which the conversion right must be exercised, the dividend rate, the marketability of the stock and the conversion price, the distribution is likely to result in some stockholders exercising their conversion rights and receiving common stock and others receiving money or other property (e.g., the receipt by non-converting stockholders of convertible preferred stock redemption proceeds). According to applicable Treasury regulations, a distribution of convertible preferred stock is unlikely to result in a disproportionate distribution under circumstances where (a) the conversion right may be exercised over a long period (e.g., 20 years) and (b) the dividend rate is consistent with market conditions at the time the convertible preferred stock is distributed. In contrast, applicable Treasury regulations provide that a distribution of convertible preferred stock is likely to result in a disproportionate distribution under circumstances where (a) the conversion right must be exercised within a relatively short period (e.g., four months) and (b) taking into account additional factors such as the conversion price, dividend rate, redemption provisions and marketability of the convertible preferred stock it may be anticipated that some stockholders will exercise their conversion right and some will not.

Because the determination of whether or not a distribution of convertible preferred stock will be treated as disproportionate is based on all relevant facts and circumstances, and because the applicable Treasury regulations only provide specific guidance in the more extreme cases referred to above, it is not possible to definitively conclude whether the currently contemplated distribution of subscription rights (or a distribution of the convertible preferred stock) to holders of common stock would be considered to result in a “disproportionate” distribution. Nevertheless, for information reporting and other United States federal income tax purposes, we believe that the distribution of subscription rights should not be treated as substantially disproportionate, and thus should not be treated as a taxable event to you, based primarily on the following considerations: (a) the fact that the right to convert the convertible preferred stock into common stock (which continues for the life of the convertible preferred stock) is substantially longer than the four-month period used by regulations described above to illustrate a set of circumstances under which full conversion is unlikely to occur and thus a distribution is substantially disproportionate; (b) the fact that there is no current market for convertible preferred stock (and no assurance that a market for the convertible preferred stock will develop) indicates that any convertible preferred stock stockholder that desired to liquidate such holder’s investment prior to redemption of the convertible preferred stock would likely have to convert such stock into common stock; and (c) the fact that we cannot redeem the preferred stock except in cases in which all holders would be expected to have already converted, and even then might elect to automatically convert all the shares of convertible preferred stock to shares of common stock instead of redeeming it for cash, is inconsistent with the assumption that some holders of the preferred will end up with cash while others end up with common stock. Because of the uncertainty of the law, however, the Internal Revenue Service may assert that your receipt of subscription rights is currently taxable, with the consequences described below under the heading “— Alternative Treatment of Subscription Rights.” It is uncertain whether this position would be sustained by a court if challenged by the Internal Revenue Service. The remainder of the discussion under this heading “— Subscription Rights” assumes that the distribution of the subscription rights in the rights offering will not result in a “disproportionate” distribution.

Tax Basis and Holding Period.  The tax basis of the subscription rights you receive will be zero unless either (a) the fair market value of the subscription rights on the date distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (b) you elect, by attaching a statement to your federal income tax return for the taxable year in which the subscription rights are received, to allocate part of your tax basis of such common stock to the subscription rights. We do not believe that the fair market value of the subscription rights satisfies the 15% threshold. If, however, you elect to allocate part of your tax basis to the subscription rights, then upon exercise of the subscription rights, your tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. Your holding period for the subscription rights received in the rights offering will include your holding period for the common stock with respect to which the subscription rights were received.

Expiration.  You will not recognize any gain or loss if you allow the subscription rights received in the rights offering to expire, and your tax basis in the common stock with respect to which such subscription rights were distributed will be equal to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering.

Exercise; Tax Basis in and Holding Period of Convertible Preferred Stock.  You will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis of the convertible preferred stock acquired through exercise of the subscription rights will equal the sum of the exercise price for the convertible preferred stock and your tax basis, if any, in the subscription rights as described above. Your holding period for the convertible preferred stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Alternative Treatment of Subscription Rights

Receipt of the Subscription Rights.  If the Internal Revenue Service were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a “disproportionate” distribution, each holder would be considered to have received a distribution with respect to such holder’s common stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. We believe that it has accumulated earnings and profits as of the end of its 2009 taxable year, and that it may have positive earnings and profits during 2010, but the precise amounts of such current or accumulated earnings and profits cannot be known at this time. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in your common stock, and any excess generally will be taxable to you as capital gain (long-term, if your holding period with respect to your common stock is more than one year as of the date of distribution). Under current law, so long as certain holding period requirements are satisfied, the maximum federal income tax rate on most dividends received by individuals before January 1, 2011 is generally 15%.

Tax Basis and Holding Period.  Under this alternative view, your tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution, and the holding period for the subscription rights would begin upon receipt. The remainder of the discussion under this heading ‘‘— Alternative Treatment of the Subscription Rights” assumes that a holder’s receipt of subscription rights in the rights offering is a taxable event.

Expiration.  If your subscription rights lapse without being exercised, you will recognize a capital loss equal to your tax basis in such expired subscription rights. The deductibility of capital losses is subject to limitations.

Exercise; Tax Basis in and Holding Period of the Convertible Preferred Stock.  You will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis of the convertible preferred stock acquired through exercise of the subscription rights will equal the sum of the exercise price for the convertible preferred stock and your tax basis in the subscription rights as described above. The holding period for the convertible preferred stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Convertible Preferred Stock

Dividends.  Distributions with respect to your convertible preferred stock will generally be treated as dividends to the extent of our current or accumulated earnings and profits in the year of distribution. Distributions in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in the convertible preferred stock, and any excess generally will be taxable as capital gain to you (long-term if the holding period for your convertible preferred stock is more than one year at the time of the distribution). Under current law, so long as certain holding period requirements are satisfied, the maximum federal income tax rate on most dividends received by individuals before January 1, 2011 is generally 15%.

Adjustments.  In general, anti-dilution adjustments do not result in constructive distributions. However, in certain circumstances, an adjustment to the conversion ratio of the convertible preferred stock, or the failure to make such an adjustment, may result in constructive distributions taxable as described in the preceding paragraph. In such event, your tax basis in the convertible preferred stock would be increased by the amount of any such dividend.

Conversion.  In the event that unpaid dividends have accrued with respect to your convertible preferred stock in an amount in excess of the amount that was distributed to you (which we will refer to herein as an “excess dividend arrearage amount”), the conversion of convertible preferred stock into common stock may result in a constructive distribution to you. The amount of such a constructive distribution would be the lesser of (a) the amount by which the fair market value of the common stock received upon conversion of your convertible preferred stock exceeds the issue price of the converted convertible preferred stock, or (b) the excess dividend arrearage amount. The amount of any such constructive distribution would be treated for tax purposes in the manner described under the heading ‘‘— Convertible Preferred Stock — Dividends,” above. The aggregate tax basis of any shares of common stock that you receive with respect to any excess dividend arrearage amount (which we will refer to herein as “excess dividend arrearage common stock”) will be increased by the amount of such constructive distribution, and your holding period for any such shares will begin on the date of the conversion. Subject to the foregoing, you will not recognize gain or loss upon the conversion of shares of convertible preferred stock into shares of our common stock (except to the extent of cash, if any, received in lieu of fractional shares of common stock). Your tax basis in the shares of common stock (other than excess dividend arrearage common stock described above) will equal your tax basis in the shares of convertible preferred stock exchanged therefore, and your holding period with respect to the shares of common stock (other than excess dividend arrearage common stock described above) will include your holding period for the shares of convertible preferred stock exchanged therefor. The receipt of cash (if any) in lieu of a fractional interest in a share of common stock will be taxed as if the fractional share of common stock had been issued and then redeemed for cash. Accordingly, you will generally recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional interest and your tax basis in the fractional interest.

Redemption.  Under section 302 of the Code, a redemption of convertible preferred stock generally will be treated as a sale or exchange if such redemption completely terminates your entire actual and constructive stock interest in our equity or is either “substantially disproportionate” or is “not essentially equivalent to a dividend” with respect to you. In determining whether any of these tests is met, you must take into account the shares of stock actually owned by you as well as the shares of stock constructively owned by you under the constructive ownership rules of section 318 of the Code. Under these constructive ownership rules, you will be deemed to own any shares of our capital stock that are owned, actually and in some cases constructively, by certain related individuals or entities and any shares of our capital stock that you have a right to acquire by exercise of any option or by conversion of exchange of a security. A redemption of shares of your convertible preferred stock will be treated as “substantially disproportionate” if (a) your percentage ownership of our outstanding voting stock (including all classes of stock that have voting rights) is reduced immediately after the redemption to less than 80% of your percentage interest in such stock immediately before the redemption, (b) your percentage ownership of our outstanding common stock (both voting and non-voting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption, and (c) you own, immediately after the redemption, less than 50% of the total of combined voting power of all classes of our stock entitled to vote. A redemption of shares of your convertible preferred stock will be treated as “not essentially equivalent to a dividend” if you experience a “meaningful reduction” in your percentage interest in our equity as a result of the redemption. Depending on your particular circumstances, taking into account whether you are part of management or our board of directors, even a small reduction in your stock ownership interest in us may satisfy this test. If the redemption is treated as a sale or exchange, you will recognize capital gain or loss equal to the difference between the amount received in the redemption and your tax basis in the convertible preferred stock immediately before the redemption. Such capital gain or loss will be long-term if you have held the convertible preferred stock for more than one year. If the redemption does not constitute a sale or exchange, the receipt of cash will be treated as a distribution with respect to the convertible preferred stock.

Effect of Section 306 on Sale or Redemption.  Section 306 of the Code provides rules under which gain on a sale or redemption of certain preferred stock received in tax-free transactions (“Section 306 Stock”) may instead be treated as a dividend. As part of these rules, if stock rights with respect to preferred stock are issued as a non-taxable distribution, such stock rights are treated as Section 306 Stock, and the preferred stock received upon exercise of those rights is also treated as Section 306 Stock. Thus, assuming that the distribution of subscription rights is treated as a non-taxable distribution, as we believes it should be, then your subscription rights will be treated as Section 306 Stock, and any convertible preferred stock you acquire by exercising those rights will also be Section 306 Stock, with the following results: (a) if you sell the convertible preferred stock, your gain on the sale will be treated as ordinary income (rather than as capital gain) to the extent of the lesser of the fair market value of the subscription rights at the time of their distribution and your allocable share of the our current and accumulated earnings and profits as of that date; (b) if your convertible preferred stock is redeemed by us, the full amount you receive will be treated as a distribution from us (and thus taxable as a dividend to the extent we have, at that time, current or accumulated earnings and profits) rather than as proceeds from a sale or redemption; and (c) if your convertible preferred stock is converted into common stock, the common stock will not be treated as Section 306 Stock.

PLAN OF DISTRIBUTION

On or about          , 2010, we will distribute the subscription rights, rights certificates and copies of this prospectus to the holders of our common stock that are entitled to subscription rights and are registered on our stockholder registry maintained at The Bank of New York Mellon. The subscription rights holders who wish to exercise their subscription rights and purchase shares of our convertible preferred stock must complete the rights certificate and return it with payment for the shares to the subscription agent at the following address:

By Mail: The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor P.O. Box [ • ] South Hackensack, NJ 07606	By Hand Delivery or Overnight Courier: The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

See “The Rights Offering — Method of Purchase — Exercise of Subscription Rights.” If you have any questions, you should contact the information agent.

In the event that the rights offering is not fully subscribed, holders of subscription rights who exercise all of their subscription rights pursuant to their basic subscription right will have the opportunity to subscribe for unsubscribed rights pursuant to the over-subscription right. See further the section of this prospectus entitled “The Rights Offering.”

In the event that any portion of the subscription rights are not exercised by the holders thereof prior to the expiration of the rights offering, including through the exercise of over-subscription rights, we have the option, but not the obligation, to offer the shares of convertible preferred stock that were subject to such unexercised rights, at the same price per share, to persons and entities that did not hold shares of our common stock as of the record date.

Alon Israel, which owns approximately 76% of our outstanding common stock, has indicated its intention to exercise its basic subscription rights to purchase approximately $30 million of convertible preferred stock.

Currently, we have not employed any brokers, dealers or underwriters in connection with the solicitation for exercise of subscription rights in the rights offering. During the rights offering period, we may decide to engage a dealer-manager to coordinate the marketing of the rights offering and to solicit stockholders to exercise their subscription rights. If we determine to engage a dealer-manager we intend to file a report with the SEC to disclose the terms of the agreement, including commission, fees and reimbursement arrangements. We will pay the fees and expenses of The Bank of New York Mellon, as subscription agent and information agent, except for fees, applicable brokerage commissions, taxes and other expenses relating to the sale of subscription rights by the subscription agent, all of which will be for the account of the transferor of the subscription rights, and we have agreed to indemnify the subscription agent and the information agent from certain liabilities in connection with the offering. We will pay out-of pocket expenses, including payments to legal advisors, accountants and subscription agents, printing costs, mailing costs and filing fees estimated to total approximately $     .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table presents information regarding the number of shares of Alon common stock beneficially owned as of August 1, 2010 by each of Alon’s directors, each executive officer of Alon named in the Summary Compensation Table included in our 2010 Proxy Statement, which is incorporated by reference herein, and all directors and executive officers of Alon as a group. In addition, the table presents information about each person known by Alon to beneficially own 5% or more of Alon’s outstanding common stock. The table also presents the potential effects of the rights offering on the ownership of common stock (assuming conversion of the convertible preferred stock immediately after consummation of the rights offering) if only Alon Israel exercises its basic subscription rights and no other shares of convertible preferred stock are sold. Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of outstanding shares is calculated on the basis of 54,181,329 shares of Alon common stock outstanding as of August 1, 2010.

	Beneficial Share Ownership
			Percent of
			Outstanding Shares
			if only Alon Israel
		Percent of	Exercises Basic
	Number	Outstanding	Subscription
	of Shares	Shares	Rights

Directors, Executive Officers and 5% Stockholders
Directors and Executive Officers:
David Wiessman(1)	2,715,519	5.01%	4.85%
Itzhak Bader	—	—	—
Boaz Biran	—	—	—
Shlomo Even	—	—	—
Avinadav Grinshpon	—	—	—
Ron W. Haddock	22,583	*	*
Jeff D. Morris(2)	100	*	*
Yeshayahu Pery	—	—	—
Zalman Segal	10,083	*	*
Avraham Shochat(3)	8,696	*	*
Joseph Israel(4)	7,258	*	*
Shai Even(4)	—	—	—
Michael Oster(4)	93	*	*
Harlin R. Dean(5)	7,446	*	*
All directors and executive officers as a group (18 persons)(1)(2)(4)	2,791,278	5.15%	4.98%
Other 5% or more Stockholders
Alon Israel Oil Company, Ltd.(6)(7)	41,183,097	76.01%	77.69%
Africa-Israel Investments Ltd.(8)	6,255,313	11.55%	10.74%

*	Indicates less than 1%

(1)	Includes: (a) a right to exchange a 2.71% ownership interest in Alon Israel held in trust by Eitan Shmueli, as trustee, of which Mr. Wiessman is the sole beneficiary, for a 2.71% ownership interest in certain subsidiaries of Alon Israel, including Alon, which if exercised in full as of August 1, 2010 would represent 1,468,314 shares of Alon common stock; and (b) 1,247,205 shares of Alon common stock held by Mr. Wiessman.

(2)	Jeff D. Morris, Claire A. Hart (an executive officer of Alon) and Joseph A. Concienne, III (an executive officer of Alon) each own shares of non-voting stock of Alon Assets and Alon Operating. Alon Assets and Alon Operating are subsidiaries of Alon through which Alon conducts substantially all of its business. As of August 1, 2010, there were 239,462.65 shares of capital stock of Alon Assets outstanding and 89,921.92 shares of capital stock of Alon Operating outstanding. Messrs. Morris, Hart and Concienne each own shares of non-voting stock of Alon Assets and Alon Operating as set forth in the following table:

	Alon Assets		Alon Operating
	Non-Voting	Percent of all	Non-Voting	Percent of all
Name of Beneficial Owner	Common Stock	Common Stock	Common Stock	Common Stock

Jeff D. Morris	10,689.4	4.46%	4,014.1	4.46%
Claire A. Hart	2,672.2	1.12	1,003.4	1.12
Joseph A. Concienne	1,413.4	0.59	530.7	0.59

Total	14,775.0	6.17%	5,548.2	6.17%

The individuals named in the table above hold options to purchase an aggregate of 2,793.5 shares of Alon Assets and 1,049.1 shares of Alon Operating. Subject to the satisfaction of specified performance targets and certain acceleration events, these options vest in full by December 31, 2010 (assuming the continued employment of the individuals).

(3)	Shares of Alon common stock are held in trust by Sian Holdings Enterprises LTD., which is an entity controlled by Mr. Shochat.

(4)	Pursuant to the Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan, on March 7, 2007 Alon made grants of Stock Appreciation Rights (“SARs”) to certain officers at a grant price of $28.46 per share. On January 25, 2010, Alon amended the March 7, 2007 SARs grants to extend the exercise period. The SARs granted on March 7, 2007 vest as follows: 50% on March 7, 2009, 25% on March 7, 2010 and 25% on March 7, 2011 and are exercisable (as amended) during the 3-year period following the date of vesting.

Pursuant to the Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan, on January 25, 2010 Alon made grants of SARs to certain officers at a grant price of $16.00 per share. The SARs granted on January 25, 2010 vest as follows: 50% on December 10, 2011, 25% on December 10, 2012 and 25% on December 10, 2013 and are exercisable during the 365-day period following the date of vesting.

When exercised, the SARs are convertible into shares of Alon common stock, the number of which will be determined at the time of exercise by calculating the difference between the closing price of Alon common stock on the exercise date and the grant price of the SARs (the “Spread”), multiplying the Spread by the number of SARs being exercised and then dividing the product by the closing price of Alon common stock on the exercise date. In no event may a SAR be exercised if the Spread is not a positive number. On August 2, 2010, the reported closing price for Alon common stock on the NYSE was $6.67 which was less than the respective grant prices, and, as a result, no shares are reflected in this table in respect of the SARs.

(5)	Harlin R. Dean, Alon’s Senior Vice President-Legal, Secretary and General Counsel, resigned effective July 16, 2010. Pursuant to Mr. Dean’s Form 4s on file with the SEC on July 16, 2010, he beneficially owned 7,446 shares of Alon common stock on such date.

(6)	Alon Israel filed a Schedule 13D/A with the SEC on January 5, 2010 reporting that Alon Israel beneficially owned 41,183,097 shares of Alon common stock, of which it had sole investment and voting power over 40,952,082 shares and shared investment and voting power over 231,015 shares owned by Tabris Investments Inc. (a wholly-owned subsidiary of Alon Israel). The address of Alon Israel and Tabris is Europark (France Building), Kibbutz Yakum 60972, Israel.

As of August 1, 2010, Alon Israel had 6,215,185 ordinary shares outstanding, which were owned of record as follows:

		Percent of
	Number of	Outstanding
Record Holder	Shares	Shares

Bielsol Investments (1987) Ltd. (a)	3,131,375	50.38%
Several Purchase Organizations of the Kibbutz Movement (b)	2,915,497	46.91
Mr. Eitan Shmueli, as trustee (c)	168,313	2.71

Total	6,215,185	100.00%

(a)	Bielsol Investments (1987) Ltd. is a privately held Israeli limited liability company that is beneficially owned (1) 80.0% by Shebug Ltd., an Israeli limited liability company that is wholly-owned by the family of Shraga Biran, the father of Boaz Biran, one of Alon’s directors, and (2) 20.0% by David Wiessman, the Executive Chairman of the Board. The address of Bielsol Investments (1987) Ltd. is 1 Denmark St., Petach-Tivka, Israel.

(b)	The Kibbutz Movement is a combination of approximately 270 economic cooperatives, or purchase organizations, engaged in agriculture, industry and commerce in Israel. The shares of Alon Israel shown in the table above as owned by several purchase organizations of the Kibbutz Movement are owned of record by nine such purchase organizations. Each of the purchase organizations that owns of record 5% or more of the outstanding shares of Alon Israel is shown on the following table:

		Percent of
	Number of	Outstanding
Purchase Organization	Shares	Shares

Granot Cooperative Regional Organization Corporation (i)	505,172	8.13%
Mishkey Emek Hayarden Ltd.	489,012	7.87%
Miskey Hanegev Export Ltd.	476,209	7.66%
Mishkey Darom Cooperative Regional Organization Corporation	385,519	6.20%
Mishkey Galil elyon Cooperative Regional Organization Corporation	391,005	6.30%
Alonit Cooperative Regional Organization Corporation	405,394	6.53%

(i)	Itzhak Bader, one of Alon’s directors, is Chairman of Granot Cooperative Regional Organization Corporation.

The purchase organizations of the Kibbutz Movement have granted a holding company, or the Holding Company, an irrevocable power of attorney to vote all of the shares of Alon Israel held by such purchase organizations. The Holding Company is an Israeli limited liability company that is owned by nine organizations of the Kibbutz Movement, some of which are also stockholders of Alon Israel. One of Alon’s directors, Mr. Bader, is Chairman of the Holding Company.

(c)	The shares of Alon Israel held by Mr. Eitan Shmueli are held by him as trustee of a trust which David Wiessman, the Executive Chairman of the Board, is the sole beneficiary. These shares are treated as non-voting shares.

Bielsol Investments (1987) Ltd., the purchase organizations of the Kibbutz Movement and the Holding Company are parties to a stockholders agreement. Under that agreement:

•	Certain major decisions made by Alon Israel require the approval of more than 75% of the voting interests in Alon Israel or of more than 75% of the board of directors of Alon Israel, as applicable. The provisions of the stockholders agreement relating to approval of major transactions involving Alon Israel also apply to approval of major transactions involving significant subsidiaries of Alon Israel, including Alon.

•	The number of directors of Alon Israel must be between three and 12. The provision under the agreement currently allows Bielsol Investments (1987) Ltd. to elect six directors and the purchase organizations of the Kibbutz Movement to elect five directors.

•	There are various rights of first refusal among the stockholders who are party to the agreement.

(7)	Alon Israel has caused, or has agreed to cause, up to $15.0 million of letters of credit to be issued for the benefit of Krotz Springs. Alon Israel has the option to withdraw the $15.0 million letters of credit and acquire shares of preferred stock of Alon Refining Louisiana, Inc. (“Alon Louisiana”), a subsidiary of Alon, in an amount equal to such withdrawn letters of credit. The shares of Alon Louisiana’s preferred stock acquired upon withdrawal of the $15.0 million letters of credit are exchangeable under certain circumstances for shares of Alon common stock. Additionally, Alon has an option to issue shares of Alon common stock to Alon Israel in satisfaction of the payment obligations under promissory notes to be issued by a subsidiary of Alon in the event of a draw of any of the $15.0 million letters of credit. For more information, see “Certain Relationships and Related Party Transactions — Transactions with Management and Others — Transactions with Alon Israel — Alon Louisiana Preferred Stock Purchase Agreement” and “Certain Relationships and Related Party Transactions — Transactions with Management and Others — Transactions with Alon Israel — Stockholders Agreement.”

(8)	Africa-Israel Investments Ltd. (“Africa Israel”) filed a Schedule 13D/A on March 1, 2010 reporting that Africa Israel beneficially owned 6,255,313 shares of Alon common stock, which includes 2,579,774 shares held directly by Africa Israel and up to 3,675,539 shares underlying an option exercisable by Africa Israel during certain exercise windows, and which is mandatorily exercisable on July 1, 2011 if not exercised prior thereto. The option may only be exercised one time by Africa Israel, for all shares of Alon common stock issuable thereunder, during one of the following exercise periods: (a) during the first five trading days of the trading period window for Alon common stock on or after January 1, 2010; (b) during the first five trading days of the trading period window for Alon common stock on or after July 1, 2010; or (c) during the first five trading days of the trading period window for Alon common stock on or after January 1, 2011. To the extent Africa Israel exercises the option during one of the exercise windows that is prior to the mandatory exercise date on July 1, 2011, the number of shares to be issued will be less than 3,675,539.

According to Africa Israel’s Schedule 13D/A filed on March 1, 2010, it has sole investment and voting power over 6,255,313 shares of Alon common stock and, due to the right of first offer provided by Africa Israel to Alon Israel under a share exchange agreement, Africa Israel may be deemed to share investment and voting power over the 6,255,313 shares of Alon common stock with Alon Israel. Each of Lev Leviev, Izzy Cohen, Chaim Erez, Avinadav Grinshpon, Eitan Haber, Shmuel Shkedi, Rami Guzman, Zipora Samet, Jacques Zimmerman, Shaul Dabby, Avi Barzilay, Gidi Kadusi, Ronit Cohen Nissan, Ron Fainaro, Zviya Leviev Eliazarov and Ron Maor, the directors and executive officers of Africa Israel, may be deemed to possess shared investment and voting power over such shares of Alon common stock by virtue of their positions with Africa Israel. Each such director and/or executive officer disclaims beneficial ownership of all such shares. Furthermore, Lev Leviev, as controlling stockholder of Africa Israel, may be deemed to share beneficial ownership (both investment and voting power) of all of the shares of Alon common stock that are held by Africa Israel. Mr. Leviev disclaims beneficial ownership of all of such shares, except to the extent of his pecuniary interest therein.

Africa Israel is a publicly-held Israeli limited liability company that is listed on the TASE. As of March 1, 2010, based on information available to us, Africa Israel is beneficially owned (a) 74.83% by Lev Leviev, an Israeli citizen, and (b) 25.17% by public stockholders. One of Alon’s directors, Avinadav Grinshpon, is a director and Vice Chairman of Africa Israel. The address of Africa Israel is 4 Derech Hahoresh, Yahud, Israel.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Alon’s corporate governance guidelines, which were adopted by Alon’s board of directors on July 7, 2005, require that the board of directors exercise appropriate oversight with respect to all related-party transactions. All related party transactions are submitted to a committee of disinterested directors for approval. The board of directors and the respective disinterested directors believe that the following transactions and relationships were reasonable and in the best interest of Alon.

Transactions with Management and Others

Transactions with Alon Israel.

Alon is party to transactions with Alon Israel and certain of its subsidiaries, including Blue Square and Dor-Alon. As of August 1, 2010, Alon Israel was the beneficial owner of approximately 76% of Alon’s outstanding common stock. Alon Israel is the controlling shareholder of Blue Square and Dor-Alon. Certain of our directors, including Messrs. Wiessman and Biran, have beneficial ownership interests in Alon Israel as described in footnote 6 to the “Security Ownership of Certain Beneficial Holders and Management” table.

Collateral Fee Agreement.

On March 9, 2010, Alon entered into a line letter with Israel Discount Bank of New York (“IDB”), pursuant to which IDB agreed to provide a line of credit to Alon in a maximum amount of $60.0 million. The collateral supporting the line of credit is currently comprised of a security interest in a $30.0 million deposit account maintained at IDB by Alon Israel. On August 5, 2010, in consideration for maintaining the deposit at IDB as collateral under the line letter, Alon entered into a Collateral Fee Agreement with Alon Israel whereby it agreed to pay a fee to Alon Israel based upon a formula set forth in the agreement which includes, among other items, costs to Alon Israel associated with the deposit. Currently the fee is 6.00% per annum, and Alon expects to pay approximately $1.05 million in fees during 2010. The initial term of the Collateral Fee Agreement will end on December 31, 2010 and will be automatically extended for six month terms thereafter unless terminated by either party after the initial term with 30 days prior written notice.

Sale of Richmond Beach.

On June 1, 2010, Alon sold a parcel of land at Richmond Beach, Washington for $19.5 million to BSRE Point Wells, LP (“BSRE”), a subsidiary of Blue Square, pursuant to a Purchase and Sale Agreement dated April 22, 2010. In connection with the sale, Alon entered into a development agreement with BSRE. The agreement provides that Alon and BSRE intend to cooperate in the development and construction of a mixed-use residential and planned community real estate project on the land. As part of this agreement, Alon agreed to pay a quarterly development fee of $0.4 million beginning July 1, 2010 in exchange for the right to participate in the potential profits realized by BSRE from the development of the land.

Sale of HEP Limited Partnership Units.

In connection with a contribution of certain pipeline, product terminal and storage tank assets to HEP in 2005, Alon received, in addition to $120.0 million in cash, 937,500 subordinated Class B limited partnership units, or limited partnership units, in HEP. On January 22, 2010, Alon sold (a) 150,200 limited partnership units to Blue Square for approximately $6.0 million, (b) 150,200 limited partnership units to Dor-Alon for approximately $6.0 million, and (c) 287,258 limited partnership units to Alon Israel for cash equivalents with aggregate principal value of $12.75 million. In each transaction, the price per HEP Unit was based on the average closing price of HEP’s publicly traded Class A limited partnership units for the 30 days preceding the closing of such transaction.

Alon Louisiana Preferred Stock Purchase Agreement.

Pursuant to the terms of a Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of July 3, 2008, by and between Alon Refining Louisiana, Inc. (“Alon Louisiana”), a subsidiary of Alon, and Alon Israel, Alon Louisiana issued to Alon Israel 80,000 shares of its non-voting Series A Preferred Stock, par value $1,000.00 per share, or the non-voting preferred stock, for an aggregate purchase price of $80.0 million. On July 3, 2008, we completed the acquisition of all of the capital stock of the refining business located in Krotz Springs, Louisiana, from Valero Energy Corporation, through a subsidiary of Alon Louisiana, Alon Refining Krotz Springs, Inc. (“Krotz Springs”).

The purchase price was $333.0 million in cash plus approximately $141.5 million for working capital, including inventories. The cash portion of the purchase price and working capital payment were funded in part by proceeds from the sale of the non-voting preferred stock to Alon Israel.

Pursuant to the terms of the Stock Purchase Agreement, Alon Israel caused letters of credit in the amount of $55.0 million (the “Original L/Cs”) to be issued for the benefit of Bank of America, N.A. in order to support the borrowing base of Krotz Springs under the Loan and Security Agreement by and among Alon Louisiana, Krotz Springs, Bank of America, N.A. and the banks and financial institutions listed on the signature page thereto as “Lenders.”

Stockholders Agreement.

Non-Voting Preferred Stock.  In connection with the Stock Purchase Agreement, Alon, Alon Louisiana, Alon Israel and Alon Louisiana Holdings, Inc. (“Alon Louisiana Holdings”), a subsidiary of Alon and the holder of all of the outstanding shares of common stock of Alon Louisiana, entered into a Stockholders Agreement (the “Original Stockholders Agreement”), dated as of July 3, 2008. On March 31, 2009, Alon, Alon Louisiana, Alon Israel and Alon Louisiana Holdings entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), which amended and restated the terms of the Original Stockholders Agreement. On December 31, 2009, Alon, Alon Louisiana, Alon Israel and Alon Louisiana Holdings, entered into an amendment (the “First Amendment”) to the Stockholders Agreement, which provided for the acceleration of the mandatory exchange of the non-voting preferred stock for shares of Alon’s common stock from July 3, 2011 to December 31, 2009. Pursuant to the First Amendment, Alon issued 7,351,051 shares of Alon’s common stock in exchange for all of the non-voting preferred stock. The 7,351,051 shares of Alon common stock issued to Alon Israel in exchange for the non-voting preferred stock represented (a) the $80.0 million par value of the non-voting preferred stock plus the amount of dividends accruing thereon through July 3, 2011, divided by (b) the $14.39 per share value for Alon common stock established for purposes of the exchange pursuant to the terms of the Stockholders Agreement.

L/Cs.  Pursuant to the Stockholders Agreement, Alon Israel agreed to cause letters of credit to be issued in favor of Krotz Springs in an aggregate amount up to $25.0 million (the “Additional L/Cs” and, together with the Original L/Cs, the “L/Cs”) and Alon Israel was granted an option (the “L/C Option”), exercisable at any time the L/Cs are outstanding (but subject to the terms of the credit facilities and other binding obligations of Alon Louisiana), to withdraw the L/Cs and acquire shares of non-voting preferred stock of Alon Louisiana in an amount equal to such withdrawn L/Cs.

Alon Louisiana Holdings or Alon (subject to the terms of their respective existing credit facilities and other binding obligations) agreed to pay Alon Israel a fee (which is subject to adjustment) in consideration for causing the issuance of the L/Cs. Alon agreed to use its best efforts and to cause its affiliates to use their respective best efforts (subject to the terms of the respective existing credit facilities and other binding obligations) to (a) replace the L/Cs with its own resources or by obtaining funds or other support through commercially reasonable arrangements with third party financing sources or (b) otherwise secure the release of the letters of credit support requirements. As of August 1, 2010, $65.0 million of the $80.0 million L/Cs have been replaced and the fees payable to Alon Israel in connection with the L/Cs have been deferred.

The Stockholders Agreement provides that, in the event a beneficiary of an L/C draws upon any L/C, Alon Louisiana Holdings shall issue and deliver to Alon Israel a promissory note in a principal amount equal to the amount of such draw and bearing interest at a rate of 10.75% per annum. The promissory note will contain an option on the part of Alon, to issue shares of Alon’s common stock in satisfaction of the payment obligations thereunder on the first day Alon’s securities trading window opens after the issuance of the promissory note.

Registration Rights Agreement.  Pursuant to the terms of a Registration Rights Agreement with Alon Israel, Alon has provided Alon Israel with registration rights, including demand registration rights and “piggy-back” registration rights, with respect to Alon common stock owned by Alon Israel. Alon’s obligations are subject to limitations relating to a minimum amount of common stock required for registration, the timing of registration and other similar matters. Alon is obligated to pay all expenses incidental to such registration, excluding underwriters’ discounts and commissions and certain legal fees and expenses.

SCS Beverage.  On February 29, 2004, Alon sold 17 licenses for the sale of alcoholic beverages at 17 stores in New Mexico to SCS Beverage, Inc., a corporation treated as a pass-through entity that is wholly owned by Jeff D. Morris, Alon’s Chief Executive Officer. Under rules and regulations of the New Mexico Alcohol and Gaming Division, a holder of a license to sell alcoholic beverages in New Mexico must provide substantial documentation in the application for and annual renewal of the license, including detailed questionnaires and fingerprints of the officers and directors of each entity beneficially owning 10% or more of the holder of the license. Alon engaged in this transaction to expedite the process of renewing the licenses by limiting the required disclosures to one individual stockholder. The purchase price paid by SCS Beverage consisted of approximately $2.6 million for the 17 licenses and approximately $0.2 million for the inventory of alcoholic beverages on the closing date. The purchase price was paid by SCS Beverage issuing to Alon a demand promissory note in the amount of $2.8 million. The demand note is payable solely by transferring the licenses and inventory existing at the time of payment back to Alon. The demand note is secured by a pledge of the licenses and the inventory and a pledge of 100% of the stock of SCS Beverage. Pursuant to the purchase and sale agreement, SCS Beverage granted Alon an option to re-acquire the licenses at any time at a purchase price equal to the same purchase price paid by SCS Beverage to acquire the licenses.

As the holder of the New Mexico licenses, SCS Beverage is the only party entitled to purchase alcoholic beverages to be sold at the locations covered by the licenses and to receive revenues from the sale of alcoholic beverages at those locations. Simultaneously with the transfer of the licenses, SCS Beverage entered into a premises lease with Alon to lease space at each of the locations covered by the licenses for the purpose of conducting the alcoholic beverages concessions. The total annual payments by SCS Beverage to Alon under this premises lease agreement have averaged approximately $1.89 million over the last three fiscal years and are subject to adjustment by Alon based on the volume of sales of alcoholic beverages at the locations covered by the licenses. To date, the profits realized by SCS Beverage from the sale of alcoholic beverages at these locations have not exceeded lease payments by SCS Beverage to Alon, and Alon anticipates that this will continue to be the case in the future. As a result, Mr. Morris has not received any economic benefit from the ownership of SCS Beverage, and Alon does not anticipate that Mr. Morris will derive any economic benefit from his ownership of SCS Beverage in the future.

Alon Assets and Alon Operating Dividends.  In connection with dividend payments by Alon to its stockholders in 2009, Messrs. Morris, Hart and Concienne were paid dividends on the shares held by them in Alon Operating. The total dividends paid to Messrs. Morris, Hart and Concienne from Alon Operating in (a) 2009 were $416,650.68, $104,156.72 and $55,091.36, respectively, and (b) 2010, to date, were $310,375.57, $77,589.48 and $41,039.20, respectively. In 2009 and 2010, to date, no dividend payments were made by Alon Assets.

Alon Refining Louisiana, Inc. Dividends.  Alon Israel owned 80,000 shares of non-voting preferred stock of Alon Louisiana during 2008 and 2009. Dividends accrue on each share of such non-voting preferred stock at a rate of 10.75% per annum. No dividends were paid in respect of such shares of non-voting preferred stock in 2008 or 2009. On December 31, 2009 Alon Israel exchanged such shares of non-voting preferred stock for shares of Alon common stock. For more information, see “Transactions with Management and Others — Transactions with Alon Israel — Stockholders Agreement — Non-Voting Preferred Stock.”

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

Market Information

Our common stock is traded on the New York Stock Exchange under the symbol “ALJ.”

The following table sets forth the quarterly high and low sales prices of our common stock on the New York Stock Exchange:

Quarterly Period	High	Low

2010
Second Quarter	$7.92	$6.04
First Quarter	8.08	6.52
2009
Fourth Quarter	$10.18	$6.60
Third Quarter	11.20	8.20
Second Quarter	15.90	9.92
First Quarter	15.46	8.76
2008
Fourth Quarter	$14.91	$6.19
Third Quarter	17.00	7.31
Second Quarter	17.85	11.31
First Quarter	27.88	11.62

On          , 2010, the last closing sale price reported on the NYSE for our common stock was $      per share.

Holders

As of the record date for the rights offering, there were approximately 30 common stockholders of record.

Dividends

On March 14, 2008, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.121 million.

On June 13, 2008, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.121 million.

On September 12, 2008, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.

On December 12, 2008, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.144 million.

On April 2, 2009, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.144 million.

On June 15, 2009, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.144 million.

On September 15, 2009, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.144 million.

On December 15, 2009, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.144 million.

On March 31, 2010, we paid a regular quarterly cash dividend of $0.04 per share. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.144 million.

On June 15, 2010, we paid a regular quarterly cash dividend of $0.04 per share of our common stock. In connection with our cash dividend payment to stockholders, the non-controlling interest stockholders of Alon Assets and Alon Operating received an aggregate cash dividend of $0.285 million.

LEGAL MATTERS

The validity of the subscription rights and the shares of convertible preferred stock and common stock offered by this prospectus will be passed upon for us by Jones Day, Dallas, Texas.

EXPERTS

The consolidated financial statements of Alon USA Energy, Inc. and subsidiaries as of December 31, 2009 and 2008, for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 financial statements refers to the implementation by Alon of the authoritative guidance for fair value measurements as it relates to financial instruments effective January 1, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet website at www.alonusa.com. All of our reports filed with the SEC (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus the documents listed below, each of which should be considered an important part of this prospectus.

•	Our 2009 Annual Report on Form 10-K;

•	Our 2010 Definitive Proxy Statement on Schedule 14A (only those portions incorporated by reference into our 2009 Annual Report on Form 10-K);

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010;

•	Our Current Reports on Form 8-K filed on January 5, 2010, January 27, 2010, March 2, 2010, May 7, 2010 (excluding the information furnished under item 2.02), June 4, 2010, June 21, 2010, July 19, 2010 and August 13, 2010; and

•	The description of our common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in our Registration Statement on Form S-1 filed with the SEC on July 28, 2005 (Registration No. 333-124797).

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference herein.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Alon USA Energy, Inc., Attention: Investor Relations, 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, telephone (972) 367-3600, on the “Investor Relations” section of our website at http://www.alonusa.com or from the SEC through the SEC’s website at the web address provided under the heading “Where You Can Find More Information.” Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Alon USA Energy, Inc.

4,000,000 Subscription Rights to Subscribe for up to 4,000,000 Shares of
8.75% Series A Convertible Preferred Stock at $10.00 per Share

5,376,400 Shares of Common Stock Issuable Upon Conversion of 8.75% Series A Convertible Preferred Stock

1,700,000 Shares of Common Stock Issuable as Dividends on Shares of 8.75% Series A
Convertible Preferred Stock

PROSPECTUS

          , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Securities and Exchange Commission registration fee	$	[ • ]
Subscription agent fees and expenses		[ • ]
Information agent fees and expenses		[ • ]
Accounting fees and expenses		[ • ]
Legal fees and expenses		[ • ]
Printing and miscellaneous expenses		[ • ]
Total	$	[ • ]

Item 14.	Indemnification of Directors and Officers.

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to Alon or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by Delaware law, our certificate of incorporation provides that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we are required to advance expenses (including without limitation, attorneys’ fees), as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our certificate of incorporation are not exclusive.

We have entered into Indemnification Agreements with each of our directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in our certificate of incorporation and the Indemnification Agreements entered into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents.

We and our subsidiaries are covered by liability insurance policies which indemnify our and our subsidiaries’ directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers, or trustees, subject to limitations and conditions as set forth in the policies.

The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
3.2	Amended and Restated Bylaws of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1/A, filed by Alon on July 14, 2005, SEC File No. 333-124797).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
4.2	Indenture, dated as of October 22, 2009, by and among Alon Refining Krotz Springs, Inc. and Wilmington Trust FSB, as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K, filed by Alon on October 23, 2009, SEC File No. 001-32567).
4.3	Form of Certificate of Designation of the 8.75% Series A Convertible Preferred Stock.*
4.4	Specimen Subscription Rights Certificate.*
4.5	Specimen 8.75% Series A Convertible Preferred Stock Certificate.*
4.6	Form of Subscription Agent Agreement.‡
5.1	Opinion of Jones Day.‡
10.1	Trademark License Agreement, dated as of July 31, 2000, among Finamark, Inc., Atofina Petrochemicals, Inc. and SWBU, L.P. (incorporated by reference to Exhibit 10.3 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.2	First Amendment to Trademark License Agreement, dated as of April 11, 2001, among Finamark, Inc., Atofina Petrochemicals, Inc. and SWBU, L.P. (incorporated by reference to Exhibit 10.4 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.3	Pipeline Lease Agreement, dated as of December 12, 2007, between Plains Pipeline, L.P. and Alon USA, L.P. (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on February 2, 2008, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.4	Pipeline Lease Agreement, dated as of February 21, 1997, between Navajo Pipeline Company and American Petrofina Pipe Line Company (incorporated by reference to Exhibit 10.6 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.5	Amendment and Supplement to Pipeline Lease Agreement, dated as of August 31, 2007, by and between HEP Pipeline Assets, Limited Partnership and Alon USA, LP (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on November 8, 2007).
10.6	Contribution Agreement, dated as of January 25, 2005, among Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., T & R Assets, Inc., Fin-Tex Pipe Line Company, Alon USA Refining, Inc., Alon Pipeline Assets, LLC, Alon Pipeline Logistics, LLC, Alon USA, Inc. and Alon USA, LP (incorporated by reference to Exhibit 10.7 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.7	Pipelines and Terminals Agreement, dated as of February 28, 2005, between Alon USA, LP and Holly Energy Partners, L.P. (incorporated by reference to Exhibit 10.8 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.8	Pipeline Lease Agreement, dated as of December 12, 2007, between Plains Pipeline, L.P. and Alon USA, LP (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on February 5, 2008, SEC File No. 001-32567).
10.9	Liquor License Purchase Agreement, dated as of May 12, 2003, between Southwest Convenience Stores, LLC and SCS Beverage, Inc. (incorporated by reference to Exhibit 10.34 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.10	Premises Lease, dated as of May 12, 2003, between Southwest Convenience Stores, LLC and SCS Beverage, Inc. (incorporated by reference to Exhibit 10.35 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.11	Registration Rights Agreement, dated as of July 6, 2005, between Alon USA Energy, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.22 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
10.12	Registration Rights Agreement, dated October 22, 2009, between Alon Refining Krotz Springs, Inc. and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on October 23, 2009, SEC File No. 001-32567).
10.13	Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on June 26, 2006, SEC File No. 001-32567).
10.14	First Amendment to Amended Revolving Credit Agreement, dated as of August 4, 2006, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.25 to Form 10-K, filed by Alon on March 15, 2007 SEC File No. 001-32567).
10.15	Waiver, Consent, Partial Release and Second Amendment, dated as of February 28, 2007, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, Alon USA, LP, Edgington Oil Company, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on March 5, 2007, SEC File No. 001-32567).
10.16	Third Amendment to Amended Revolving Credit Agreement, dated as of June 29, 2007, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA Energy, Inc., Alon USA, LP, the guarantor companies and financial institutions named therein, Israel Discount Bank of New York and Bank Leumi USA (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on July 20, 2007, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.17	Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 2, 2008, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.4 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.18	Fifth Amendment to Amended Revolving Credit Agreement, dated as of July 31, 2009, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.3 to Form 10-Q, filed by Alon on August 6, 2009, SEC File No. 001-32567).
10.19	Sixth Amendment to Amended Revolving Credit Agreement, dated as of May 10, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on May 10, 2010, SEC File No. 001-32567).
10.20	Seventh Amendment to Amended Revolving Credit Agreement, dated as of June 1, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.21	Eighth Amendment to Amended Revolving Credit Agreement, dated as of June 16, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.22	Revolving Credit Line Agreement, dated March 9, 2010, by and between Alon and Israel Discount Bank of New York (incorporated by reference to Exhibit 10.96 to Form 10-K, filed by Alon on March 16, 2010, SEC File No. 001-32567).
10.23	Credit Agreement, dated March 15, 2010 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent (incorporated by reference to Exhibit 10.97 to Form 10-K, filed by Alon on March 16, 2010, SEC File No. 001-32567).
10.24	Amendment No. 1 to Credit Agreement, dated May 28, 2010 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent (incorporated by reference to Exhibit 10.3 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.25	Amendment No. 2 to Credit Agreement, dated June 15, 2010 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent (incorporated by reference to Exhibit 10.4 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.26	Amendment No. 3 to Credit Agreement, dated August 11, 2010 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on August 13, 2010, 2010, SEC File No. 001-32567).
10.27	Credit Agreement, dated May 28, 2010, by and between Alon Refining Krotz Springs, Inc. and Goldman Sachs Bank USA, as Issuing Bank (incorporated by reference to Exhibit 10.5 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.28	Amended and Restated Credit Agreement, dated as of June 29, 2007, among Southwest Convenience Stores, LLC, the lenders party thereto and Wachovia Bank, National Association (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on July 2, 2007, SEC File No. 001-32567).
10.29	Credit Agreement, dated as of June 22, 2006, among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on June 26, 2006, SEC File No. 001-32567).
10.30	Amendment No. 1 to the Credit Agreement, dated as of February 28, 2007, by and among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (incorporated by reference to Exhibit 10.3 to Form 8-K, filed by Alon on March 5, 2007, SEC File No. 001-32567).
10.31	Second Amended and Restated Credit Agreement, dated as of February 28, 2007, among Paramount Petroleum Corporation, Bank of America, N.A. and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on March 5, 2007, SEC File No. 001-32567).
10.32	First Amendment to Second Amended and Restated Credit Agreement, dated as of March 30, 2007, among Paramount Petroleum Corporation, Bank of America, N.A. and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.37 to Form 10-K, filed by Alon on March 11, 2008, SEC File No. 001-32567).
10.33	Term Loan Agreement, dated as of July 3, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Credit Suisse, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.34	First Amendment Agreement, dated as of April 9, 2009, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as successor to Credit Suisse, Cayman Islands Branch, as agent (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on August 6, 2009, SEC File No. 001-32567).
10.35	Loan and Security Agreement, dated as of July 3, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.3 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.36	First Amendment to Loan and Security Agreement, dated as of December 18, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A. (incorporated by reference to Exhibit 10.28 to Form 10-K, filed by Alon on April 10, 2009, SEC File No. 001-32567).
10.37	Second Amendment to Loan and Security Agreement, dated as of April 9, 2009, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A., as agent (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on April 27, 2009, SEC File No. 001-32567).
10.38	Amended and Restated Loan and Security Agreement, dated as of October 22, 2009 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank of America, N.A., as Agent (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on October 23, 2009, SEC File No. 001-32567).
10.39	Purchase Agreement, dated October 13, 2009, between Alon Refining Krotz Springs, Inc. and Jefferies & Co. (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on October 19, 2009, SEC File No. 001-32567).
10.40	Management and Consulting Agreement, dated as of August 1, 2003, among Alon USA, Inc., Alon Israel Oil Company, Ltd. and Alon USA Energy, Inc. (incorporated by reference to Exhibit 10.21 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).

Exhibit No.	Description of Exhibit

10.41	Amendment, dated as of June 17, 2005, to the Management and Consulting Agreement, dated as of August 1, 2003, among Alon USA, Inc., Alon Israel Oil Company, Ltd. and Alon USA Energy, Inc. (incorporated by reference to Exhibit 10.21.1 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.42	Executive Employment Agreement, dated as of July 31, 2000, between Jeff D. Morris and Alon USA GP, Inc., as amended by the Amendment to Executive/Management Employment Agreement, dated May 1, 2005 (incorporated by reference to Exhibit 10.23 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.43	Second Amendment to Executive Employment Agreement, dated as of November 4, 2008, between Jeff D. Morris and Alon USA GP, LLC (incorporated by reference to Exhibit 10.9 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.44	Executive Employment Agreement, dated as of July 31, 2000, between Claire A. Hart and Alon USA GP, Inc., as amended by the Amendment to Executive/Management Employment Agreement, dated May 1, 2005 (incorporated by reference to Exhibit 10.24 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.45	Second Amendment to Executive Employment Agreement, dated as of November 4, 2008, between Claire A. Hart and Alon USA GP, LLC (incorporated by reference to Exhibit 10.10 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.46	Executive Employment Agreement, dated as of February 5, 2001, between Joseph A. Concienne, III and Alon USA GP, Inc., as amended by the Amendment to Executive/Management Employment Agreement, dated May 1, 2005 (incorporated by reference to Exhibit 10.25 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.47	Second Amendment to Executive Employment Agreement, dated as of November 4, 2008, between Joseph A. Concienne, III and Alon USA GP, LLC. (incorporated by reference to Exhibit 10.11 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.48	Amended and Restated Management Employment Agreement, dated as of August 9, 2006, between Harlin R. Dean and Alon USA GP, LLC (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on August 10, 2006, SEC File No. 001-32567).
10.49	Amendment to Amended and Restated Management Employment Agreement, dated as of November 4, 2008, between Harlin R. Dean and Alon USA GP, LLC (incorporated by reference to Exhibit 10.12 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.50	Management Employment Agreement, dated as of September 1, 2000, between Yosef Israel and Alon USA GP, LLC (incorporated by reference to Exhibit 10.33 to Form 10-K, filed by Alon on March 15, 2006, SEC File No. 001-32567).
10.51	Amendment to Executive/Management Employment Agreement, dated as of May 1, 2005 between Yosef Israel and Alon USA GP, LLC (incorporated by reference to Exhibit 10.34 to Form 10-K, filed by Alon on March 15, 2006, SEC File No. 001-32567).
10.52	Second Amendment to Executive/Management Employment Agreement, dated as of November 4, 2008, between Yosef Israel and Alon USA GP, LLC (incorporated by reference to Exhibit 10.13 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.53	Executive Employment Agreement, dated as of August 1, 2003, between Shai Even and Alon USA GP, LLC (incorporated by reference to Exhibit 10.49 to Form 10-K, filed by Alon on March 15, 2007, SEC File No. 001-32567).
10.54	Amendment to Executive Employment Agreement, dated as of November 4, 2008, between Shai Even and Alon USA GP, LLC. (incorporated by reference to Exhibit 10.14 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.55	Agreement of Principles of Employment, dated as of July 6, 2005, between David Wiessman and Alon USA Energy, Inc. (incorporated by reference to Exhibit 10.50 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
10.56	Management Employment Agreement, dated as of October 30, 2008, between Michael Oster and Alon USA GP, LLC (incorporated by reference to Exhibit 10.71 to Form 10-K, filed by Alon on April 10, 2009, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.57	Annual Cash Bonus Plan (incorporated by reference to Exhibit 10.27 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.58	Description of 10% Bonus Plan (incorporated by reference to Exhibit 10.28 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.59	Description of Annual Bonus Plans (incorporated by reference to Exhibit 10.2 to Form 10-Q, filed by Alon on May 6, 2008, SEC File No. 001-32567).
10.60	Change of Control Incentive Bonus Program (incorporated by reference to Exhibit 10.29 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.61	Description of Director Compensation (incorporated by reference to Exhibit 10.30 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.62	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.31 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.63	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.32 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.64	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.33 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.65	Alon Assets, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.36 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.66	Alon USA Operating, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.37 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.67	Incentive Stock Option Agreement, dated as of July 31, 2000, between Alon Assets, Inc. and Jeff D. Morris, as amended by the Amendment to the Incentive Stock Option Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.38 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.68	Second Amendment to Incentive Stock Option Agreement, dated as of November 4, 2008, between Jeff D. Morris and Alon Assets, Inc. (incorporated by reference to Exhibit 10.15 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.69	Shareholder Agreement, dated as of July 31, 2000, between Alon Assets, Inc. and Jeff D. Morris, as amended by the Amendment to the Shareholder Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.39 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.70	Incentive Stock Option Agreement, dated as of July 31, 2000, between Alon USA Operating, Inc. and Jeff D. Morris, as amended by the Amendment to the Incentive Stock Option Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.40 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.71	Second Amendment to Incentive Stock Option Agreement, dated as of November 4, 2008, between Jeff D. Morris and Alon USA Operating, Inc. (incorporated by reference to Exhibit 10.16 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.72	Shareholder Agreement, dated as of July 31, 2000, between Alon USA Operating, Inc. and Jeff D. Morris, as amended by the Amendment to the Shareholder Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.41 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.73	Incentive Stock Option Agreement, dated as of July 31, 2000, between Alon Assets, Inc. and Claire A. Hart, as amended by the Amendment to the Incentive Stock Option Agreement, dated June 30, 2002 and July 25, 2002 (incorporated by reference to Exhibit 10.42 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.74	Shareholder Agreement, dated as of July 31, 2000, between Alon Assets, Inc. and Claire A. Hart, as amended by the Amendment to the Shareholder Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.43 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).

Exhibit No.	Description of Exhibit

10.75	Incentive Stock Option Agreement, dated as of July 31, 2000, between Alon USA Operating, Inc. and Claire A. Hart, as amended by the Amendment to the Incentive Stock Option Agreement, dated June 30, 2002 and July 25, 2002 (incorporated by reference to Exhibit 10.44 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.76	Shareholder Agreement, dated as of July 31, 2000, between Alon USA Operating, Inc. and Claire A. Hart, as amended by the Amendment to the Shareholder Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.45 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.77	Incentive Stock Option Agreement, dated as of February 5, 2001, between Alon Assets, Inc. and Joseph A. Concienne, III, as amended by the Amendment to the Incentive Stock Option Agreement, dated July 25, 2002 (incorporated by reference to Exhibit 10.46 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.78	Shareholder Agreement, dated as of February 5, 2001, between Alon Assets, Inc. and Joseph A. Concienne, III (incorporated by reference to Exhibit 10.47 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.79	Incentive Stock Option Agreement, dated as of February 5, 2001, between Alon USA Operating, Inc. and Joseph A. Concienne, III, as amended by the Amendment to the Incentive Stock Option Agreement, dated July 25, 2002 (incorporated by reference to Exhibit 10.48 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.80	Shareholder Agreement, dated as of February 5, 2001, between Alon USA Operating, Inc. and Joseph A. Concienne, III (incorporated by reference to Exhibit 10.49 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.81	Agreement, dated as of July 6, 2005, among Alon USA Energy, Inc., Alon USA, Inc., Alon USA Capital, Inc., Alon USA Operating, Inc., Alon Assets, Inc., Jeff D. Morris, Claire A. Hart and Joseph A. Concienne, III (incorporated by reference to Exhibit 10.52 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
10.82	Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on May 7, 2010, SEC File No. 001-32567).
10.83	Form of Restricted Stock Award Agreement relating to Director Grants pursuant to Section 12 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on August 5, 2005, SEC File No. 001-32567).
10.84	Form of Restricted Stock Award Agreement relating to Participant Grants pursuant to Section 8 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on August 23, 2005, SEC File No. 001-32567).
10.85	Form II of Restricted Stock Award Agreement relating to Participant Grants pursuant to Section 8 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to Form 8-K, filed by Alon on November 8, 2005, SEC File No. 001-32567).
10.86	Form of Appreciation Rights Award Agreement relating to Participant Grants pursuant to Section 7 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on March 12, 2007, SEC File No. 001-32567).
10.87	Form of Amendment to Appreciation Rights Award Agreement relating to Participant Grants pursuant to Section 7 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on January 27, 2010, SEC File No. 001-32567).
10.88	Form II of Appreciation Rights Award Agreement relating to Participant Grants pursuant to Section 7 of the Alon USA Energy, inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on January 27, 2010, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.89	Purchase and Sale Agreements, dated as of February 13, 2006, between Alon Petroleum Pipe Line, LP and Sunoco Pipelines, LP, (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on February 13, 2006, SEC File No. 001-32567).
10.90	Stock Purchase Agreement, dated as of April 28, 2006, among Alon USA Energy, Inc., The Craig C. Barto and Gisele M. Barto Living Trust, Dated April 5, 1991, The Jerrel C. Barto and Janice D. Barto Living Trust, Dated March 18, 1991, W. Scott Lovejoy, III and Mark R. Milano (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on May 2, 2006, SEC File No. 001-32567).
10.91	First Amendment to Stock Purchase Agreement, dated as of June 30, 2006, among Alon USA Energy, Inc., The Craig C. Barto and Gisele M. Barto Living Trust, Dated April 5, 1991, The Jerrel C. Barto and Janice D. Barto Living Trust, Dated March 18, 1991, W. Scott Lovejoy III and Mark R. Milano (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on November 14, 2006, SEC File No. 001-32567).
10.92	Second Amendment to Stock Purchase Agreement, dated as of July 31, 2006, among Alon USA Energy, Inc., The Craig C. Barto and Gisele M. Barto Living Trust, Dated April 5, 1991, The Jerrel C. Barto and Janice D. Barto Living Trust, Dated March 18, 1991, W. Scott Lovejoy III and Mark R. Milano (incorporated by reference to Exhibit 10.2 to Form 10-Q, filed by Alon on November 14, 2006, SEC File No. 001-32567).
10.93	Agreement and Plan of Merger, dated as of April 28, 2006, among Alon USA Energy, Inc., Apex Oil Company, Inc., Edgington Oil Company, and EOC Acquisition, LLC (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on May 2, 2006, SEC File No. 001-32567).
10.94	Agreement and Plan of Merger, dated March 2, 2007, by and among Alon USA Energy, Inc., Alon USA Interests, LLC, ALOSKI, LLC, Skinny’s, Inc. and the Davis Shareholders (as defined therein) (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on March 6, 2007, SEC File No. 001-32567).
10.95	Stock Purchase Agreement, dated May 7, 2008, between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on May 13, 2008, SEC File No. 001-32567).
10.96	First Amendment to Stock Purchase Agreement, dated as of July 3, 2008, by and among Valero Refining and Marketing Company, Alon Refining Krotz Springs, Inc. and Valero Refining Company-Louisiana (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.97	Series A Preferred Stock Purchase Agreement, dated as of July 3, 2008, by and between Alon Refining Louisiana, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.5 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.98	Stockholders Agreement, dated as of July 3, 2008, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.6 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.99	Amended and Restated Stockholders Agreement dated as of March 31, 2009, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.88 to Form 10-K, filed by Alon on April 10, 2009, SEC File No. 001-32567).
10.100	First Amendment to Amended and Restated Stockholders Agreement dated as of December 31, 2009, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on January 5, 2010, SEC File No. 001-32567).
10.101	Offtake Agreement, dated as of July 3, 2008, by and between Valero Marketing and Supply Company and Alon Refining Krotz Springs, Inc. (incorporated by reference to Exhibit 10.9 to Form 10-Q, filed by Alon on August 8, 2008, SEC File No. 001-32567).

Exhibit No.		Description of Exhibit

10	.102†	Earnout Agreement, dated as of July 3, 2008, by and between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc. (incorporated by reference to Exhibit 10.10 to Form 10-Q, filed by Alon on August 8, 2008, SEC File No. 001-32567).
10	.103†	First Amendment to Earnout Agreement, dated as of August 27, 2009, by and between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc. (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on November 6, 2009, SEC File No. 001-32567).
10.104		Amended and Restated Supply and Offtake Agreement, dated May 28, 2010 by and between Alon Refining Krotz Springs, Inc. and J. Aron & Company (incorporated by reference to Exhibit 10.6 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges.*
21.1		Subsidiaries of Alon USA Energy, Inc.*
23.1		Consent of KPMG LLP.*
23.2		Consent of Jones Day (included in Exhibit 5.1).‡
24.1		Power of Attorney.*
99.1		Form of Instructions for Completion of Alon USA Energy, Inc. Rights Certificates.*
99.2		Form of Notice of Guaranteed Delivery for Rights Certificates Issued by Alon USA Energy, Inc.*
99.3		Form of Letter to Stockholders who are Record Holders.*
99.4		Form of Letter to Stockholders who are Beneficial Holders.*
99.5		Form of Letter to Clients of Stockholders who are Beneficial Holders.*
99.6		Form of Beneficial Owner Election Form.*
99.7		Form of Nominee Holder Certification.*

†	Filed under confidential treatment request.

*	Filed or furnished herewith.

‡	To be filed by amendment.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the terms of any subsequent reoffering thereof.

(d) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, State of Texas, on this 23rd day of August, 2010.

ALON USA ENERGY, INC.

By:	/s/ Jeff D. Morris
Jeff D. Morris
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff D. Morris Jeff D. Morris	Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2010

/s/ David Wiessman David Wiessman	Executive Chairman of the Board	August 23, 2010

/s/ Shai Even Shai Even	Chief Financial Officer (Principal Financial and Accounting Officer)	August 23, 2010

/s/ Itzhak Bader Itzhak Bader	Director	August 23, 2010

/s/ Boaz Biran Boaz Biran	Director	August 23, 2010

/s/ Shlomo Even Shlomo Even	Director	August 23, 2010

/s/ Avinadav Grinshpon Avinadav Grinshpon	Director	August 23, 2010

/s/ Ron W. Haddock Ron W. Haddock	Director	August 23, 2010

/s/ Yeshayuhu Pery Yeshayuhu Pery	Director	August 23, 2010

/s/ Zalman Segal Zalman Segal	Director	August 23, 2010

/s/ Avraham Baiga Shochat Avraham Baiga Shochat	Director	August 23, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
3.2	Amended and Restated Bylaws of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1/A, filed by Alon on July 14, 2005, SEC File No. 333-124797).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
4.2	Indenture, dated as of October 22, 2009, by and among Alon Refining Krotz Springs, Inc. and Wilmington Trust FSB, as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K, filed by Alon on October 23, 2009, SEC File No. 001-32567).
4.3	Form of Certificate of Designation of the 8.75% Series A Convertible Preferred Stock.*
4.4	Specimen Subscription Rights Certificate.*
4.5	Specimen 8.75% Series A Convertible Preferred Stock Certificate.*
4.6	Form of Subscription Agent Agreement.‡
5.1	Opinion of Jones Day.‡
10.1	Trademark License Agreement, dated as of July 31, 2000, among Finamark, Inc., Atofina Petrochemicals, Inc. and SWBU, L.P. (incorporated by reference to Exhibit 10.3 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.2	First Amendment to Trademark License Agreement, dated as of April 11, 2001, among Finamark, Inc., Atofina Petrochemicals, Inc. and SWBU, L.P. (incorporated by reference to Exhibit 10.4 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.3	Pipeline Lease Agreement, dated as of December 12, 2007, between Plains Pipeline, L.P. and Alon USA, L.P. (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on February 2, 2008, SEC File No. 001-32567).
10.4	Pipeline Lease Agreement, dated as of February 21, 1997, between Navajo Pipeline Company and American Petrofina Pipe Line Company (incorporated by reference to Exhibit 10.6 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.5	Amendment and Supplement to Pipeline Lease Agreement, dated as of August 31, 2007, by and between HEP Pipeline Assets, Limited Partnership and Alon USA, LP (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on November 8, 2007).
10.6	Contribution Agreement, dated as of January 25, 2005, among Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., T & R Assets, Inc., Fin-Tex Pipe Line Company, Alon USA Refining, Inc., Alon Pipeline Assets, LLC, Alon Pipeline Logistics, LLC, Alon USA, Inc. and Alon USA, LP (incorporated by reference to Exhibit 10.7 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.7	Pipelines and Terminals Agreement, dated as of February 28, 2005, between Alon USA, LP and Holly Energy Partners, L.P. (incorporated by reference to Exhibit 10.8 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.8	Pipeline Lease Agreement, dated as of December 12, 2007, between Plains Pipeline, L.P. and Alon USA, LP (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on February 5, 2008, SEC File No. 001-32567).
10.9	Liquor License Purchase Agreement, dated as of May 12, 2003, between Southwest Convenience Stores, LLC and SCS Beverage, Inc. (incorporated by reference to Exhibit 10.34 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.10	Premises Lease, dated as of May 12, 2003, between Southwest Convenience Stores, LLC and SCS Beverage, Inc. (incorporated by reference to Exhibit 10.35 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.11	Registration Rights Agreement, dated as of July 6, 2005, between Alon USA Energy, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.22 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).

Exhibit No.	Description of Exhibit

10.12	Registration Rights Agreement, dated October 22, 2009, between Alon Refining Krotz Springs, Inc. and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on October 23, 2009, SEC File No. 001-32567).
10.13	Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on June 26, 2006, SEC File No. 001-32567).
10.14	First Amendment to Amended Revolving Credit Agreement, dated as of August 4, 2006, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.25 to Form 10-K, filed by Alon on March 15, 2007 SEC File No. 001-32567).
10.15	Waiver, Consent, Partial Release and Second Amendment, dated as of February 28, 2007, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, Alon USA, LP, Edgington Oil Company, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on March 5, 2007, SEC File No. 001-32567).
10.16	Third Amendment to Amended Revolving Credit Agreement, dated as of June 29, 2007, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA Energy, Inc., Alon USA, LP, the guarantor companies and financial institutions named therein, Israel Discount Bank of New York and Bank Leumi USA (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on July 20, 2007, SEC File No. 001-32567).
10.17	Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 2, 2008, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.4 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.18	Fifth Amendment to Amended Revolving Credit Agreement, dated as of July 31, 2009, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.3 to Form 10-Q, filed by Alon on August 6, 2009, SEC File No. 001-32567).
10.19	Sixth Amendment to Amended Revolving Credit Agreement, dated as of May 10, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on May 10, 2010, SEC File No. 001-32567).
10.20	Seventh Amendment to Amended Revolving Credit Agreement, dated as of June 1, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.21	Eighth Amendment to Amended Revolving Credit Agreement, dated as of June 16, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.22	Revolving Credit Line Agreement, dated March 9, 2010, by and between Alon and Israel Discount Bank of New York (incorporated by reference to Exhibit 10.96 to Form 10-K, filed by Alon on March 16, 2010, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.23	Credit Agreement, dated March 15, 2010 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent (incorporated by reference to Exhibit 10.97 to Form 10-K, filed by Alon on March 16, 2010, SEC File No. 001-32567).
10.24	Amendment No. 1 to Credit Agreement, dated May 28, 2010 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent (incorporated by reference to Exhibit 10.3 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.25	Amendment No. 2 to Credit Agreement, dated June 15, 2010 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent (incorporated by reference to Exhibit 10.4 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.26	Amendment No. 3 to Credit Agreement, dated August 11, 2010 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank Hapoalim B.M., as Administrative Agent (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on August 13, 2010, 2010, SEC File No. 001-32567).
10.27	Credit Agreement, dated May 28, 2010, by and between Alon Refining Krotz Springs, Inc. and Goldman Sachs Bank USA, as Issuing Bank (incorporated by reference to Exhibit 10.5 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
10.28	Amended and Restated Credit Agreement, dated as of June 29, 2007, among Southwest Convenience Stores, LLC, the lenders party thereto and Wachovia Bank, National Association (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on July 2, 2007, SEC File No. 001-32567).
10.29	Credit Agreement, dated as of June 22, 2006, among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on June 26, 2006, SEC File No. 001-32567).
10.30	Amendment No. 1 to the Credit Agreement, dated as of February 28, 2007, by and among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (incorporated by reference to Exhibit 10.3 to Form 8-K, filed by Alon on March 5, 2007, SEC File No. 001-32567).
10.31	Second Amended and Restated Credit Agreement, dated as of February 28, 2007, among Paramount Petroleum Corporation, Bank of America, N.A. and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on March 5, 2007, SEC File No. 001-32567).
10.32	First Amendment to Second Amended and Restated Credit Agreement, dated as of March 30, 2007, among Paramount Petroleum Corporation, Bank of America, N.A. and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.37 to Form 10-K, filed by Alon on March 11, 2008, SEC File No. 001-32567).
10.33	Term Loan Agreement, dated as of July 3, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Credit Suisse, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.34	First Amendment Agreement, dated as of April 9, 2009, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as successor to Credit Suisse, Cayman Islands Branch, as agent (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on August 6, 2009, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.35	Loan and Security Agreement, dated as of July 3, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.3 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.36	First Amendment to Loan and Security Agreement, dated as of December 18, 2008, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A. (incorporated by reference to Exhibit 10.28 to Form 10-K, filed by Alon on April 10, 2009, SEC File No. 001-32567).
10.37	Second Amendment to Loan and Security Agreement, dated as of April 9, 2009, by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A., as agent (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on April 27, 2009, SEC File No. 001-32567).
10.38	Amended and Restated Loan and Security Agreement, dated as of October 22, 2009 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank of America, N.A., as Agent (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on October 23, 2009, SEC File No. 001-32567).
10.39	Purchase Agreement, dated October 13, 2009, between Alon Refining Krotz Springs, Inc. and Jefferies & Co. (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on October 19, 2009, SEC File No. 001-32567).
10.40	Management and Consulting Agreement, dated as of August 1, 2003, among Alon USA, Inc., Alon Israel Oil Company, Ltd. and Alon USA Energy, Inc. (incorporated by reference to Exhibit 10.21 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.41	Amendment, dated as of June 17, 2005, to the Management and Consulting Agreement, dated as of August 1, 2003, among Alon USA, Inc., Alon Israel Oil Company, Ltd. and Alon USA Energy, Inc. (incorporated by reference to Exhibit 10.21.1 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.42	Executive Employment Agreement, dated as of July 31, 2000, between Jeff D. Morris and Alon USA GP, Inc., as amended by the Amendment to Executive/Management Employment Agreement, dated May 1, 2005 (incorporated by reference to Exhibit 10.23 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.43	Second Amendment to Executive Employment Agreement, dated as of November 4, 2008, between Jeff D. Morris and Alon USA GP, LLC (incorporated by reference to Exhibit 10.9 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.44	Executive Employment Agreement, dated as of July 31, 2000, between Claire A. Hart and Alon USA GP, Inc., as amended by the Amendment to Executive/Management Employment Agreement, dated May 1, 2005 (incorporated by reference to Exhibit 10.24 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.45	Second Amendment to Executive Employment Agreement, dated as of November 4, 2008, between Claire A. Hart and Alon USA GP, LLC (incorporated by reference to Exhibit 10.10 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.46	Executive Employment Agreement, dated as of February 5, 2001, between Joseph A. Concienne, III and Alon USA GP, Inc., as amended by the Amendment to Executive/Management Employment Agreement, dated May 1, 2005 (incorporated by reference to Exhibit 10.25 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.47	Second Amendment to Executive Employment Agreement, dated as of November 4, 2008, between Joseph A. Concienne, III and Alon USA GP, LLC. (incorporated by reference to Exhibit 10.11 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.48	Amended and Restated Management Employment Agreement, dated as of August 9, 2006, between Harlin R. Dean and Alon USA GP, LLC (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on August 10, 2006, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.49	Amendment to Amended and Restated Management Employment Agreement, dated as of November 4, 2008, between Harlin R. Dean and Alon USA GP, LLC (incorporated by reference to Exhibit 10.12 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.50	Management Employment Agreement, dated as of September 1, 2000, between Yosef Israel and Alon USA GP, LLC (incorporated by reference to Exhibit 10.33 to Form 10-K, filed by Alon on March 15, 2006, SEC File No. 001-32567).
10.51	Amendment to Executive/Management Employment Agreement, dated as of May 1, 2005 between Yosef Israel and Alon USA GP, LLC (incorporated by reference to Exhibit 10.34 to Form 10-K, filed by Alon on March 15, 2006, SEC File No. 001-32567).
10.52	Second Amendment to Executive/Management Employment Agreement, dated as of November 4, 2008, between Yosef Israel and Alon USA GP, LLC (incorporated by reference to Exhibit 10.13 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.53	Executive Employment Agreement, dated as of August 1, 2003, between Shai Even and Alon USA GP, LLC (incorporated by reference to Exhibit 10.49 to Form 10-K, filed by Alon on March 15, 2007, SEC File No. 001-32567).
10.54	Amendment to Executive Employment Agreement, dated as of November 4, 2008, between Shai Even and Alon USA GP, LLC. (incorporated by reference to Exhibit 10.14 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.55	Agreement of Principles of Employment, dated as of July 6, 2005, between David Wiessman and Alon USA Energy, Inc. (incorporated by reference to Exhibit 10.50 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
10.56	Management Employment Agreement, dated as of October 30, 2008, between Michael Oster and Alon USA GP, LLC (incorporated by reference to Exhibit 10.71 to Form 10-K, filed by Alon on April 10, 2009, SEC File No. 001-32567).
10.57	Annual Cash Bonus Plan (incorporated by reference to Exhibit 10.27 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.58	Description of 10% Bonus Plan (incorporated by reference to Exhibit 10.28 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.59	Description of Annual Bonus Plans (incorporated by reference to Exhibit 10.2 to Form 10-Q, filed by Alon on May 6, 2008, SEC File No. 001-32567).
10.60	Change of Control Incentive Bonus Program (incorporated by reference to Exhibit 10.29 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.61	Description of Director Compensation (incorporated by reference to Exhibit 10.30 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.62	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.31 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.63	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.32 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.64	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.33 to Form S-1, filed by Alon on May 11, 2005, SEC File No. 333-124797).
10.65	Alon Assets, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.36 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.66	Alon USA Operating, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.37 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.67	Incentive Stock Option Agreement, dated as of July 31, 2000, between Alon Assets, Inc. and Jeff D. Morris, as amended by the Amendment to the Incentive Stock Option Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.38 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.68	Second Amendment to Incentive Stock Option Agreement, dated as of November 4, 2008, between Jeff D. Morris and Alon Assets, Inc. (incorporated by reference to Exhibit 10.15 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.69	Shareholder Agreement, dated as of July 31, 2000, between Alon Assets, Inc. and Jeff D. Morris, as amended by the Amendment to the Shareholder Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.39 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.70	Incentive Stock Option Agreement, dated as of July 31, 2000, between Alon USA Operating, Inc. and Jeff D. Morris, as amended by the Amendment to the Incentive Stock Option Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.40 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.71	Second Amendment to Incentive Stock Option Agreement, dated as of November 4, 2008, between Jeff D. Morris and Alon USA Operating, Inc. (incorporated by reference to Exhibit 10.16 to Form 10-Q, filed by Alon on November 7, 2008, SEC File No. 001-32567).
10.72	Shareholder Agreement, dated as of July 31, 2000, between Alon USA Operating, Inc. and Jeff D. Morris, as amended by the Amendment to the Shareholder Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.41 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.73	Incentive Stock Option Agreement, dated as of July 31, 2000, between Alon Assets, Inc. and Claire A. Hart, as amended by the Amendment to the Incentive Stock Option Agreement, dated June 30, 2002 and July 25, 2002 (incorporated by reference to Exhibit 10.42 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.74	Shareholder Agreement, dated as of July 31, 2000, between Alon Assets, Inc. and Claire A. Hart, as amended by the Amendment to the Shareholder Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.43 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.75	Incentive Stock Option Agreement, dated as of July 31, 2000, between Alon USA Operating, Inc. and Claire A. Hart, as amended by the Amendment to the Incentive Stock Option Agreement, dated June 30, 2002 and July 25, 2002 (incorporated by reference to Exhibit 10.44 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.76	Shareholder Agreement, dated as of July 31, 2000, between Alon USA Operating, Inc. and Claire A. Hart, as amended by the Amendment to the Shareholder Agreement, dated June 30, 2002 (incorporated by reference to Exhibit 10.45 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.77	Incentive Stock Option Agreement, dated as of February 5, 2001, between Alon Assets, Inc. and Joseph A. Concienne, III, as amended by the Amendment to the Incentive Stock Option Agreement, dated July 25, 2002 (incorporated by reference to Exhibit 10.46 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.78	Shareholder Agreement, dated as of February 5, 2001, between Alon Assets, Inc. and Joseph A. Concienne, III (incorporated by reference to Exhibit 10.47 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.79	Incentive Stock Option Agreement, dated as of February 5, 2001, between Alon USA Operating, Inc. and Joseph A. Concienne, III, as amended by the Amendment to the Incentive Stock Option Agreement, dated July 25, 2002 (incorporated by reference to Exhibit 10.48 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.80	Shareholder Agreement, dated as of February 5, 2001, between Alon USA Operating, Inc. and Joseph A. Concienne, III (incorporated by reference to Exhibit 10.49 to Form S-1/A, filed by Alon on June 17, 2005, SEC File No. 333-124797).
10.81	Agreement, dated as of July 6, 2005, among Alon USA Energy, Inc., Alon USA, Inc., Alon USA Capital, Inc., Alon USA Operating, Inc., Alon Assets, Inc., Jeff D. Morris, Claire A. Hart and Joseph A. Concienne, III (incorporated by reference to Exhibit 10.52 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
10.82	Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on May 7, 2010, SEC File No. 001-32567).

Exhibit No.	Description of Exhibit

10.83	Form of Restricted Stock Award Agreement relating to Director Grants pursuant to Section 12 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on August 5, 2005, SEC File No. 001-32567).
10.84	Form of Restricted Stock Award Agreement relating to Participant Grants pursuant to Section 8 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on August 23, 2005, SEC File No. 001-32567).
10.85	Form II of Restricted Stock Award Agreement relating to Participant Grants pursuant to Section 8 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to Form 8-K, filed by Alon on November 8, 2005, SEC File No. 001-32567).
10.86	Form of Appreciation Rights Award Agreement relating to Participant Grants pursuant to Section 7 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on March 12, 2007, SEC File No. 001-32567).
10.87	Form of Amendment to Appreciation Rights Award Agreement relating to Participant Grants pursuant to Section 7 of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on January 27, 2010, SEC File No. 001-32567).
10.88	Form II of Appreciation Rights Award Agreement relating to Participant Grants pursuant to Section 7 of the Alon USA Energy, inc. 2005 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on January 27, 2010, SEC File No. 001-32567).
10.89	Purchase and Sale Agreements, dated as of February 13, 2006, between Alon Petroleum Pipe Line, LP and Sunoco Pipelines, LP, (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on February 13, 2006, SEC File No. 001-32567).
10.90	Stock Purchase Agreement, dated as of April 28, 2006, among Alon USA Energy, Inc., The Craig C. Barto and Gisele M. Barto Living Trust, Dated April 5, 1991, The Jerrel C. Barto and Janice D. Barto Living Trust, Dated March 18, 1991, W. Scott Lovejoy, III and Mark R. Milano (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on May 2, 2006, SEC File No. 001-32567).
10.91	First Amendment to Stock Purchase Agreement, dated as of June 30, 2006, among Alon USA Energy, Inc., The Craig C. Barto and Gisele M. Barto Living Trust, Dated April 5, 1991, The Jerrel C. Barto and Janice D. Barto Living Trust, Dated March 18, 1991, W. Scott Lovejoy III and Mark R. Milano (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on November 14, 2006, SEC File No. 001-32567).
10.92	Second Amendment to Stock Purchase Agreement, dated as of July 31, 2006, among Alon USA Energy, Inc., The Craig C. Barto and Gisele M. Barto Living Trust, Dated April 5, 1991, The Jerrel C. Barto and Janice D. Barto Living Trust, Dated March 18, 1991, W. Scott Lovejoy III and Mark R. Milano (incorporated by reference to Exhibit 10.2 to Form 10-Q, filed by Alon on November 14, 2006, SEC File No. 001-32567).
10.93	Agreement and Plan of Merger, dated as of April 28, 2006, among Alon USA Energy, Inc., Apex Oil Company, Inc., Edgington Oil Company, and EOC Acquisition, LLC (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by Alon on May 2, 2006, SEC File No. 001-32567).
10.94	Agreement and Plan of Merger, dated March 2, 2007, by and among Alon USA Energy, Inc., Alon USA Interests, LLC, ALOSKI, LLC, Skinny’s, Inc. and the Davis Shareholders (as defined therein) (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on March 6, 2007, SEC File No. 001-32567).
10.95	Stock Purchase Agreement, dated May 7, 2008, between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on May 13, 2008, SEC File No. 001-32567).

Exhibit No.		Description of Exhibit

10.96		First Amendment to Stock Purchase Agreement, dated as of July 3, 2008, by and among Valero Refining and Marketing Company, Alon Refining Krotz Springs, Inc. and Valero Refining Company-Louisiana (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.97		Series A Preferred Stock Purchase Agreement, dated as of July 3, 2008, by and between Alon Refining Louisiana, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.5 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.98		Stockholders Agreement, dated as of July 3, 2008, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.6 to Form 8-K, filed by Alon on July 10, 2008, SEC File No. 001-32567).
10.99		Amended and Restated Stockholders Agreement dated as of March 31, 2009, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.88 to Form 10-K, filed by Alon on April 10, 2009, SEC File No. 001-32567).
10.100		First Amendment to Amended and Restated Stockholders Agreement dated as of December 31, 2009, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd. (incorporated by reference to Exhibit 10.1 to Form 8-K, filed by Alon on January 5, 2010, SEC File No. 001-32567).
10.101		Offtake Agreement, dated as of July 3, 2008, by and between Valero Marketing and Supply Company and Alon Refining Krotz Springs, Inc. (incorporated by reference to Exhibit 10.9 to Form 10-Q, filed by Alon on August 8, 2008, SEC File No. 001-32567).
10	.102†	Earnout Agreement, dated as of July 3, 2008, by and between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc. (incorporated by reference to Exhibit 10.10 to Form 10-Q, filed by Alon on August 8, 2008, SEC File No. 001-32567).
10	.103†	First Amendment to Earnout Agreement, dated as of August 27, 2009, by and between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc. (incorporated by reference to Exhibit 10.1 to Form 10-Q, filed by Alon on November 6, 2009, SEC File No. 001-32567).
10.104		Amended and Restated Supply and Offtake Agreement, dated May 28, 2010 by and between Alon Refining Krotz Springs, Inc. and J. Aron & Company (incorporated by reference to Exhibit 10.6 to Form 10-Q, filed by Alon on August 9, 2010, SEC File No. 001-32567).
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges.*
21.1		Subsidiaries of Alon USA Energy, Inc.*
23.1		Consent of KPMG LLP.*
23.2		Consent of Jones Day (included in Exhibit 5.1).‡
24.1		Power of Attorney.*
99.1		Form of Instructions for Completion of Alon USA Energy, Inc. Rights Certificates.*
99.2		Form of Notice of Guaranteed Delivery for Rights Certificates Issued by Alon USA Energy, Inc.*
99.3		Form of Letter to Stockholders who are Record Holders.*
99.4		Form of Letter to Stockholders who are Beneficial Holders.*
99.5		Form of Letter to Clients of Stockholders who are Beneficial Holders.*
99.6		Form of Beneficial Owner Election Form.*
99.7		Form of Nominee Holder Certification.*

†	Filed under confidential treatment request.

*	Filed or furnished herewith.

‡	To be filed by amendment.